     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 23, 2002
                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                        AMERICAN MEDIA OPERATIONS, INC.
             (Exact Name of Registrant as Specified In Its Charter)

                 DELAWARE                                     2721                                    59-2094424
       (State or Other Jurisdiction               (Primary Standard Industrial                     (I.R.S. Employer
    of Incorporation or Organization)             Classification Code Number)                   Identification Number)

                            190 CONGRESS PARK DRIVE
                     SUITE 200, DELRAY BEACH, FLORIDA 33445
                                 (561) 997-7733
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                               MICHAEL B. KAHANE
                            190 CONGRESS PARK DRIVE
                     SUITE 200, DELRAY BEACH, FLORIDA 33445
                                 (561) 997-7733
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)
                             ---------------------

                                WITH A COPY TO:
                             GARY L. SELLERS, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 455-2000
                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                             ---------------------
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration number of the earlier effective Registration Statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                            PROPOSED MAXIMUM       PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF            AMOUNT TO BE         OFFERING PRICE       AGGREGATE OFFERING        AMOUNT OF
   SECURITIES TO BE REGISTERED           REGISTERED             PER NOTE               PRICE(1)          REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
10 1/4% Series B Senior
  Subordinated Notes due 2009.....      $400,000,000              100%               $400,000,000            $36,800
---------------------------------------------------------------------------------------------------------------------------
Guarantee of 10 1/4% Series B
  Senior Subordinated Notes due
  2009(2).........................      $400,000,000              100%               $400,000,000              (3)
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee.

(2) See inside facing page for additional registrant guarantors.

(3) Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee for the Guarantee is payable.

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   TABLE OF ADDITIONAL REGISTRANT GUARANTORS

      EXACT NAME OF REGISTRANT         STATE OR OTHER JURISDICTION OF      I.R.S. EMPLOYER
GUARANTOR AS SPECIFIED IN ITS CHARTER  INCORPORATION OR ORGANIZATION    IDENTIFICATION NUMBER
-------------------------------------  ------------------------------   ---------------------
AM Auto World Weekly, Inc.                    Delaware                       65-0963857
American Media Consumer Entertainment         Delaware                       65-0963852
  Inc.
American Media Consumer Magazine              Delaware                       65-0963863
  Group, Inc.
American Media Distribution &                 Delaware                       65-0963860
  Marketing Group, Inc.
American Media Property Group, Inc.           Delaware                      applied for
American Media Mini Mags, Inc.                Delaware                       65-0963854
American Media Newspaper Group, Inc.          Delaware                       65-0963864
Country Music Media Group, Inc.               Delaware                       65-0462019
Distribution Services, Inc.                   Delaware                       59-1641185
Globe Communications Corp.                    Delaware                       36-2702593
Globe Editorial, Inc.                         Delaware                       65-0963859
Mira! Editorial, Inc.                         Delaware                       65-0963841
National Enquirer, Inc.                       Florida                        59-2764097
National Examiner, Inc.                       Delaware                       65-0963855
NDSI, Inc.                                    Delaware                       59-2632066
Star Editorial, Inc.                          Delaware                       59-2719233

                                                  ADDRESS INCLUDING
                                           ZIP CODE, AND TELEPHONE NUMBER
      EXACT NAME OF REGISTRANT           INCLUDING AREA CODE, OF REGISTRANT
GUARANTOR AS SPECIFIED IN ITS CHARTER  GUARANTOR'S PRINCIPAL EXECUTIVE OFFICES
-------------------------------------  ---------------------------------------
AM Auto World Weekly, Inc.             190 Congress Park Drive
                                       Suite 200, Delray Beach, FL 33445
                                       (561) 997-7733
American Media Consumer Entertainment  190 Congress Park Drive
  Inc.                                 Suite 200, Delray Beach, FL 33445
                                       (561) 997-7733
American Media Consumer Magazine       190 Congress Park Drive
  Group, Inc.                          Suite 200, Delray Beach, FL 33445
                                       (561) 997-7733
American Media Distribution &          190 Congress Park Drive
  Marketing Group, Inc.                Suite 200, Delray Beach, FL 33445
                                       (561) 997-7733
American Media Property Group, Inc.    190 Congress Park Drive
                                       Suite 200, Delray Beach, FL 33445
                                       (561) 997-7733
American Media Mini Mags, Inc.         190 Congress Park Drive
                                       Suite 200, Delray Beach, FL 33445
                                       (561) 997-7733
American Media Newspaper Group, Inc.   190 Congress Park Drive
                                       Suite 200, Delray Beach, FL 33445
                                       (561) 997-7733
Country Music Media Group, Inc.        190 Congress Park Drive
                                       Suite 200, Delray Beach, FL 33445
                                       (561) 997-7733
Distribution Services, Inc.            190 Congress Park Drive
                                       Suite 200, Delray Beach, FL 33445
                                       (561) 997-7733
Globe Communications Corp.             190 Congress Park Drive
                                       Suite 200, Delray Beach, FL 33445
                                       (561) 997-7733
Globe Editorial, Inc.                  190 Congress Park Drive
                                       Suite 200, Delray Beach, FL 33445
                                       (561) 997-7733
Mira! Editorial, Inc.                  190 Congress Park Drive
                                       Suite 200, Delray Beach, FL 33445
                                       (561) 997-7733
National Enquirer, Inc.                190 Congress Park Drive
                                       Suite 200, Delray Beach, FL 33445
                                       (561) 997-7733
National Examiner, Inc.                190 Congress Park Drive
                                       Suite 200, Delray Beach, FL 33445
                                       (561) 997-7733
NDSI, Inc.                             190 Congress Park Drive
                                       Suite 200, Delray Beach, FL 33445
                                       (561) 997-7733
Star Editorial, Inc.                   190 Congress Park Drive
                                       Suite 200, Delray Beach, FL 33445
                                       (561) 997-7733

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED APRIL 23, 2002

PROSPECTUS

                                  $400,000,000

                        AMERICAN MEDIA OPERATIONS, INC.
           OFFER TO EXCHANGE OF $400,000,000 10 1/4% SERIES B SENIOR
            SUBORDINATED NOTES DUE 2009, WHICH HAVE BEEN REGISTERED
           UNDER THE SECURITIES ACT OF 1933, FOR ANY AND ALL 10 1/4%
            SENIOR SUBORDINATED NOTES DUE 2009 AND 10 1/4% SERIES B
                       SENIOR SUBORDINATED NOTES DUE 2009

                      MATERIAL TERMS OF THE EXCHANGE OFFER

     - The exchange offer expires 5:00 p.m., New York City time,           ,
       2002, unless extended.

     - The exchange notes to be issued shall be exchanged for up to all of our outstanding 10 1/4% Senior Subordinated Notes due 2009 issued under an indenture we entered into in 1999 and our outstanding 10 1/4% Series B Senior Subordinated Notes due 2009, issued under an indenture we entered into in 2002.

     - The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

     - All outstanding old notes that are validly tendered and not validly withdrawn will be exchanged.

     - Tenders of outstanding old notes may be withdrawn any time prior to the expiration of the exchange offer.

     - The exchange of old notes should not be a taxable exchange for U.S. federal income tax purposes.

     - We will not receive any proceeds from the exchange offer.

     - The terms of the exchange notes to be issued are substantially identical to the outstanding 1999 and 2002 notes, except for certain transfer restrictions and registration rights relating to the outstanding 2002 notes.

     YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 13 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THIS EXCHANGE OFFER.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                The date of this prospectus is           , 2002.

     No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates or any offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
FORWARD-LOOKING STATEMENTS..................................    i
WHERE YOU CAN FIND ADDITIONAL INFORMATION...................   ii
INCORPORATION BY REFERENCE..................................   ii
INDUSTRY DATA AND CIRCULATION INFORMATION...................  iii
SUMMARY.....................................................    1
SUMMARY HISTORICAL FINANCIAL INFORMATION....................   11
RISK FACTORS................................................   13
USE OF PROCEEDS.............................................   23
CAPITALIZATION..............................................   23
THE EXCHANGE OFFER..........................................   24
DESCRIPTION OF OTHER INDEBTEDNESS...........................   35
DESCRIPTION OF THE EXCHANGE NOTES...........................   37
CERTAIN U.S. FEDERAL TAX CONSEQUENCES.......................   75
PLAN OF DISTRIBUTION........................................   79
LEGAL MATTERS...............................................   80
INDEPENDENT AUDITORS........................................   80

                           FORWARD-LOOKING STATEMENTS

     Some of the information presented or incorporated by reference in this prospectus constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, in particular, the statements about our plans, strategies and prospects under the heading "Summary" included in this prospectus and under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" incorporated by reference in this prospectus. We have used the words "may," "will," "expect," "anticipate," "believe," "estimate," "plan," "intend," and similar expressions to identify forward-looking statements. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We caution you that a variety of factors could cause business conditions and results to differ materially from what is contained in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions about us, including, among other things:

     - our high degree of leverage and significant debt service obligations,

     - our ability to increase circulation and advertising revenues,

     - market conditions for our publications,

     - our ability to develop new publications and services,

     - outcomes of pending and future litigation,

     - the effects of terrorism, including bioterrorism, on our business,

     - increasing competition by domestic and foreign media companies,

     - changes in the cost of paper used by us,

     - any future changes in our management, and

     - general risks associated with the publishing industry.

     You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed under the heading "Risk Factors" included in this prospectus and the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference in this prospectus, could cause our results to differ materially from those expressed or suggested in any forward-looking statements. These forward-looking statements speak only as of the date of this prospectus, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read this information at the SEC's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

     Please call 1-800-SEC-0330 for further information on its regional public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     We, together with the subsidiary guarantors, have filed a registration statement on Form S-4 to register with the SEC the exchange notes to be issued in exchange for the old notes. This prospectus is part of that registration statement. As allowed by the SEC's rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

                           INCORPORATION BY REFERENCE

     Rather than include certain information in this prospectus that we have already included in reports filed with the SEC, we are incorporating this information by reference, which means that we can disclose important information to you by referring to those publicly filed documents containing the information. This information incorporated by reference is considered to be part of this prospectus, and future information that we file with the SEC after the date of this prospectus and prior to the termination of the exchange offer will automatically update and supersede the information in this prospectus. We incorporate by reference the following documents filed by us with the SEC and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until all the securities offered under this prospectus are sold:

     - Annual Report on Form 10-K for the fiscal year ended March 26, 2001;

     - Quarterly Report on Form 10-Q for the quarter ended June 25, 2001;

     - Quarterly Report on Form 10-Q for the quarter ended September 24, 2001;

     - Quarterly Report on Form 10-Q for the quarter ended December 24, 2001;

     - Current Report on Form 8-K dated February 5, 2002; and

     - Current Report on Form 8-K dated February 14, 2002.
                             ---------------------

                   INDUSTRY DATA AND CIRCULATION INFORMATION

     Unless otherwise specifically indicated, all statements presented or incorporated by reference in this prospectus regarding (a) circulation rankings in the United States and Canada of National Enquirer, Star, Globe, National Examiner, Weekly World News and Sun relative to other magazines based on weekly single copy circulation and of Country Weekly in its category based on bi-weekly circulation, (b) rankings in the United States and Canada of National Enquirer, Star, Globe and National Examiner relative to other magazines based on total magazine retail dollars generated, (c) our publications' share of total weekly single copy circulation in the United States and Canada and (d) the percentage that average weekly single copy circulation of our publications in the United States, Canada or outside of North America represents of total average weekly single copy circulation of our publications are based upon statistical data obtained from the report of the Audit Bureau of Circulations ("ABC") for the six months ended June 30, 2001 (which information has not been independently verified by us). Unless otherwise indicated, all average weekly circulation information for our publications is an average of actual weekly single copy circulation for the twelve months ended December 24, 2001. All references to "circulation" are to single copy and subscription circulation, unless otherwise specified. All information not described in the first sentence above regarding National Enquirer, Star, Country Weekly, and Country Music is based on Spring 2001 Mediamark Research Inc. ("MRI") syndicated research data (which information has not been independently verified by us). Information regarding magazine audience estimates (i.e., multiple readers per copy) and reader demographics for all of our other titles are based on research conducted by outside independent research companies and the individual publishers' estimates.

                                    SUMMARY

     This summary highlights information contained elsewhere in, or incorporated by reference in, this prospectus. You should read all the information contained or incorporated by reference in this prospectus carefully, including the information under the heading "Risk Factors" and the financial information included elsewhere in, or incorporated by reference in, this prospectus. Unless the context otherwise requires, "we," "us," "our" and the "Company" refer to American Media Operations, Inc. and its subsidiaries. "Holdings," refers to American Media, Inc., a Delaware corporation and our parent company. The term "1999 notes" refers to our outstanding 10 1/4% Senior Subordinated Notes due 2009, which we issued under an indenture we entered into in 1999. The term "2002 notes" refers to our outstanding 10 1/4% Series B Senior Subordinated Notes due 2009, which we issued under an indenture we entered into in 2002. The term "old notes" refers to the 1999 notes and the 2002 notes, collectively. The term "exchange notes" refers to the 10 1/4% Series B Senior Subordinated Notes due 2009, which are offered in exchange for the old notes pursuant to this prospectus. All references to a particular fiscal year are to the four fiscal quarters ended the last Monday in March of the fiscal year specified.

                        AMERICAN MEDIA OPERATIONS, INC.

OVERVIEW

     We are a leading publisher in the field of general interest magazines, publishing National Enquirer, Star, Globe, National Examiner, Weekly World News, Sun, Country Weekly, Country Music Magazine, Mira!, Auto World Magazine and other smaller publications. Our magazines' current aggregate weekly circulation is approximately 5.0 million copies. National Enquirer, Star, and Globe, our premier titles, have the first, fourth and sixth highest weekly single copy circulation, respectively, of any weekly periodical in the United States. We are the leader in total weekly single copy circulation of magazines in the United States and Canada with approximately 44% of total U.S. and Canadian circulation. We derive approximately 85% of our revenues from circulation, predominantly single copy sales in retail outlets, and the remainder from advertising and other sources. National Enquirer, Star and Globe are distributed in approximately 150,000 retail outlets in the United States and Canada, representing, in our opinion, substantially complete coverage of periodical outlets in these countries. Our subsidiary Distribution Services, Inc. ("DSI") arranges for the placement and merchandising of our publications and third-party publications at retail outlets throughout the United States and Canada. In addition, DSI provides marketing, merchandising and information-gathering services for third parties. For the twelve months ended December 24, 2001, we had operating revenues and EBITDA of $397.1 million and $135.3 million, respectively.

     Our tabloid publications are among the most well-known and widely distributed titles in the publishing industry. While our tabloid publications have a current aggregate weekly single copy circulation of approximately 4.3 million copies, they enjoy a weekly readership of over 30 million people due to multiple readers per copy sold. Our other titles (including the Mini-Mags, Micro-Mags and Digests) contribute an additional readership of over 20 million, giving our titles a total readership in excess of 50 million. As a result, we believe our publications enjoy strong consumer brand awareness with a large and loyal readership base. Our publications include the following titles:

     - National Enquirer is a weekly general interest periodical with an editorial content devoted to investigative reporting, celebrities and features, human interest stories and articles covering lifestyle topics such as health, food and household affairs. National Enquirer is the highest selling weekly periodical in the United States and Canada based on single copy circulation, selling on average 1,543,000 copies per week. National Enquirer has a total average weekly circulation of 1.9 million copies, including subscriptions, with a total estimated readership in the U.S. and Canada of 14.3 million.

     - Star is a weekly celebrity news-based periodical dedicated to covering the stars of television, movies and music, as well as the lives of the rich and famous from politics, business, royalty and other areas. Star's editorial content also incorporates fashion, health, fitness and diet features, all with a celebrity spin. Star is the fourth highest selling weekly periodical in the United States and Canada based on single copy circulation, selling on average 1,224,000 copies per week. Star has a total average weekly circulation of 1.5 million copies, including subscriptions, with a total estimated readership in the U.S. and Canada of 7.5 million.

     - Globe is a weekly tabloid with content that is much edgier than the National Enquirer and Star, with a greater emphasis on investigative crime stories. Globe is the sixth highest selling weekly periodical in the United States and Canada based on single copy circulation, selling on average 609,000 copies per week. Globe has a total average weekly circulation of 659,000 copies, including subscriptions, with an estimated readership of 4.0 million.

     - National Examiner's editorial content consists of celebrity and human-interest stories, differentiating itself from the other titles through its upbeat positioning as the "gossip, games and good news" tabloid. The National Examiner has an average weekly single copy circulation of 294,000 copies per week, with an average weekly circulation of 313,000 copies, including subscriptions. Total readership is estimated at 1.3 million.

     - Weekly World News is a tabloid devoted to the publication of entertaining, bizarre and strange but true stories. There is much humorous original content and the paper has created several characters that have become staples of pop culture. Weekly World News has an average weekly single copy circulation of 222,000 copies, with a total average weekly circulation of 243,000 copies, including subscriptions. Total readership is estimated at 1.0 million.

     - Sun's editorial content is skewed to an older target audience and focuses on religion, health, holistic remedies, predictions and prophecies. Sun also includes entertaining and unusual articles from around the world. Sun has an average weekly single copy circulation of approximately 147,000 copies, with a total readership estimated at 600,000.

     - Country Weekly is a special interest magazine presenting various aspects of country music and related lifestyles, events and personalities, and has the highest weekly circulation of any such magazine in its category. Country Weekly is a bi-weekly publication and has an average single copy circulation of 218,000 copies, with a total average bi-weekly circulation of 413,000 copies, including subscriptions. Total readership is estimated at 2.8 million.

     - Country Music Magazine is a bi-monthly publication that is also a special interest magazine presenting various aspects of country music and related lifestyles, events and personalities. We acquired Country Music Magazine on August 1, 2000. Country Music Magazine has an average single copy circulation of approximately 19,000 copies, with a total average circulation of 329,000 copies, including subscriptions. Country Music Magazine has an estimated total readership of 4.8 million.

     - Mini-Mags, Micro-Mags and Digest are pocket-sized books covering such topics as diets, health, horoscopes, astrology and pets. We believe we are the largest such publisher in the field, producing a total of approximately 100 million copies annually.

     - Mira! is a Spanish language magazine that features exclusive news, gossip and goings-on about the hottest stars in the Latino community, along with interviews and in-depth stories spotlighting them at work and at play. It is distributed at checkout counters in supermarkets, bodegas and mass merchandisers in the top 43 Hispanic markets in the United States. The magazine was launched in June 2000 and has a bi-weekly circulation of 100,000 and an estimated total readership of 500,000.

     - Auto World Magazine targets the in-market buyer and is the only automotive magazine sold at checkout counters in supermarkets and mass merchandisers. The readership is 33% female, giving Auto World by far the highest number of women readers of any automotive title. Articles focus on buying new and pre-owned cars, road tests, comparison tests, news, pricing, recalls and rebates. Auto World Magazine is a monthly publication with a circulation of 100,000 and an estimated total readership of 1.5 million.

COMPETITIVE STRENGTHS

     We believe that the following factors have contributed to the leading market position of our publications:

     - STRONG WELL-ESTABLISHED BRAND NAMES. Each of our tabloid publications have leading positions in their respective categories. National Enquirer, whose predecessors date back to 1926, and Globe and Star, which commenced publication in 1953 and 1974, respectively, have been three of the leading general interest magazines for over 25 years and are read by an estimated 25 million people per week. We believe that our brand names are among the most familiar magazine titles to consumers and are synonymous with the celebrity genre. We believe that the long history and strong brand identity of our publications has allowed us to establish a large and loyal readership base.

     - EXTENSIVE EDITORIAL SOURCING CAPABILITIES. We have long-established editorial departments that source the stories, features and news items that appear in our publications. Because a significant amount of our editorial content is based on investigative reporting, our publications are "first source" or "breaking story" magazines for our readers. We have an extensive and reliable sourcing network, consisting of many sources that have a long term history with us.

     - BROAD DISTRIBUTION BASE. Our publications are sold in all 50 states in the United States, as well as in Canada and, to a lesser extent, the United Kingdom and continental Europe. Our distribution in the United States includes virtually all of the leading supermarket chains, major convenience store chains and leading mass merchandisers as well as a broad base of regional and local newsstand outlets. We believe that National Enquirer, Star and Globe enjoy broad distribution because they are consistently among the highest revenue producing magazines to retailers and are currently ranked second, fourth and seventh, respectively, in terms of total magazine retail dollars generated. In addition, DSI, our subsidiary that works with retailers to design their front-end racks and position magazines for increased sales, provides a value-added service to the retailers and helps to further strengthen our retailer relationships and distribution. Our distribution base also allows us to efficiently launch new titles such as Mira! and Auto World Magazine, and expand the distribution of acquired titles such as Globe.

     - STRONG MANAGEMENT TEAM. David J. Pecker, our chairman and chief executive officer, has over 20 years of experience in the publishing industry, including as chief executive officer and president of Hachette Filipacchi Magazines, Inc., the third largest magazine publisher in the United States. Since the Acquisition (as defined below) in 1999, he has recruited many other senior managers in finance, legal, editorial and advertising. Our management has successfully executed its strategy which has resulted in an increase in our operating revenues and EBITDA of approximately $103.7 million and $38.9 million, respectively, from fiscal year 1999 to the twelve months ended December 24, 2001.

BUSINESS STRATEGY

     - EXPAND READERSHIP AND UTILIZE PRICE FLEXIBILITY. We intend to increase editorial content in certain publications, continue our aggressive promotion of our brands and prudently utilize price flexibility to increase readership and revenues. Beginning in April 2002 we expanded National Enquirer and Star to 60 pages from 48 pages, comprised primarily of expanded news stories and additional celebrity photographs. The introduction of the expanded issues was initiated with a price increase for National Enquirer and Star from $1.89 to $2.09. Research conducted on 60 page trial issues indicated strong consumer response. This change in size and cover price was supported by our continued promotional campaign consisting of television, newspaper and outdoor advertising, in-store promotion at the checkout and editors' letters in National Enquirer and Star. We also raised the cover prices of several of our other publications at the same time. Historically, moderate, periodic cover price increases have not materially affected single copy circulation of our publications.

     - INCREASE ADVERTISING REVENUES. We intend to continue marketing the appeal and competitive advantages of advertising in our publications. Since our Acquisition in 1999, we have successfully enhanced the credibility of our publications, which has allowed us to market to a broader advertiser base. Since 1999, we have added advertisers from the entertainment, package goods and health industries which had previously not advertised with us. We have increased advertising revenues by 70% from fiscal year 1999 to the twelve months ended December 24, 2001, and we believe we have a significant opportunity to continue this growth.

     - BUILD ON STRENGTH OF DSI. DSI is a marketing organization whose primary function is to coordinate the placement and merchandising of our publications and other third-party publications at retail outlets throughout the United States and Canada. In addition, DSI is selected by retailers to coordinate the rack design, installation and positioning of magazines for approximately 50% (based on our estimates) of all new front-end racking programs initiated annually in the United States. As a result of its broad market presence, we believe DSI is a strong platform to more favorably display titles we may develop or acquire. DSI also intends to expand its third-party client base of publishers which require marketing and merchandising of their publications. DSI's third-party clients currently include Hachette Filipacchi, which publishes Woman's Day and Elle; Gruner & Jahr USA/Publishing, which publishes Family Circle, Rosie, Fitness, Parents and YM; Wenner Media, Inc., which publishes US Weekly, Rolling Stone and Men's Journal; and Newsweek, Inc., which publishes Newsweek. DSI also recently reached an agreement to represent Bauer Publishing, which publishes First for Women and Women's World.

     - EXPAND CUSTOM PUBLISHING AND SPECIAL MAGAZINES GROUP. We are leveraging our brand recognition and publishing and distribution infrastructure to increase revenues through custom publishing and special magazines. For example, in fiscal year 2002 we published a commemorative series of magazines covering the terrorist attacks on the United States and the life story of Dale Earnhardt, which we estimate will generate approximately $6.5 million in revenues. We are also actively pursuing custom publishing opportunities such as custom magazines and book opportunities which utilize our archives and leverage our brand.

     - PURSUE COMPLEMENTARY ACQUISITIONS. We intend to selectively pursue additional titles whose circulation can be increased through our distribution network or whose titles will complement our existing business. We have a successful track record of acquiring magazines and increasing revenues and profitability. For example, in 1999 we acquired the Globe properties and within one year we increased EBITDA for such properties by over 150%.

AMENDMENT TO OUR CREDIT FACILITY

     On February 11, 2002, we amended our credit facility to (i) permit us to incur the indebtedness represented by the 2002 notes and the related guarantees,
(ii) permit us to use 50% of the gross proceeds from the issuance and sale of the 2002 notes to make a distribution to Holdings to enable Holdings to make a further distribution to EMP Group L.L.C. ("LLC"), Holdings' parent entity, (iii) require us to use the remaining net proceeds from the offering of the 2002 notes after making such distribution to prepay term loans under our credit facility,
(iv) provide for an increase in the interest rate spread with respect to the tranche B and tranche B-1 term loans under certain circumstances, (v) provide more flexibility with respect to our ability to enter into hedging agreements to hedge our interest-bearing liabilities and (vi) modify certain financial covenants. See "Description of Other Indebtedness."

     Effective March 26, 2002, Holdings entered into two interest rate swap agreements, which effectively convert a portion of our fixed-rate debt to variable rate debt. The aggregate notional amount of the two agreements is $150 million.

THE ACQUISITION

     On May 7, 1999, LLC, a company formed by Evercore Capital Partners L.P., a private equity firm ("Evercore"), acquired Holdings, our parent company (the "Acquisition"). Evercore and certain other investors (the "Investors"), including Mr. Pecker, made an equity investment of $235.0 million in LLC and became beneficial owners of 100% of the common stock of Holdings.

                               THE EXCHANGE OFFER

EXCHANGE NOTES................   The forms and terms of the exchange notes are
                                 identical in all material respects to the terms of the old notes, except for certain transfer restrictions, registration rights and liquidated damages provisions relating to the 2002 notes.

OLD NOTES.....................   In August 1999, we issued the 1999 notes in a
                                 transaction registered under the Securities
                                 Act, under an indenture that we entered into in 1999, in exchange for notes previously issued in a private offering. On February 14, 2002, we sold the 2002 notes in a private offering. The
                                 2002 notes were issued under a new indenture, which is substantially similar to the 1999 indenture. The 2002 notes also contain certain transfer restrictions and registration rights.

THE EXCHANGE OFFER............   We are offering to exchange up to $250,000,000
                                 of exchange notes for up to $250,000,000 of 1999 notes and up to $150,000,000 of exchange notes for up to $150,000,000 of 2002 notes. The objective of the exchange offer is to create a single series of debt securities having a total outstanding principal amount which is larger than that of either the 1999 notes or the 2002 notes as separate series, thus resulting in greater liquidity for the exchange notes.
                                 However, see "Risk Factors -- Because the total outstanding principal of the exchange notes will include the total outstanding principal amount of the 1999 notes and the 2002 notes, you will experience an immediate dilution of your percentage of ownership of such series."
                                 Old notes may be exchanged only in $1,000 increments.

EXPIRATION DATE; WITHDRAWAL OF
TENDER........................   Unless we extend the exchange offer, it will
                                 expire at 5:00 p.m., New York City time, on
                                           , 2002. You may withdraw any old
                                 notes you tender pursuant to the exchange offer at any time prior to the expiration of the exchange offer. We will return, as promptly as practicable after the expiration or termination of the exchange offer, any old notes not accepted for exchange for any reason without expense to you.

CERTAIN CONDITIONS TO THE
EXCHANGE OFFER................   The exchange offer is subject to the following
                                 conditions, which we may waive, which permit us to refuse acceptance of the old notes or to terminate the exchange offer if:

                                      - a lawsuit is instituted or threatened in
                                        a court or before a government agency
                                        which may impair our ability to proceed
                                        with the exchange offer;

                                      - a law, statute, rule or regulation is
                                        proposed or enacted or interpreted by
                                        the SEC which may impair our ability to
                                        proceed with the exchange offer; or

                                      - any governmental approval is not
                                        received which we think is necessary to
                                        consummate the exchange offer.

PROCEDURES FOR TENDERING OLD
NOTES.........................   If you wish to accept the exchange offer, you
                                 must complete, sign and date the appropriate letter(s) of transmittal in accordance with the instructions, and deliver the appropriate letter(s) of transmittal, along with the old notes and any other required documentation, to the exchange agent. A separate letter of transmittal must be used for each of the 1999 notes and the 2002 notes.

                                 By executing the letter(s) of transmittal relating to the old notes, you will represent to us that, among other things:

                                      - any exchange notes you receive will be
                                        acquired in the ordinary course of your
                                        business;

                                      - you have no arrangement or understanding
                                        with any person to participate in the
                                        distribution of the exchange notes; and

                                      - you are not an affiliate of the Company
                                        or, if you are an affiliate, you will
                                        comply with the registration and
                                        prospectus delivery requirements of the
                                        Securities Act to the extent applicable.

                                 If you hold your old notes through The
                                 Depository Trust Company and wish to
                                 participate in the exchange offer, you may do so through The Depository Trust Company's Automated Tender Offer Program. By participating in the exchange offer, you will agree to be bound by the appropriate letter(s) of transmittal as though you had executed such respective letter(s) of transmittal.

INTEREST ON THE EXCHANGE
NOTES.........................   Interest on the exchange notes will accrue from
                                 the date of their issuance at the rate of 10 1/4% per annum. Interest on the old notes exchanged for exchange notes will cease to accrue upon issuance of the exchange notes.

PAYMENT OF INTEREST ON THE
EXCHANGE NOTES................   Interest is payable every six months on May 1
                                 and November 1, commencing on November 1, 2002.
                                 The interest payment made to holders of the exchange notes on November 1, 2002 will include the interest on the old notes exchanged for such exchange notes accrued and unpaid as of the date of issuance of the exchange notes.

SPECIAL PROCEDURES FOR
BENEFICIAL OWNERS.............   If you are a beneficial owner whose old notes
                                 are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender such old notes in the exchange offer, please contact the registered holder as soon as possible and instruct them to tender on your behalf and comply with our instructions set forth elsewhere in this prospectus.

GUARANTEED DELIVERY
PROCEDURE.....................   If you wish to tender your old notes, you may,
                                 in certain instances, do so according to the guaranteed delivery procedures set forth elsewhere in this prospectus under "The
                                 Exchange Offer -- Guaranteed Delivery
                                 Procedures."

EXCHANGE AND REGISTRATION
RIGHTS AGREEMENT..............   On February 14, 2002, we sold the 2002 notes
                                 and the related guarantees to the initial purchasers in a transaction exempt from the registration requirements of the Securities
                                 Act. At that time, we entered into an exchange and registration rights agreement with the initial purchasers that grants the holders of the 2002 notes certain exchange and registration rights. The exchange offer satisfies those rights, which terminate upon consummation of the exchange offer. You will not be entitled to any exchange or registration rights with respect to the exchange notes. Because the 1999 notes were issued pursuant to an effective registration statement, the ability of holders of 1999 notes to reoffer, resell or otherwise dispose of their 1999 notes will not be affected by their failure to participate in the exchange offer.
                                 However, both 1999 notes and 2002 notes that are not tendered in the exchange offer may experience a significantly more limited trading market, which might adversely affect the liquidity of any remaining 1999 notes or 2002 notes. See "Risk Factors -- The market value of your current notes may be lower if you do not exchange your old notes or fail to properly tender your old notes for exchange."

CERTAIN FEDERAL TAX
CONSIDERATIONS................   With respect to the exchange of the old notes
                                 for the exchange notes:

                                      - the exchange should not constitute a
                                        taxable exchange for U.S. federal income tax purposes;

                                      - you should not recognize gain or loss
                                        upon receipt of the exchange notes;

                                      - you must include interest in gross
                                        income to the same extent as the old
                                        notes; and

                                      - you should be able to tack the holding
                                        period of the exchange notes to the
                                        holding period of the old notes.

USE OF PROCEEDS...............   We will not receive any proceeds from the
                                 exchange of old notes pursuant to the exchange offer.

EXCHANGE AGENT................   We have appointed JPMorgan Chase Bank as the
                                 exchange agent for the exchange offer. The address of the Exchange Agent is 3800 Colonnade
                                 Parkway, Birmingham, Alabama 35243 and its telephone number at that address is (205)
                                 968-0506.

                               THE EXCHANGE NOTES

     Pursuant to the exchange offer, we are offering to exchange up to $400,000,000 million aggregate principal amount of the exchange notes for up to an equal aggregate principal amount of 1999 notes and 2002 notes. The form and terms of the exchange notes are the same as the form and terms of the 1999 notes, except for the total outstanding principal amount. The form and terms of the exchange notes are the same as the form and terms of the 2002 notes, except for the total outstanding principal amount and except that the exchange notes will have been registered under the Securities Act and will not bear legends restricting their transfer. The holders of exchange notes will not be entitled to certain rights of holders of 2002 notes under the exchange and registration rights agreement, which rights will terminate upon the consummation of the exchange offer.

     The exchange notes will evidence the same debt of the 1999 notes and the 2002 notes and will be issued under, and be entitled to the benefits of, the indenture, dated as of February 14, 2002, between us, our subsidiary guarantors and JPMorgan Chase Bank. This indenture has terms substantially similar to the indenture, dated May 7, 1999, between us, our subsidiary guarantors and JPMorgan Chase Bank pursuant to which the 1999 notes were issued.

ISSUER........................   American Media Operations, Inc.

NOTES OFFERED.................   $400,000,000 in aggregate principal amount of
                                 10 1/4% Series B Senior Subordinated Notes due
                                 2009.

MATURITY DATE.................   May 1, 2009.

INTEREST......................   Annual rate: 10 1/4%

                                 Payment frequency: every six months on May 1 and November 1, commencing November 1, 2002. Interest on the old notes will be paid on May 1, 2002.

                                 First payment: November 1, 2002.

OPTIONAL REDEMPTION...........   On and after May 1, 2004, we may redeem some or
                                 all of the exchange notes at the redemption prices listed in the section entitled
                                 "Description of the Exchange Notes -- Optional
                                 Redemption." Prior to such date, we may not redeem the exchange notes, except pursuant to a change of control and at the request of the note holders.

CHANGE OF CONTROL.............   Upon the occurrence of a change of control, you
                                 will have the right to require us to repurchase all or a portion of your exchange notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages thereon, if any, to the date of repurchase; provided, however, that notwithstanding a change of control, we will not be obligated to repurchase the exchange notes pursuant to a change of control offer in the event that we have exercised our right to redeem all the exchange notes, as described under "Optional Redemption" above. See "Description of the Exchange
                                 Notes -- Change of Control."

NOTE GUARANTEES...............   The exchange notes will be fully and
                                 unconditionally guaranteed (each such
                                 guarantee, a "Note Guarantee"), on an unsecured senior subordinated basis by each of our subsidiaries existing on the issue date of the exchange notes and by each of our future wholly-owned domestic restricted subsidiaries
                                 (collectively, the "Note Guarantors"). The Note
                                 Guarantees will be subordinated to the
                                 guarantees of our senior indebtedness issued by the Note Guarantors under our credit facility.
                                 See "Description of the Exchange
                                 Notes -- Overview of the Exchange Notes and the
                                 Note Guarantees -- The Note Guarantees."

RANKING.......................   The exchange notes will be unsecured and
                                 subordinated in right of payment to all of our existing and future senior indebtedness, including all of our borrowings under our credit facility. The exchange notes will rank equal in right of payment with all of our existing and future senior subordinated indebtedness (including any old notes not exchanged for exchange notes) and senior to all of our future subordinated obligations. We are a holding company and as such we derive all of our operating income and cash flow from our subsidiaries. The Note Guarantees will be unsecured and subordinated in right of payment to all existing and future senior indebtedness of the Note Guarantors, including all guarantees of the Note Guarantors under our credit facility. The Note Guarantees will rank equal in right of payment with all of the existing and future senior subordinated indebtedness of the Note Guarantors (including the guarantees of any old notes not exchanged for exchange notes) and be senior to all of the existing and future subordinated obligations of the Note Guarantors. See "Description of the
                                 Notes -- Ranking."

                                 As adjusted for the offering of the 2002 notes and the use of proceeds therefrom, as of December 24, 2001, there would have been outstanding:

                                   (a) $350.8 million of senior indebtedness of
                                       the Company (excluding unused commitments under our credit facility), all of which would have been secured indebtedness;

                                   (b) $400.9 million of senior subordinated
                                       indebtedness of the Company (including
                                       the old notes) and no indebtedness of the Company that is subordinate or junior in right of repayment to the exchange notes;

                                   (c) no senior indebtedness of the Note
                                       Guarantors (excluding their guarantees of our indebtedness under our credit facility); and

                                   (d) no senior subordinated indebtedness of
                                       the Note Guarantors (excluding the
                                       guarantees of the old notes and the Note
                                       Guarantees) and no indebtedness of the
                                       Note Guarantors that is subordinate or
                                       junior in right of payment to the
                                       guarantees of the old notes.

                                 The indenture relating to the exchange notes permits us and our subsidiaries to incur a significant amount of additional indebtedness.

CERTAIN COVENANTS.............   The indenture under which the exchange notes
                                 will be issued and under which the 2002 notes were issued, limits, among other things, our ability and the ability of our subsidiaries to:

                                      - borrow money;

                                      - guarantee other indebtedness;

                                      - use assets as security in other
                                        transactions;

                                      - pay dividends on stock, redeem stock or
                                        redeem subordinated debt;

                                      - make investments;

                                      - enter into agreements that restrict
                                        dividends from subsidiaries;

                                      - sell assets;

                                      - enter into affiliate transactions;

                                      - sell capital stock of subsidiaries;

                                      - enter into new lines of business; and

                                      - merge or consolidate.

                                 For more details, see "Description of the Exchange Notes -- Certain Covenants."

ABSENCE OF A PUBLIC MARKET FOR
THE EXCHANGE NOTES............   In general, you may freely transfer the
                                 exchange notes. However, there are exceptions to this general statement. Holders of exchange notes may not freely transfer the exchange notes if:

                                      - they acquire the exchange notes outside
                                        of their ordinary course of business;

                                      - they have an arrangement with any person
                                        to participate in the distribution of
                                        the exchange notes; or

                                      - they are an affiliate of ours.

                                 Further, the exchange notes will be new
                                 securities for which there will not initially be a market. As a result, the development or liquidity of any market for the exchange notes may not occur. The initial purchasers of the 2002 notes have advised us that they currently intend to make a market in the exchange notes. However, you should be aware that the initial purchasers are not obligated to do so. In the event such a market may develop, the initial purchasers may discontinue it any time without notice. We do not intend to apply for listing of the exchange notes on any securities exchange or on any automated dealer quotation system.

USE OF PROCEEDS...............   We will not receive proceeds from the exchange
                                 offer.

                                  RISK FACTORS

     You should carefully consider the information under the caption "Risk Factors" and all other information contained or incorporated by reference in this prospectus before tendering your old notes.

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

    The following table sets forth certain of our summary historical financial information and the notes related thereto. The summary historical financial information as of and for the fiscal periods ended March 29, 1999, May 6, 1999, March 27, 2000, and March 26, 2001 has been derived from, and should be read in conjunction with, our audited historical financial statements and the notes related thereto, which have been audited by Arthur Andersen LLP, independent auditors, and which are incorporated by reference in this prospectus. The unaudited summary historical financial information as of and for the three fiscal quarters ended December 25, 2000 and December 24, 2001 has been derived from, and should be read in conjunction with, our unaudited financial statements and the notes related thereto incorporated by reference in this prospectus. The unaudited summary historical financial information as of and for the twelve months ended December 24, 2001 has been derived from our historical financial information as of and for the three fiscal quarters ended December 24, 2001, plus our results for the fiscal quarter ended March 26, 2001 (which are derived from our results for the fiscal year ended March 26, 2001). In our opinion, all adjustments (which consist only of normal recurring entries) considered necessary for a fair presentation have been included in our unaudited financial statements. Interim results for the three fiscal quarters ended December 24, 2001 are not necessarily indicative of, or projections for, the results to be expected for the full fiscal year ending March 25, 2002. The parent of American Media Operations, Inc. was purchased on May 7, 1999 resulting in a change in the historical cost basis of various assets and liabilities. Accordingly, the historical financial information provided herein for periods prior to May 7, 1999 is not comparable to post-acquisition financial information. For purposes of this presentation, all historical financial information for periods prior to May 7, 1999 are referred to as the "Predecessor Company" and all periods subsequent to May 6, 1999 are referred to as the "Company". A solid black vertical line has been inserted in the table where financial information may not be comparable across periods. The following Summary Historical Financial Information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the notes related thereto incorporated by reference in this prospectus.

                                            PREDECESSOR COMPANY                        THE COMPANY
                                          -----------------------      -------------------------------------------
                                                                        FORTY-SIX
                                           FISCAL      SIX WEEKS       WEEKS FROM                     THREE FISCAL
                                            YEAR         FROM          MAY 7, 1999    FISCAL YEAR       QUARTERS
                                            ENDED      MARCH 30,         THROUGH         ENDED           ENDED
                                          MARCH 29,     THROUGH         MARCH 27,      MARCH 26,      DECEMBER 25,
                                            1999      MAY 6, 1999         2000            2001            2000
                                          ---------   -----------      -----------    -----------     ------------
                                          (DOLLARS IN THOUSANDS)                 (DOLLARS IN THOUSANDS)
STATEMENT OF INCOME (LOSS) DATA:
Operating revenues:
 Circulation............................  $248,630      $26,215        $  251,338      $  340,079      $  253,682
 Advertising............................    23,460        2,640            22,521          37,141          26,004
 Other..................................    21,369        2,308            20,187          20,563          15,554
                                          --------      -------        ----------      ----------      ----------
                                           293,459       31,163           294,046         397,783         295,240
Operating expenses:
 Editorial..............................    28,906        3,040            29,567          39,286          29,384
 Production.............................    79,691        7,784            71,465         103,132          75,346
 Distribution, circulation and other
   cost of sales........................    67,640        6,624            58,168          75,012          56,583
 Selling, general and administrative....    26,212        3,248            37,865          41,050          31,972
 Gain on sale of assets(1)..............    (6,499)          --                --              --              --
 Depreciation and amortization..........    32,110        3,703            57,209          76,733          57,768
                                          --------      -------        ----------      ----------      ----------
                                           228,060       24,399           254,274         335,213         251,053
Operating income........................    65,399        6,764            39,772          62,570          44,187
Interest expense........................   (46,897)      (4,837)          (57,466)        (71,742)        (54,084)
Other income (expense), net(2)..........     2,943           25               125             751             806
                                          --------      -------        ----------      ----------      ----------
Income before income taxes and
 extraordinary charge...................    21,445        1,952           (17,569)         (8,421)         (9,091)
Income taxes............................    13,559        1,365             1,361           6,875           4,133
                                          --------      -------        ----------      ----------      ----------
Income (loss) before extraordinary
 charge.................................     7,886          587           (18,930)        (15,296)        (13,224)
Extraordinary charge, net of income
 taxes(3)...............................    (2,161)          --            (2,581)             --              --
                                          --------      -------        ----------      ----------      ----------
Net income (loss).......................  $  5,725      $   587        ($  21,511)     ($  15,296)     ($  13,224)
                                          ========      =======        ==========      ==========      ==========
BALANCE SHEET DATA:
Total assets............................  $616,838                     $1,166,964      $1,134,990      $1,113,667
Total debt..............................   471,134                        680,874         680,874         680,874
Total stockholder's equity..............    60,198                        201,698         186,493         188,543
OTHER DATA:
EBITDA(4)...............................  $ 96,347      $10,467        $   96,982         139,303         101,955
Capital expenditures....................    15,019          717            13,330          27,875          17,682
Ratio of earnings to fixed charges(5)...       1.5x         1.4x              0.7x            0.9x            0.8x

                                                  THE COMPANY
                                          ---------------------------

                                          THREE FISCAL      TWELVE
                                            QUARTERS        MONTHS
                                             ENDED          ENDED
                                          DECEMBER 24,   DECEMBER 24,
                                              2001           2001
                                          ------------   ------------
                                            (DOLLARS IN THOUSANDS)
STATEMENT OF INCOME (LOSS) DATA:
Operating revenues:
 Circulation............................   $  250,517     $  336,914
 Advertising............................       29,182         40,319
 Other..................................       14,881         19,890
                                           ----------     ----------
                                              294,580        397,123
Operating expenses:
 Editorial..............................       29,033         38,935
 Production.............................       78,590        106,376
 Distribution, circulation and other
   cost of sales........................       57,980         76,409
 Selling, general and administrative....       31,050         40,128
 Gain on sale of assets(1)..............           --             --
 Depreciation and amortization..........       58,641         77,606
                                           ----------     ----------
                                              255,294        339,454
Operating income........................       39,286         57,669
Interest expense........................      (48,581)       (66,239)
Other income (expense), net(2)..........          127             72
                                           ----------     ----------
Income before income taxes and
 extraordinary charge...................       (9,168)        (8,498)
Income taxes............................        3,990          6,732
                                           ----------     ----------
Income (loss) before extraordinary
 charge.................................      (13,158)       (15,230)
Extraordinary charge, net of income
 taxes(3)...............................           --             --
                                           ----------     ----------
Net income (loss).......................   ($  13,158)    ($  15,230)
                                           ==========     ==========
BALANCE SHEET DATA:
Total assets............................   $1,088,593     $1,088,593
Total debt..............................      670,079        670,079
Total stockholder's equity..............      172,303        172,303
OTHER DATA:
EBITDA(4)...............................       97,927        135,275
Capital expenditures....................       19,417         29,610
Ratio of earnings to fixed charges(5)...          0.8x           0.9x

                                            PREDECESSOR COMPANY                        THE COMPANY
                                          -----------------------      -------------------------------------------
                                                                        FORTY-SIX
                                           FISCAL      SIX WEEKS       WEEKS FROM                     THREE FISCAL
                                            YEAR         FROM          MAY 7, 1999    FISCAL YEAR       QUARTERS
                                            ENDED      MARCH 30,         THROUGH         ENDED           ENDED
                                          MARCH 29,     THROUGH         MARCH 27,      MARCH 26,      DECEMBER 25,
                                            1999      MAY 6, 1999         2000            2001            2000
                                          ---------   -----------      -----------    -----------     ------------
                                          (DOLLARS IN THOUSANDS)                 (DOLLARS IN THOUSANDS)
AS ADJUSTED FINANCIAL INFORMATION:(6)
Cash interest expense(7)................
Total debt..............................
Ratio of EBITDA to cash interest
 expense(7).............................
Ratio of total debt to EBITDA...........

                                                  THE COMPANY
                                          ---------------------------

                                          THREE FISCAL      TWELVE
                                            QUARTERS        MONTHS
                                             ENDED          ENDED
                                          DECEMBER 24,   DECEMBER 24,
                                              2001           2001
                                          ------------   ------------
                                            (DOLLARS IN THOUSANDS)
AS ADJUSTED FINANCIAL INFORMATION:(6)
Cash interest expense(7)................                      66,201
Total debt..............................                     751,704
Ratio of EBITDA to cash interest
 expense(7).............................                         2.0
Ratio of total debt to EBITDA...........                         5.6

---------------

(1) Fiscal 1999 is net of a gain of $6.5 million from the sale of our publications relating to soap operas.

(2) Other income (expense) for the fiscal year ended March 29, 1999 is comprised of the management fee accrued during such period and miscellaneous non-recurring items and includes a net gain of $4.4 million from the favorable settlement of certain litigation. The fiscal period ended March 27, 2000 and the six weeks ended May 6, 1999 includes miscellaneous non-recurring items. The fiscal year ended March 26, 2001 includes minority interest income of $376,000 and interest income of $570,000. The three fiscal quarters ended December 25, 2000 includes minority interest income of $376,000 and interest income of $414,000. The three fiscal quarters ended December 24, 2001 includes interest income of $83,000. The twelve months ended December 24, 2001 includes interest income of $128,000.

(3) In connection with the Acquisition, a fee related to an unused bridge loan commitment totaling approximately $4.1 million ($2.6 million net of income taxes) was charged as an extraordinary loss in the period from May 7, 1999 through March 27, 2000. During fiscal 1999, we recorded an extraordinary charge totaling approximately $3.4 million ($2.2 million net of income taxes) related to the write-off of deferred debt issuance costs and other charges relating to the refinancing of indebtedness.

(4) EBITDA is defined as net income (loss) before extraordinary charges, interest expense, income taxes, depreciation and amortization and other income (expense) (other than management fees). The management fees included in other income (expense) were $1.2 million in fiscal 1999. EBITDA is not a measure of performance defined by GAAP. EBITDA should not be considered in isolation or as a substitute for net income or a statement of cash flows, which have been prepared in accordance with GAAP or as a measure of our operating performance, profitability or liquidity. We believe EBITDA provides useful information regarding our ability to service our debt, and we understand that such information is considered by certain investors to be an additional basis for evaluating a company's ability to pay interest and repay debt. EBITDA measures presented herein may not be comparable to similarly titled measures of other companies due to differences in methods of calculation.

(5) The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (income (loss) before income taxes and extraordinary items plus fixed charges) by fixed charges (interest expense plus that portion of rental expense deemed to represent interest and amortization of deferred debt issuance costs).

(6) The "As adjusted financial information" gives effect to the offering of the 2002 notes and the application of the net proceeds therefrom.

(7) As adjusted cash interest expense (and the related ratio) for the twelve months ended December 24, 2001 is calculated by applying the current prevailing interest rates (rather than historical rates) to indebtedness outstanding during the twelve-month period. A 1/8% change in our weighted average interest rate on our variable rate debt would result in a change of $439,000 in our interest expense for the twelve months ended December 24, 2001.

                                  RISK FACTORS

     Before you tender your old notes in the exchange offer, you should be aware that there are various risks, including those described below. You should carefully consider these risk factors, together with the other information contained in and incorporated by reference in this prospectus before tendering your old notes.

THE MARKET VALUE OF YOUR CURRENT NOTES MAY BE LOWER IF YOU DO NOT EXCHANGE YOUR OLD NOTES OR FAIL TO PROPERLY TENDER YOUR OLD NOTES FOR EXCHANGE.

     Consequences of Failure to Exchange. To the extent that the old notes are tendered and accepted for exchange pursuant to the exchange offer, the trading market for old notes that remain outstanding may be significantly more limited, which might adversely affect the liquidity of the old notes not tendered for exchange. The extent of the market and the availability of price quotations for old notes would depend upon a number of factors, including the number of holders of old notes remaining at such time and the interest in maintaining a market in such old notes on the part of securities firms. An issue of securities with a smaller outstanding market value available for trading, or float, may command a lower price than would a comparable issue of securities with a greater float. Therefore, the market price for old notes that are not exchanged in the exchange offer may be affected adversely to the extent that the amount that old notes exchanged pursuant to the exchange offer reduces the float. The reduced float also may tend to make the trading price of the old notes that are not exchanged more volatile. Any 2002 notes that remain outstanding following consummation of the exchange offer will continue to be subject to the same transfer restrictions currently applicable to the 2002 notes.

     Consequences of Failure to Properly Tender. Issuance of the exchange notes in exchange for the old notes pursuant to the exchange offer will be made following the prior satisfaction, or waiver, of the conditions set forth in "The Exchange Offer -- Certain Conditions to the Exchange Offer" and only after timely receipt by the exchange agent of such old notes, a properly completed and duly executed applicable letter(s) of transmittal and all other required documents. Therefore, holders of old notes desiring to tender such old notes in exchange for exchange notes should allow sufficient time to ensure timely delivery of all required documentation. Neither we, the exchange agent nor any other person is under any duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange. Any old notes that are not properly tendered in the exchange offer pursuant to the requirements explained in "The Exchange Offer -- Procedures For Tendering," following consummation of the exchange offer, will remain outstanding.

IF YOU FAIL TO TENDER YOUR 2002 NOTES FOR EXCHANGE, YOUR ABILITY TO TRANSFER SUCH 2002 NOTES WILL BE LIMITED.

     We issued the 2002 notes in a private offering. As a result, the 2002 notes have not been registered under the Securities Act, and may not be resold by purchasers thereof unless the 2002 notes are subsequently registered or an exemption from the registration requirements of the Securities Act is available. The 2002 notes that are not tendered in the exchange offer will continue to be subject to the existing restrictions upon their transfer. We will have no obligation to provide for the registration under the Securities Act of unexchanged 2002 notes.

THERE IS NO PUBLIC MARKET FOR THE EXCHANGE NOTES AND WE CANNOT BE SURE AN ACTIVE TRADING MARKET FOR THE EXCHANGE NOTES WILL DEVELOP.

     The exchange notes will be new securities for which there currently is no market. Accordingly, we cannot assure you as to the development or liquidity of any market for the exchange notes, and we will have no obligation to create such a market. At the time of the private placement of the 2002 notes, the initial purchasers of the 2002 notes advised us that they intended to make a market in the 2002 notes and, if issued, the exchange notes. However, the initial purchasers are not obligated to make a market in, the exchange notes, and they may discontinue such activities at any time in their sole discretion.

     The liquidity of any market for the exchange notes will depend upon the number of holders of the exchange notes, the overall market for high yield securities, our financial performance and prospects, the prospects for companies in our industry generally, the interest of securities dealers in making a market in the exchange notes and other factors.

BECAUSE THE TOTAL OUTSTANDING PRINCIPAL OF THE EXCHANGE NOTES WILL INCLUDE THE TOTAL OUTSTANDING PRINCIPAL AMOUNT OF THE 1999 NOTES AND THE 2002 NOTES, YOU WILL EXPERIENCE AN IMMEDIATE DILUTION OF YOUR PERCENTAGE OWNERSHIP OF THE SERIES OF NOTES.

     If all of the outstanding 1999 notes and 2002 notes are exchanged for exchange notes, $400.0 million aggregate principal amount of exchange notes will be outstanding following the consummation of the exchange offer, and the exchange notes will be deemed to be a single series of notes outstanding under the indenture. In the event any old notes are not exchanged for exchange notes, any unexchanged 2002 notes will be combined with the exchange notes and will be treated as a single class under the indenture. As a result, any actions requiring the consent of each holder or the holders of a majority in outstanding principal amount of exchange notes under the indenture will therefore require the consent of each holder of exchange notes and each holder of any unexchanged 2002 notes or the holders of a majority in aggregate principal amount of outstanding exchange notes and unexchanged 2002 notes, and the current individual voting interest of each holder of 1999 notes and 2002 notes will accordingly be diluted.

OUR SIGNIFICANT INDEBTEDNESS COULD IMPAIR OUR ABILITY TO OPERATE AND EXPOSE US TO CERTAIN RISKS.

     Our future performance could be affected by our substantial amount of debt. As adjusted to give effect to the offering of the 2002 notes and the use of proceeds therefrom, at December 24, 2001, we would have had total debt (excluding unused commitments under our credit facility) of $751.7 million and total stockholder's equity of $97.7 million, giving us a total debt to equity ratio of 7.7 to 1.0. In addition, subject to restrictions in our credit facility and in the indentures for the exchange notes and the 1999 notes, we may borrow more money for working capital, capital expenditures, acquisitions or for other purposes.

     Our high level of debt could have important consequences for you, including the following:

     - we may have difficulty borrowing money in the future for working capital, capital expenditures, acquisitions or other purposes;

     - we will need to use a large portion of the money earned by our subsidiaries to pay principal and interest on our credit facility, the old notes, the exchange notes and other debt, which will reduce the amount of money available to us to finance our operations and other business activities;

     - some of our debt has a variable rate of interest, which exposes us to the risk of increased interest rates;

     - debt under our credit facility will be secured and will mature prior to the notes;

     - we may have a much higher level of debt than certain of our competitors, which may put us at a competitive disadvantage;

     - our debt level makes us more vulnerable to economic downturns and adverse developments in our business;

     - our debt level reduces our flexibility in responding to changing business and economic conditions, including increased competition in the publishing industry; and

     - our debt level limits our ability to pursue other business opportunities, borrow more money for operations or capital in the future and implement our business strategy.

     As adjusted to give effect to the offering of the 2002 notes and the use of proceeds therefrom, our interest expense for the fiscal year ended March 26, 2001 and the twelve-month period ended December 24, 2001 would have been $66.9 million and $66.2 million, respectively. On the same basis, for the fiscal year ended March 26, 2001 and the twelve-month period ended December 24, 2001, our earnings were insufficient to cover fixed charges by $3.6 million and $8.5 million, respectively.

     We expect to obtain the money to pay our expenses and to pay the principal and interest on the exchange notes, the old notes, our credit facility (including our revolving credit facility) and other debt from the operations of our subsidiaries. Therefore, our ability to meet our expenses and debt service obligations depends on the future performance of our subsidiaries, which will be affected by financial, business, economic and other factors. We will not be able to control many of these factors, such as economic conditions and pressure from competitors. We cannot be certain that the money earned by our subsidiaries will be sufficient to allow us to pay principal and interest on our debt (including the exchange notes) and meet our other obligations. If we do not have enough money, we may be required to refinance all or part of our existing debt, including the exchange notes, sell assets, borrow more money or raise equity. We cannot guarantee that we will be able to refinance our debt, sell assets, borrow more money or raise equity on terms acceptable to us or at all. In addition, the terms of existing or future debt agreements, including our credit facility and our indentures, may restrict us from adopting any of these alternatives.

     Under our credit facility, we also must comply with certain specified financial ratios and tests. If we do not comply with these or other covenants and restrictions contained in our credit facility, we could default under our credit facility. Such debt, together with accrued interest, could then be declared immediately due and payable. Our ability to comply with such provisions may be affected by events beyond our control. See "Description of Other Indebtedness."

OUR PUBLICATIONS HAVE EXPERIENCED DECLINES IN SINGLE COPY CIRCULATION.

     Single copy circulation of each of National Enquirer and Star has experienced declines. For example, in fiscal 1997, National Enquirer and Star had average weekly single copy circulation of approximately 2.1 million copies and 1.9 million copies, respectively, which declined in fiscal 2001 to approximately 1.7 million copies and 1.3 million copies, respectively. Our other publications also have experienced declines in single copy circulation.

     We believe that the principal factors contributing to these declines in circulation include (a) adverse publicity against celebrity news-based media resulting from the death of Princess Diana in August 1997, (b) a significant reduction in advertising spending for National Enquirer and Star from $16.1 million in fiscal 1994 to $0.0 in fiscal 1998 and $0.6 million in fiscal 1999,
(c) increased competition from other publications and forms of media, such as certain newspapers, television and radio programs and Internet sites concentrating on celebrity news, (d) a general industry-wide decline in single copy circulation of individual publications due to an increasing number of publications in the industry and (e) diminished service levels from wholesalers who distribute our magazines to retailers and fill the pockets at checkout counters as a result of consolidation among wholesalers and their related efforts to cut expenses.

     In January 2002, we successfully negotiated multi-year contracts with all of our major United States wholesalers for the complete distribution of our product line. However, we cannot assure you that service levels will improve or that if service levels do improve, our circulation will increase.

     In addition, we have experienced, in the aggregate, single copy circulation declines for our six tabloids and Country Weekly of 9.7% for the first three quarters of fiscal year 2002 from the same period in fiscal year 2001 primarily as a result of the September 11, 2001 terrorist attacks and the October anthrax incident at our Boca Raton headquarters as well as the factors described above. See "-- Terrorist attacks, such as the September 11, 2001 terrorist attacks and the October anthrax incident at our Boca Raton headquarters, and other acts of violence or war may affect the financial markets and our business, results of operation and financial condition."

     Historically, we have offset declines in single copy circulation, in part, through increases in cover prices. We cannot assure you that we will be able to increase cover prices without decreasing circulation, or be able to take other measures, such as increasing advertising and promotion of our titles to offset such circulation declines, or that the single copy circulation declines described above will be reversed. Continued declines in circulation could have a material adverse effect on our business or financial performance. See "-- There are risks associated with the implementation of our business strategy" below and "Management's Discussion and Analysis of Financial Condition and Results of Operations" which is incorporated by reference herein.

IF WE FAIL TO IMPLEMENT OUR BUSINESS STRATEGY, OUR BUSINESS WILL BE ADVERSELY AFFECTED.

     Our future financial performance and success are dependent in large part upon our ability to successfully implement our business strategy. We cannot assure you that we will be able to successfully implement our business strategy or be able to improve our operating results. In particular, we cannot assure you that we will be able to increase circulation of our publications, obtain new sources of advertising revenues, generate additional revenues by building on the brand names of our publications, attract new clients for DSI or raise the cover prices of our publications without causing a decline in circulation. Furthermore, any growth through acquisitions and investments will be dependent upon identifying suitable acquisition or investment candidates and successfully consummating such transactions and integrating the acquired operations at reasonable costs. We may not successfully integrate any acquired businesses and may not achieve anticipated revenue and cost benefits.

     Such acquisitions and investments may require additional funding which may be provided in the form of additional debt, equity financing or a combination thereof. We cannot assure you that any such additional financing will be available to us on acceptable terms or at all or that we will be permitted under the terms of our credit facility (or any replacement thereof) or under the terms of our indentures to obtain such financing for such purpose. See "Description of Other Indebtedness" and "Description of the Notes -- Certain Covenants."

     Implementation of our business strategy could be affected by a number of factors beyond our control, such as increased competition, legal developments, general economic conditions or increased operating costs or expenses. In particular, there has been a recent trend of increased consolidation among both retailers and wholesalers of magazines. This consolidation has caused an increase in margin pressure on publishers. Because National Enquirer, Star and Globe have been consistently among the highest revenue-producing magazines to both retailers and wholesalers, we do not believe the increased consolidation among retailers and wholesalers will have a material adverse effect on us. Nevertheless, we cannot assure you that such consolidation will not have a material adverse effect on us in the future.

     Any failure to successfully implement our business strategy may adversely affect our ability to service our indebtedness, including our ability to make principal and interest payments on the exchange notes. We may, in addition, decide to alter or discontinue certain aspects of our business strategy at any time.

TERRORIST ATTACKS, SUCH AS THE SEPTEMBER 11, 2001 TERRORIST ATTACKS AND THE OCTOBER ANTHRAX INCIDENT AT OUR BOCA RATON HEADQUARTERS, AND OTHER ACTS OF VIOLENCE OR WAR MAY AFFECT THE FINANCIAL MARKETS AND OUR BUSINESS, RESULTS OF OPERATION AND FINANCIAL CONDITION.

     As a result of the September 11, 2001 terrorist attacks and subsequent events, there has been considerable uncertainty in world financial markets. The full effect of these events, as well as concerns about future terrorist attacks, on the financial markets is not yet known, but could include, among other things, increased volatility in the prices of securities, including the exchange notes. These uncertainties could also adversely affect our ability to obtain financing on terms acceptable to us or at all to finance our acquisitions, capital expenditures or our working capital.

     Terrorist attacks may negatively affect our operations and financial condition. There can be no assurance that there will not be further terrorist attacks against the United States or U.S. businesses. These attacks or armed conflicts may directly impact our physical facilities or those of our retailers and customers. These events could cause consumer confidence and spending to decrease or result in the increased volatility in the U.S. and world financial markets and economy. They could result in an economic recession in the United States or abroad. Any of these occurrences could have a material adverse impact on our operating results, revenues and costs.

     Our Boca Raton headquarters, which housed substantially all of our editorial operations (including our photo, clipping and research libraries), executive offices and certain administrative functions, was closed on October 7, 2001 by the Palm Beach County Health Department when traces of anthrax were found on a computer keyboard following the death of one of our photo editors from inhalation anthrax. In response to the closure of our Boca Raton facility, we immediately implemented our hurricane disaster plan to produce all our weekly publications as originally scheduled. While this inhibited the production of our publications, we printed all of our tabloids that week and we believe that our operations have substantially returned to normal. As a result of the uncertainty on the timing of our being able to return to our Boca Raton headquarters, if ever, we have entered into a two year lease for a 53,000 square foot facility two blocks from our current Boca Raton headquarters. We will remain in this leased facility until the Palm Beach County Health Department, OSHA (Occupational Safety and Health Administration) and NIOSH (National Institute for Occupational Safety and Health) deems the Boca Raton facility is safe to return to, or if we are unable to return, we will extend the lease term on this new facility or seek an alternative location. We have property insurance on our Boca Raton headquarters and on the building's contents. We also have business interruption insurance. The amount of our losses and related insurance recovery is indeterminable at this time. We cannot assure you that our insurance will cover all of our losses, including any clean-up costs associated with our Boca Raton headquarters, the cost of remediating or replacing our photo, clipping and research libraries and our lost profits.

     In addition, our circulation has declined since the September 11, 2001 terrorist attacks and the October anthrax incident. We believe that as a result of the anthrax incident, we have experienced a decline in circulation. When the incident first occurred, there were specific concerns and consumer discomfort and lack of knowledge with respect to the safety of our magazines. We quickly responded to these safety concerns with an extensive public relations effort to educate consumers that there was no health risk in buying our magazines. Since the first issues following the anthrax incident, our unit sales have steadily improved, although they remain below pre-September 11, 2001 levels. We cannot predict what effect, if any, future acts of terrorism may have on our circulation. However, the consequences of these events could have a material adverse effect on our business, results of operations and financial condition. See "-- Our publications have experienced declines in single copy circulation."

WE COULD INCUR MATERIAL CLEANUP COSTS UNDER ENVIRONMENTAL, HEALTH AND SAFETY LAWS AT OUR BOCA RATON FACILITY.

     As a result of the recent detection of anthrax at our Boca Raton headquarters, steps have been taken to monitor and investigate the anthrax incident with the involvement of the Environmental Protection Agency and other governmental entities. It is unclear at this time what if any measures may be required of us (as well as what defenses we may have to any such obligations) or the extent to which insurance or other sources may cover our costs. Regardless of whether we ultimately return our operations to that site, as owner of the building, it may be necessary for us to remediate the premises or take other steps to address the incident. These costs could be substantial. Accordingly, we cannot assure you at this time that any cleanup or other obligations we may have with respect to this matter will not have a material adverse effect on our business, results of operations and financial condition.

THE EXCHANGE NOTES AND THE NOTE GUARANTEES ARE CONTRACTUALLY SUBORDINATED TO OUR SENIOR INDEBTEDNESS.

     The exchange notes will be contractually subordinated in right of payment to all of our senior indebtedness and the Note Guarantees will be contractually subordinated in right of payment to all senior indebtedness of the Note Guarantors. In addition, the exchange notes and the Note Guarantees will be effectively subordinated to any secured indebtedness of the Company and the Note Guarantors to the extent of the value of the assets securing such indebtedness. As adjusted to give effect to the offering of the 2002 notes and the use of proceeds therefrom, as of December 24, 2001, we had approximately $350.8 million of senior indebtedness (excluding unused commitments under our credit facility), all of which is secured indebtedness, and the Note Guarantors had no senior indebtedness (excluding their guarantees of our indebtedness under our credit facility). The indentures permit us and the Note Guarantors to borrow certain additional debt, which may be senior indebtedness.

     We may not pay principal, premium (if any), interest or other amounts on account of the exchange notes or the Note Guarantees in the event of a payment default or certain other defaults in respect of certain senior indebtedness (including indebtedness under our credit facility) unless such indebtedness has been paid in full or the default has been cured or waived. In addition, in the event of certain other defaults with respect to such senior indebtedness, we may not be permitted to pay any amount on account of the exchange notes or the Note Guarantees for a designated period of time. If we or the Note Guarantors are declared bankrupt or insolvent, or if there is a payment default under, or an acceleration of, any senior indebtedness, we are required to pay the lenders under our credit facility and any other creditors who are holders of senior indebtedness in full before we apply any of our assets to pay you. Accordingly, we may not have enough assets remaining after payments to holders of such senior indebtedness to pay you.

     Further, our credit facility will, and our future senior indebtedness may, prohibit us from repurchasing any exchange notes prior to maturity, even though the indenture requires us to offer to repurchase exchange notes in certain circumstances. If we or the Note Guarantors make certain asset sales or if a change of control occurs when we are prohibited from repurchasing exchange notes, we could ask our lenders under our credit facility (or such future senior indebtedness) for permission to repurchase the exchange notes or we could attempt to refinance the borrowings that contain such prohibitions. If we do not obtain such a consent to repay such borrowings or are unable to refinance such borrowings, we would be unable to repurchase the exchange notes. Our failure to repurchase tendered exchange notes at a time when such repurchase is required by the indenture would constitute an event of default under the indenture, which, in turn, would constitute a default under the credit facility and may constitute an event of default under such future senior indebtedness. In such circumstances, the subordination provisions in the indenture would restrict payments to you. See "Description of Other Indebtedness," "Description of the Exchange Notes -- Ranking," "Description of the Exchange Notes -- Change of Control" and "Description of the Exchange Notes -- Certain Covenants."

OUR HOLDING COMPANY STRUCTURE MAY SUBORDINATE THE EXCHANGE NOTES TO THE OBLIGATIONS OF OUR SUBSIDIARIES.

     We are a holding company and as such we conduct substantially all our operations through our subsidiaries. As a holding company, we are dependent upon dividends or other intercompany transfers of funds from our subsidiaries to meet our debt service and other obligations. Generally, creditors of a subsidiary will have a superior claim to the assets and earnings of such subsidiary than the claims of creditors of its parent company, except to the extent the claims of the parent's creditors are guaranteed by the subsidiary.

     Although the Note Guarantees provide the holders of the exchange notes with a direct claim against the assets of the Note Guarantors, enforcement of the Note Guarantees against any Note Guarantor may be subject to legal challenge in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of such Note Guarantor, and would be subject to certain defenses available to guarantors generally. See "-- Under fraudulent conveyance laws, courts could void obligations under the exchange notes or the Note Guarantees." To the extent that the Note Guarantees are not enforceable, the exchange notes would be effectively subordinated to all liabilities of the Note Guarantors, including trade payables of the Note Guarantors. Accordingly, in the event of our dissolution, bankruptcy, liquidation or reorganization, the holders of the exchange notes may not receive any amounts with respect to the exchange notes until after the payment in full of the claims of creditors of our subsidiaries. In addition, the Note Guarantees will be general unsecured obligations of the Note Guarantors that will be subordinated to all senior indebtedness of the Note Guarantors.

     Although the indenture limits the ability of the Note Guarantors to incur indebtedness and issue preferred stock, there are certain significant qualifications and exceptions. The indenture does not limit such subsidiaries from incurring liabilities that are excluded from the definitions of indebtedness, disqualified stock or preferred stock under the indenture. See "Description of the Notes -- Certain Covenants -- Limitations on Indebtedness."

     In addition, the ability of the Company's and the Note Guarantors' subsidiaries to pay dividends and make other payments to us may be restricted by, among other things, applicable corporate and other laws and regulations and agreements of the subsidiaries. Although the indenture limits the ability of such subsidiaries to enter into consensual restrictions on their ability to pay dividends and make other payments, such limitations are subject to a number of significant qualifications and exceptions. See "Description of the Exchange Notes -- Certain Covenants -- Limitations on Restrictions on Distributions from Restricted Subsidiaries."

COVENANTS IN OUR DEBT AGREEMENTS RESTRICT OUR BUSINESS IN MANY WAYS.

     Our indentures contain covenants with respect to us that restrict, among other things,

     - the incurrence of additional indebtedness and the issuance of disqualified stock and preferred stock;

     - the payment of dividends on and redemptions of capital stock and the redemption of indebtedness that is subordinated in right of payment to the Notes;

     - certain other restricted payments including, without limitation, investments;

     - certain sales of assets;

     - certain transactions with affiliates; and

     - consolidations, mergers and transfers of all or substantially all of our assets.

     In addition, our credit facility contains other and more restrictive covenants and prohibits us from prepaying our other indebtedness (including the old notes and the exchange notes) while indebtedness under our credit facility is outstanding. Our credit facility also requires us to maintain specified financial ratios and satisfy financial condition tests. Our ability to meet those financial ratios and tests can be affected by events beyond our control and there can be no assurance that we will meet those ratios and tests. A breach of any of these covenants, ratios, tests or restrictions could result in an event of default under our credit facility and/or our indentures. Upon the occurrence of an event of default under our credit facility, the lenders could elect to declare all amounts outstanding under our credit facility, together with accrued interest, to be immediately due and payable. If we were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure such indebtedness. If the lenders under our credit facility accelerate the payment of the indebtedness, we cannot assure that our assets would be sufficient to repay in full such indebtedness and our other indebtedness, including the exchange notes. See "Description of Other Indebtedness" and "Description of the Exchange Notes -- Certain Covenants."

ALL OF OUR ASSETS SECURE OUR OBLIGATIONS UNDER THE CREDIT FACILITY.

     In addition to being contractually subordinated to all existing and future senior indebtedness, our obligations under the exchange notes will be unsecured while our obligations under our credit facility are secured by a security interest in substantially all of our assets and the assets of each of our existing and subsequently acquired or organized U.S. and, subject to certain limitations, non-U.S. subsidiaries. In addition, our obligations under our credit facility are secured by a pledge of all of the issued and outstanding shares of, or other equity interests in, our existing or subsequently acquired or organized U.S. subsidiaries and 65% of the capital stock of, or other equity interests in, each of our subsequently acquired or organized non-U.S. subsidiaries. If we or one of our restricted subsidiaries are declared bankrupt or insolvent or if we default under our credit facility, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged stock of our subsidiaries and on the assets in which they have been granted a security interest, in each case to your exclusion, even if an event of default exists under the indenture at such time. Furthermore, under the Note Guarantees, if all shares of any Note Guarantor are sold to persons pursuant to an enforcement of the pledge of shares in such Note Guarantor for the benefit of the senior lenders, then the applicable Note Guarantor will be released from its Note Guarantee automatically and immediately upon such sale. See "Description of Other Indebtedness."

OUR BUSINESS MAY BE ADVERSELY AFFECTED IF THE PRICE OF PAPER INCREASES.

     Our operating income may be significantly affected by changes in the price of paper used in our publications. For the three quarters ended December 24, 2001, these costs represented approximately 12% of our revenues. We have currently committed our volume requirements with our major suppliers through

December 31, 2002. For the three fiscal quarters ended December 24, 2001, our average cost per metric ton for paper was 14% higher than the comparable prior year period. The current spot price for paper is 16% lower than our average cost per metric ton for the three fiscal quarters ended December 24, 2001. If paper prices increase in the future and we cannot pass these costs on to our customers, such increases may have a material adverse effect on us. We do not currently hedge against increases in paper prices but are reviewing various hedging strategies against future increases in paper prices.

WE OPERATE IN A VERY COMPETITIVE BUSINESS ENVIRONMENT.

     National Enquirer, Globe, Star, National Examiner, Weekly World News, Sun, Mira!, Country Music Magazine and Country Weekly compete in varying degrees with other publications sold at retailers' checkout counters, as well as forms of media concentrating on celebrity news, such as certain newspapers, magazines and television and radio programs. We believe that historical declines in single copy circulation of National Enquirer, Globe, Star and National Examiner have resulted in part from increased competition from these publications and forms of media. Competition for circulation is largely based upon the content of the publication, its placement in retail outlets and, to a lesser extent, its price. Competition for advertising revenues is largely based upon circulation levels, readership, demographics, price and advertising results. Many of our competitors have substantially larger operating staffs, greater capital resources and greater revenues from their publications. In this respect, we may be at a competitive disadvantage with such entities. We believe that currently our most significant direct competitors in the print media are AOL Time Warner Inc. (which publishes People, In Style and Entertainment Weekly), Wenner Media, Inc., (which publishes US Weekly Magazine), and Gemstar TV Guide, Inc. (which publishes TV Guide). As use of the Internet and new on-line ventures focusing on celebrity news increase, we may face additional competition.

     In addition we compete with many other companies providing marketing and distribution services, such as full-service national distributors, wholesalers and publishers with their own marketing organizations. Certain of our competitors have substantially larger operating staffs and greater capital resources. In this respect, we may be at a competitive disadvantage with such entities.

     Increased competition may result in less demand for our products and services which may have a material adverse effect on our business, results of operation and financial condition.

OUR PERFORMANCE COULD BE ADVERSELY AFFECTED IF WE LOSE OUR KEY PERSONNEL.

     We believe that our success is largely dependent on the abilities and experience of Mr. Pecker, our chairman and chief executive officer, and our senior management team. The loss of the services of Mr. Pecker or one or more of these senior executives could adversely affect our ability to effectively manage our overall operations or successfully execute current or future business strategies. We have entered into a five-year employment contract with Mr. Pecker, which expires on May 6, 2004 and is automatically extended for one-year periods unless sixty days prior written notice is given by either party of its intent to terminate. In addition, we believe that our success will depend upon our ongoing ability to attract and retain qualified management and other employees.

WE ARE CONTROLLED BY EVERCORE, WHOSE INTERESTS IN OUR BUSINESS MAY BE DIFFERENT THAN YOURS.

     Evercore has effective control of us by virtue of its rights to appoint a majority of the Board of Managers and a majority of the Board of Directors of our parent entities. As a result, Evercore controls our policies and operations and has the power to appoint new management and approve any action requiring stockholder approval (including adopting amendments to our certificate of incorporation and approving mergers or sales of substantially all of our assets). We cannot assure you that the interests of Evercore will not conflict with your interests. See "Directors and Executive Officers," "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions" incorporated by reference in this prospectus from our Form 10-K for the fiscal year ended March 26, 2001.

PENDING AND FUTURE LITIGATION COULD MATERIALLY AFFECT OUR OPERATIONS.

     We are involved in a number of litigation matters which have arisen in the ordinary course of our business. Because the focus of our publications often involves controversial celebrities or subjects, the risk of defamation or invasion of privacy litigation arises in the ordinary course of our business. Our experience suggests that the claims for damages made in such lawsuits are heavily inflated and, in any event, any reasonably foreseeable liability or settlement would be covered by insurance. During the five fiscal years ended March 26, 2001, we paid approximately $21 million in the aggregate for legal fees (including pre-publication review, litigation-related insurance premiums and, to a lesser extent, litigation settlements, including amounts covered by insurance payments). We have not experienced any difficulty obtaining such insurance and do not expect to experience any material difficulty in the future. There are currently no claims pending that we believe would have a material adverse effect on our operations. We cannot assure you that we will continue to be able to obtain insurance on terms acceptable to us or at all or that any pending or future litigation, if adversely determined, would not have a material adverse effect on our business and financial condition.

WE MAY NOT BE PERMITTED OR HAVE THE ABILITY TO PURCHASE THE EXCHANGE NOTES UPON A CHANGE OF CONTROL AS REQUIRED BY OUR INDENTURES.

     Upon a change of control under our indentures, we will be required to offer to purchase all of the exchange notes and the old notes then outstanding at 101% of their principal amount, plus accrued but unpaid interest and liquidated damages, if any, to the date of repurchase. If a change of control were to occur, we cannot assure you that we would have sufficient funds to pay the purchase price for the exchange notes and the old notes, and we expect that we would require third-party financing to finance such repurchase; however, we cannot assure you that we would be able to obtain such financing on favorable terms, if at all. In addition, our credit facility restricts our ability to repurchase the exchange notes and the old notes, including pursuant to an offer in connection with a change of control. A change of control under the indentures may result in an event of default under our credit facility and may cause the acceleration of other senior indebtedness, if any, in which case the subordination provisions of the exchange notes and the old notes would require payment in full of our credit facility and any other senior indebtedness before we could repurchase the exchange notes and the old notes. Our future indebtedness may also contain restrictions on repayment requirements with respect to certain events or transactions that could constitute a change of control under the indentures. See "Description of Other Indebtedness" and "Description of the Notes -- Change of Control." The inability to repay senior indebtedness, if accelerated, and to purchase all of the tendered exchange notes, would each constitute an event of default under the indentures.

UNDER FRAUDULENT CONVEYANCE LAWS, A COURT COULD VOID OBLIGATIONS UNDER THE EXCHANGE NOTES OR NOTE GUARANTEES.

     The incurrence of indebtedness by us or the Note Guarantors, such as the exchange notes or the Note Guarantees, may be subject to review under federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of unpaid creditors. Under these laws, if in such case or lawsuit a court were to find that, at the time we or any Note Guarantor incurred indebtedness (including indebtedness under the exchange notes or the Note Guarantees),

          (a) we or any Note Guarantor, as applicable, incurred such indebtedness with the intent of hindering, delaying or defrauding current or future creditors; or

          (b) (i) we or any Note Guarantor, as applicable, received less than reasonably equivalent value or fair consideration for incurring such indebtedness; and

             (ii) we or any Note Guarantor, as applicable,

             (1) were insolvent or were rendered insolvent by reason of any of the transactions;

             (2) were engaged, or about to engage, in a business or transaction for which the assets remaining with us or such Note Guarantor constituted unreasonably small capital to carry on our or its business;

             (3) intended to incur, or believed that we or such Note Guarantor would incur, debts beyond our or its ability to pay as such debts matured (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes); or

             (4) were a defendant in an action for money damages, or had a judgment for money damages docketed against us or such Note Guarantor (in either case, if, after final judgment, the judgment is unsatisfied), then such court could avoid or subordinate the amounts owing under the exchange notes or the Note Guarantees to our or such Note Guarantor's presently existing and future indebtedness and take other actions detrimental to you.

     The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, however, a debtor would be considered insolvent if, at the time such debtor incurred the indebtedness, either (a) the sum of its debts (including contingent liabilities) is greater than its assets, at fair valuation, or (b) the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured. There can be no assurance as to what standards a court would use to determine whether we or any Note Guarantor were solvent at the relevant time, or whether, whatever standard was used, the exchange notes would not be avoided or further subordinated on another of the grounds set forth above.

     We and the Note Guarantors believe that at the time we initially incur indebtedness constituting the exchange notes and the Note Guarantees, we and each Note Guarantor will:

          (a) (i) neither be insolvent nor rendered insolvent thereby;

          (ii) be in possession of sufficient capital to run our respective businesses effectively; and

          (iii) be incurring debts within our respective abilities to pay as the same mature or become due; and

          (b) have sufficient assets to satisfy any probable money judgment against any of us in any pending action.

     In reaching the foregoing conclusions, we have relied upon our analyses of internal cash flow projections and estimated values of assets and liabilities. However, we cannot assure you that a court passing on such questions would reach the same conclusions.

     Additionally, under federal bankruptcy or applicable state insolvency law, if certain bankruptcy or insolvency proceedings were initiated by or against us or any Note Guarantor within 90 days after any payment by us with respect to the exchange notes or by such Note Guarantor under the applicable Note Guarantee or if we or such Note Guarantor anticipated becoming insolvent at the time of such payment, all or a portion of such payment could be avoided as a preferential transfer and the recipient of such payment could be required to return such payment.

                                USE OF PROCEEDS

     We will not receive any proceeds from the exchange offer.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of December 24, 2001 on an actual basis and as adjusted to give effect to the offering of the 2002 notes and the application of the proceeds therefrom. The table should be read in conjunction with "Summary -- Summary Historical Financial Information," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes related thereto included elsewhere in or incorporated by reference in this prospectus.

                                                                 DECEMBER 24, 2001
                                                              -----------------------
                                                               ACTUAL     AS ADJUSTED
                                                              --------    -----------
                                                              (DOLLARS IN THOUSANDS)
Debt (including current maturities):
  Credit facility(1)
     Revolving credit facility..............................  $     --     $     --
     Tranche A term loan facility(2)........................    92,051       23,676
     Tranche B term loan facility...........................   237,903      237,903
     Tranche B-1 term loan facility.........................    89,251       89,251
                                                              --------     --------
       Total credit facility................................   419,205      350,830
  1999 notes................................................   250,000      250,000
  2002 notes offered hereby.................................        --      150,000
  Other Debt(3).............................................       874          874
                                                              --------     --------
       Total debt...........................................   670,079      751,704
                                                              --------     --------
Total stockholder's equity..................................   172,303       97,678
                                                              --------     --------
Total capitalization........................................  $842,382     $849,382
                                                              ========     ========

---------------

(1) Our credit facility consists of (i) a tranche A term loan facility which matures in April 2006, (ii) a tranche B term loan facility and a tranche B-1 term loan facility each of which matures in April 2007 and (iii) a $60.0 million revolving credit facility which matures in April 2006. All borrowings under our credit facility are senior secured indebtedness. See "Description of Other Indebtedness -- Our Credit Facility."

(2) The net proceeds of the offering of the 2002 notes after the distribution to Holdings was used to prepay term loans under our credit facility.

(3) Other debt is comprised of our 10.38% Senior Subordinated Notes due 2002 and our 11.63% Senior Subordinated Notes due 2004.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     At the time we issued the 2002 notes, we have entered into an exchange and registration rights agreement with the initial purchaser of the 2002 notes in which we agreed, under certain circumstances, to file a registration statement relating to an offer to exchange the old notes for exchange notes. We also agreed to use our reasonable best efforts to cause such offer to be consummated within 195 days following the original issue of the 2002 notes. The form and terms of the exchange notes are the same as the form and terms of the 2002 notes, except for the total outstanding principal amount and except that the exchange notes will have been registered under the Securities Act and will not bear legends restricting their transfer. The 2002 notes were issued on February 14, 2002.

     Under the circumstances set forth below, we will use our reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the 2002 notes and keep the statement effective for up to two years after the effective date of the shelf registration statement. These circumstances include:

     - if pursuant to any changes in law, SEC rules or regulations or applicable interpretations thereof by the staff of the SEC do not permit us to effect the exchange offer as contemplated by the exchange and registration rights agreement;

     - if any 2002 notes validly tendered in the exchange offer are not exchanged for exchange notes within 195 days after the original issue of the 2002 notes;

     - if the initial purchaser of the 2002 notes so requests (but only with respect to any 2002 notes not eligible to be exchanged for exchange notes in the exchange offer); or

     - if any holder of the 2002 notes notifies us that it is not permitted to participate in the exchange offer or would not receive fully tradable exchange notes pursuant to the exchange offer.

     If we fail to comply with certain obligations under the exchange and registration rights agreement, we will be required to pay liquidated damages to holders of the 2002 notes.

     We satisfied our obligations relating to the registration of the 1999 notes under the Securities Act in 1999. Generally, the 1999 notes are freely tradable securities. The objective of the exchange offer is to create a single series of debt securities having a total outstanding principal amount which is larger than that of either the 1999 notes or the 2002 notes as separate series, thus resulting in greater liquidity for the exchange notes. However, see "Risk Factors -- Because the total outstanding principal of the exchange notes will include the total outstanding principal amount of the 1999 notes and the 2002 notes, you will experience an immediate dilution of your percentage of ownership of the series of notes."

     Each holder of old notes that wishes to exchange old notes for exchange notes in the exchange offer will be required to make the following representations:

     - any exchange notes will be acquired in the ordinary course of its business;

     - such holder has no arrangement with any person to participate in the distribution of the exchange notes; and

     - such holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or if it is an affiliate, that it will comply with applicable registration and prospectus delivery requirements of the Securities Act.

RESALE OF EXCHANGE NOTES

     Based on interpretations of the SEC staff set forth in no action letters issued to unrelated third parties, we believe that exchange notes issued under the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by any exchange note holder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

     - such holder is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act;

     - such exchange notes are acquired in the ordinary course of the holder's business; and

     - the holder does not intend to participate in the distribution of such exchange notes.

     Any holder who tenders in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes:

     - cannot rely on the position of the staff of the SEC enunciated in "Exxon Capital Holdings Corporation" or similar interpretive letters; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

     This prospectus may be used for an offer to resell, for the resale or for other retransfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the old notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of exchange notes.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter(s) of transmittal, the Company will accept for exchange any old notes properly tendered and not withdrawn prior to the expiration date of the exchange offer. The Company will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of old notes surrendered under the exchange offer. Old notes may be tendered only in integral multiples of $1,000.

     The form and terms of the exchange notes will be substantially identical to the form and terms of the old notes except that, with respect to the 2002 notes, the issuance of the exchange notes will have been registered under the Securities Act, and the exchange notes will not bear legends restricting their transfer. The exchange notes will evidence the same debt as the old notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the 2002 notes. Consequently, the exchange note and the 2002 notes will be treated as a single class of debt securities under that indenture.

     The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

     As of the date of this prospectus, $400.0 million aggregate principal amount of the old notes is outstanding. This prospectus and the letter(s) of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

     We intend to conduct the exchange offer in accordance with the provisions of the exchange and registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations of the SEC. Old notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the applicable indenture relating to the old notes.

     We will be deemed to have accepted for exchange properly tendered old notes when we give oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to such holders. Subject to the terms of the exchange and registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption "-- Certain Conditions to the Exchange Offer."

     Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter(s) of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section labeled "-- Fees and Expenses" below for more details regarding fees and expenses incurred in the exchange offer.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The exchange offer will expire at 5:00 p.m., New York City time on , 2002, unless in our sole discretion, we extend it.

     In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of old notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

     We reserve the right, in our sole discretion:

     - to delay accepting for exchange any old notes, to extend the exchange offer or to terminate the exchange offer and to refuse to accept old notes not previously accepted if any of the conditions set forth below under "-- Certain Conditions to the Exchange Offer" have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

     - subject to the terms of the exchange and registration rights agreement, to amend the terms of the exchange offer in any manner.

     Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of old notes. If we amend the exchange offer in a manner that it determines to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of old notes of such amendment.

     Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to a financial news service.

     If we extend the period of time during which the exchange offer is open, or if we are delayed in accepting for exchange of, or in issuing and exchanging the exchange notes for, any old notes, or are unable to accept for exchange of, or issue exchange notes for, any old notes pursuant to the exchange offer for any reason, then, without prejudice to our rights under the exchange offer, the exchange agent may, on our behalf, retain all old notes tendered, and such old notes may not be withdrawn except as otherwise provided below in "-- Withdrawal of Tenders." The right to delay acceptance for exchange of, or the issuance and the exchange of the exchange notes for, any old notes is subject to applicable law, including Rule 14e-1(c) under the Exchange Act, which requires that we either deliver the exchange notes or return the old notes deposited by or on behalf of the holders thereof promptly after termination or withdrawal of the exchange offer.

INTEREST ON THE EXCHANGE NOTES

     The exchange notes will bear interest at a rate of 10 1/4% per annum, payable semi-annually, on May 1 and November 1 of each year, commencing on November 1, 2002, which interest will accrue from the date of issuance. Holders of the old notes not exchanged for exchange notes will receive an interest payment on the old notes on May 1, 2002 and on regularly scheduled interest payment dates thereafter pursuant to the terms of the old notes. Interest on the old notes accepted for exchange will cease to accrue upon issuance of the exchange notes. Holders of exchange notes will receive interest on November 1, 2002 from the date of initial issuance of the exchange notes, plus an amount equal to the accrued and unpaid interest on the old notes exchanged for exchange notes through such date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange any exchange notes for, any old notes, and may terminate the exchange offer as provided in this prospectus before accepting any old notes for exchange, if:

     - any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer;

     - any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute, rule or regulation is interpreted by the staff of the SEC, which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer; or

     - any governmental approval has not been obtained, which approval we shall, in our reasonable discretion, deem necessary for the consummation of the exchange offer as contemplated hereby.

     In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us:

     - the representations described under "-- Purpose and Effect of the Exchange Offer," "-- Procedures for Tendering" and "Plan of Distribution"; and

     - such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

     If we determine in our sole discretion that any of these foregoing conditions are not satisfied, we may

     - refuse to accept any old notes and return all old notes to the tendering holders;

     - extend the exchange offer and retain all old notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw such old notes; or

     - waive such unsatisfied conditions with respect to the exchange offer and accept all properly tendered old notes which have not been withdrawn

     If such waiver constitutes a material change to the exchange offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders of the old notes and we will extend the exchange offer for a period of five to ten business days, depending on the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to ten day business period.

     These conditions are for our sole benefit and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in its sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or from time to time.

     In addition, the we will not accept for exchange any old notes tendered, and will not issue exchange notes in exchange for any such old notes, if at such time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

PROCEDURES FOR TENDERING

     Only a holder of old notes may tender such old notes in the exchange offer. To tender in the exchange offer, a holder must:

     - complete, sign and date the letter(s) of transmittal, or a facsimile of the letter(s) of transmittal; have the signature on the letter(s) of transmittal guaranteed if the letter(s) of transmittal so requires; and mail or deliver such letter(s) of transmittal or facsimile to the exchange agent so that the exchange agent receives such letter(s) of transmittal prior to 5:00 p.m., New York City time on the expiration date; or

     - comply with the Automated Tender Offer Program procedures of The Depository Trust Company ("DTC") described below.

     In addition, either:

     - the exchange agent must receive old notes along with the letter(s) of transmittal; or

     - the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such old notes into the exchange agent's account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent's message; or

     - the holder must comply with the guaranteed delivery procedures described below.

     To be tendered effectively, the exchange agent must receive any physical delivery of the letter(s) of transmittal and other required documents at the address set forth below under "-- Exchange Agent" prior to 5:00 p.m., New York City time on the expiration date.

     The tender by a holder that is not withdrawn prior to the 5:00 p.m., New York City time on the expiration date will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter(s) of transmittal.

     The method of delivery of old notes, the letter(s) of transmittal and all other required documents to the exchange agent is at the holder's election and risk. Rather than mail these items, the Company recommends that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. Holders should not send the letter(s) of transmittal or old notes to the Company. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

     Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owners' behalf. If such beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter(s) of transmittal and delivering its old notes either:

     - make appropriate arrangements to register ownership of the old notes in such owner's name; or

     - obtain a properly completed bond power from the registered holder of old notes.

The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

     Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

     Signatures on a letter(s) of transmittal or a notice of withdrawal described below must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another "eligible institution" within the meaning of Rule 17Ad-15 under the Exchange Act, unless the old notes tendered pursuant thereto are tendered:

     - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter(s) of transmittal; or

     - for the account of an eligible institution.

     If the letter(s) of transmittal is signed by a person other than the registered holder of any old notes listed on the old notes, such old notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the old notes and an eligible institution must guarantee the signature on the bond power.

     If the letter(s) of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by the Company, they should also submit evidence satisfactory to the Company of their authority to deliver the letter(s) of transmittal.

     The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter(s) of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the old notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

     - DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering old notes that are the subject of such book-entry confirmation;

     - such participant has received and agrees to be bound by the terms of the letter(s) of transmittal (or, in the case of an agent's message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery); and

     - the agreement may be enforced against such participant.

     The Company will determine in its sole discretion all questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered old notes and withdrawal of tendered old notes. The Company's determination will be final and binding. The Company reserves the absolute right to reject any old notes not properly tendered or any old notes the acceptance of which would, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular old notes. The Company's interpretation of the terms and conditions of the exchange offer (including the instructions in the letter(s) of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of old notes, neither the Company, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the exchange agent without cost to the tendering holder, unless otherwise provided in the letter(s) of transmittal, as soon as practicable following the expiration date.

     In all cases, the Company will issue exchange notes for old notes that it has accepted for exchange under the exchange offer only after the exchange agent timely receives:

     - old notes or a timely book-entry confirmation of such old notes into the exchange agent's account at DTC; and

     - a properly completed and duly executed letter(s) of transmittal and all other required documents or a properly transmitted agent's message.

     If any tendered old notes are not accepted for exchange for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged old notes will be returned without expense to the tendering holder thereof, or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described below, such non-exchanged notes will be credited to an account maintained with such book-entry transfer facility, as promptly as practicable after the expiration or termination of the exchange offer.

     By signing the letter(s) of transmittal, each tendering holder of old notes will represent to us that, among other things:

     - any exchange notes that the holder receives will be acquired in the ordinary course of its business;

     - the holder has no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

     - if the holder is not a broker-dealer, that it is not engaged in and does not intend to engage in the distribution of the exchange notes;

     - if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for old notes that were acquired as a result of market-making activities, that it will deliver a prospectus, as required by law, in connection with any resale of such exchange notes; and

     - the holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or, if the holder is an affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

BOOK-ENTRY TRANSFER

     The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer promptly after the date of this prospectus; and any financial institution that is a participant in DTC's system may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Holders of old notes who are unable to deliver confirmation of the book-entry tender of their old notes into the exchange agent's account at DTC or all other documents of transmittal to the exchange agent on or prior to the expiration date must tender their old notes according to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     Holders wishing to tender their old notes but whose old notes are not immediately available or who cannot deliver their old notes, the letter(s) of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's Automated Tender Offer Program prior to the expiration date may tender if:

     - the tender is made through an eligible institution;

     - prior to the expiration date, the exchange agent receives from such eligible institution either a properly completed and duly executed notice of guaranteed delivery (by facsimile transmission, mail or hand delivery) or a properly transmitted agent's message and notice of guaranteed delivery:

      - setting forth the name and address of the holder, the registered number(s) of such old notes and the principal amount of old notes tendered;

      - stating that the tender is being made thereby; and

      - guaranteeing that, within three (3) New York Stock Exchange trading days after the expiration date, the letter(s) of transmittal (or facsimile thereof) together with the old notes or a book-entry confirmation, and any other documents required by the letter(s) of transmittal will be deposited by the eligible institution with the exchange agent; and

     - the exchange agent receives such properly completed and executed letter(s) of transmittal (or facsimile thereof), as well as all tendered old notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter(s) of transmittal, within three (3) New York State Exchange trading days after the expiration date.

     Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, holders of old notes may withdraw their tenders at any time prior to the 5:00 p.m., New York City time expiration date.

     For a withdrawal to be effective:

     - the exchange agent must receive a written notice (which may be by telegram, telex, facsimile transmission or letter) of withdrawal at the address set forth below under "-- Exchange Agent", or

     - holders must comply with the appropriate procedures of DTC's Automated Tender Offer Program system.

     Any such notice of withdrawal must:

     - specify the name of the person who tendered the old notes to be withdrawn;

     - identify the old notes to be withdrawn (including the principal amount of such old notes); and

     - where certificates for old notes have been transmitted, specify the name in which such old notes were registered, if different from that of the withdrawing holder.

     If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit:

     - the serial numbers of the particular certificates to be withdrawn; and

     - a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution.

     If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of such facility. The Company will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices, and our determination shall be final and binding on all parties. The Company will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, such old notes will be credited to an account maintained with DTC for old notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under "-- Procedures for Tendering" above at any time on or prior to the 5:00 p.m., New York City time, on the expiration date.

EXCHANGE AGENT

     JPMorgan Chase Bank has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter(s) of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows:

  For Delivery by Registered or Certified Mail, Hand or by Overnight Courier:
                              JPMorgan Chase Bank
                             3800 Colonnade Parkway
                           Birmingham, Alabama 35243

                           By Facsimile Transmission
                       (for eligible institutions only):
                                 (205) 968-9145

                      Confirm facsimile by telephone only:
                                 (205) 968-0506

DELIVERY OF THE LETTER(S) OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER(S) OF TRANSMITTAL.

FEES AND EXPENSES

     The Company will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, the Company may make additional solicitations by telegraph, telephone or in person by its officers and regular employees and those of our affiliates.

     The Company has not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. The Company will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

     The Company will pay the cash expenses to be incurred in connection with the exchange offer. The expenses are estimated in the aggregate to be approximately $250,000. They include:

     - SEC registration fees;

     - fees and expenses of the exchange agent and trustee;

     - accounting and legal fees and printing costs; and

     - related fees and expenses.

TRANSFER TAXES

     The Company will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes (whether imposed on the registered holder or any other person) if:

     - certificates representing old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of old notes tendered;

     - tendered old notes are registered in the name of any person other than the person signing the letter(s) of transmittal; or

     - a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

     If satisfactory evidence of payment of such taxes is not submitted with the letter(s) of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

     Holders who tender their old notes for exchange will not be required to pay any transfer taxes. However, holders who instruct the Company to register exchange notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of 2002 notes who do not exchange their 2002 notes for exchange notes under the exchange offer will remain subject to the restrictions on transfer of such 2002 notes:

     - as set forth in the legend printed on the 2002 notes as a consequence of the issuance of the 2002 notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

     - otherwise as set forth in the offering memorandum distributed in connection with the private offering of the 2002 notes.

     In general, the 2002 notes may not be offered or sold unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the exchange and registration rights agreement, the Company does not intend to register resales of the old notes under the Securities Act. Based on interpretations of the SEC staff, exchange notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by their holders (other than any such holder that is our "affiliate" within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the exchange notes in the ordinary course of the holders' business and the holders have no arrangement or understanding with respect to the distribution of the exchange notes to be acquired in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes:

     - should not rely on the above-described interpretations of the SEC; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

     Because the 1999 notes were issued pursuant to an effective registration statement under the Securities Act, the ability of holders of 1999 notes to reoffer, resell or otherwise dispose of their 1999 notes will not be affected by their failure to participate in the exchange offer. However, to the extent 1999 notes and 2002 notes are tendered and accepted in the exchange offer, the principal amount of outstanding 1999 notes and 2002 notes will decrease with a resulting decrease in the liquidity in the market for those notes. Accordingly, the liquidity of the market of the 1999 notes and 2002 notes could be adversely affected. See "Risk Factors -- The market value of your current notes may be lower if you do not exchange your old notes or fail to properly tender your old notes for exchange."

ACCOUNTING TREATMENT

     The Company will record the exchange notes in its accounting records at the same carrying value as the old notes, which is the aggregate principal amount, as reflected in our accounting records on the date of exchange. Accordingly, the Company will not recognize any gain or loss for accounting purposes in connection with the exchange offer. The Company will record the expenses of the exchange offer as incurred.

OTHER

     Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

     The Company may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

                       DESCRIPTION OF OTHER INDEBTEDNESS

OUR CREDIT FACILITY

     The description set forth below does not purport to be complete and is qualified in its entirety by reference to certain agreements setting forth the principal terms and conditions of our credit facility. Capitalized terms used but not otherwise defined in this "Description of Other Indebtedness -- Our Credit Facility" shall have the meaning assigned to them in our credit agreement dated as of May 7, 1999, as amended and restated as of November 1, 1999, among us, Holdings, the Note Guarantors, the lenders party thereto and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as administrative agent.

     The following description of our credit facility gives effect to the February 11, 2002 amendment of our credit facility, and the offering of the 2002 notes and the application of the proceeds therefrom.

     The credit facility provides senior secured financing consisting of a tranche A term loan facility maturing April 1, 2006, a tranche B term loan facility maturing April 1, 2007, a tranche B-1 term loan facility maturing April 1, 2007 and a $60.0 million revolving credit facility.

     The tranche A term loan facility, the tranche B term loan facility and the tranche B-1 term loan facility amortize in quarterly amounts based upon the annual amounts shown below:

                                                       TRANCHE A   TRANCHE B   TRANCHE B-1
                                                         TERM        TERM         TERM
                                                         LOAN        LOAN         LOAN
                                                       FACILITY    FACILITY     FACILITY
                                                       ---------   ---------   -----------
                                                       (DOLLARS IN MILLIONS)
Fiscal Year 2002(1)..................................    $ 2.4      $  0.6        $ 0.2
Fiscal Year 2003.....................................      3.2         2.4          0.9
Fiscal Year 2004.....................................      4.3         2.4          0.9
Fiscal Year 2005.....................................      5.5         2.4          0.9
Fiscal Year 2006.....................................      6.6         2.4          0.9
Fiscal Year 2007.....................................      1.7       170.9         64.2
Fiscal Year 2008.....................................       --        56.8         21.3
                                                         -----      ------        -----
          Total......................................    $23.7      $237.9        $89.3
                                                         =====      ======        =====

---------------

(1) The final amortization payment for fiscal year 2002 was made on January 2, 2002 in the amount of $3.2 million.

     Principal amounts outstanding under the revolving credit facility will be due and payable in full on April 1, 2006.

     Our obligations under the credit facility are unconditionally and irrevocably guaranteed by Holdings and each of our domestic subsidiaries. In addition, the credit facility is secured by first priority or equivalent security interests in substantially all tangible and intangible assets of Holdings, the Company and each of our existing and subsequently acquired or organized domestic subsidiaries, including all the capital stock of, or other equity interests in, the Company, each of our direct or indirect domestic and first-tier foreign subsidiaries and each of our subsequently acquired or organized direct or indirect subsidiaries (which, in the case of a foreign subsidiary, shall in each case be limited to 65% of such capital stock or equity interests, as the case may be).

     The credit facility is subject to mandatory prepayment with, in general,

     - 100% of the proceeds of asset sales,

     - 50% of our excess cash flow (as defined in the credit facility),

     - 50% of the proceeds of equity offerings and

     - 100% of the proceeds from the issuance of debt obligations.

     The credit facility contains a number of covenants that, among other things, restrict the ability of Holdings, the Company and our subsidiaries to dispose of assets, incur additional indebtedness, incur guarantee obligations, repay other indebtedness, pay certain restricted payments and dividends, create liens on assets, make investments, loans or advances, make certain acquisitions, engage in mergers or consolidations, make capital expenditures, enter into sale and leaseback transactions, and engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. In addition, under the credit facility, we are required to comply with specified financial ratios and tests, including minimum fixed charge coverage and interest coverage ratios and maximum leverage ratios. The credit facility also contains certain customary events of default.

     Effective March 26, 2002, Holdings entered into two interest rate swap agreements, which effectively convert a portion of our fixed-rate debt to variable rate debt. The aggregate notional amount of the two agreements is $150 million.

                       DESCRIPTION OF THE EXCHANGE NOTES

GENERAL

     The Company issued the 2002 notes and will issue the exchange notes under an indenture dated as of February 14, 2002, among the Company, the Note Guarantors and JPMorgan Chase Bank, as trustee (the "Trustee"), a copy of which is available upon request to the Company.

     The indenture contains provisions which define your rights under the exchange notes. In addition, the indenture governs the obligations of the Company and of each Note Guarantor under the exchange notes. The terms of the exchange notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

     On February 14, 2002, the Company issued $150.0 million aggregate principal amount of 2002 notes under the indenture. The terms of the exchange notes are identical in all material respects to the 2002 notes, except for certain transfer restrictions and registration and other rights relating to the exchange of the 2002 notes for the exchange notes. The Trustee will authenticate and deliver exchange notes for original issue only in exchange for a like principal amount of 2002 notes. Any 2002 notes that remain outstanding after the consummation of the exchange offer, together with the exchange notes, will be treated as a single class of securities under the indenture. Accordingly, all references in this section to specified percentages in aggregate principal amount of the outstanding exchange notes shall be deemed to mean, at any time after the exchange offer is consummated, such percentage in aggregate principal amount of the 2002 notes and exchange notes then outstanding.

     On May 7, 1999, the Company issued $250 million aggregate principal amount of 1999 notes under an indenture. The indenture that governs the 2002 notes and the exchange notes is substantially similar to the indenture that governs the 1999 notes. The primary difference is that the 2002 indenture places no limitations on the principal amount of indebtedness the Company may issue under the indenture. The 1999 indenture generally limits the amount of indebtedness issued under that indenture to the $250,000,000 aggregate principal amount issued in connection with the offering of the 1999 notes. However, subject to certain limitations, the 1999 indenture does not prohibit us from issuing additional senior subordinated debt outside of the 1999 indenture. With respect to the material terms of the notes, events of default, change of control and redemption provisions and restrictive covenants, the 2002 indenture and the 1999 indenture are substantially identical.

     Certain of the Company's Subsidiaries will guarantee the exchange notes and therefore will be subject to many of the provisions contained in this "Description of the Exchange Notes." Each Subsidiary which guarantees the exchange notes is referred to in this section as a "Note Guarantor." Each such guarantee is termed a "Note Guarantee."

     Definitions of certain terms used in this section may be found under the heading "-- Certain Definitions." For purposes of this section, the term "Company" refers only to American Media Operations, Inc. and not any of its Subsidiaries. The following description is meant to be only a summary of certain provisions of the indenture. It does not restate the terms of the indenture in their entirety. We urge that you carefully read the indenture as it, and not this description, governs your rights as Holders.

OVERVIEW OF THE EXCHANGE NOTES AND THE NOTE GUARANTEES

  THE EXCHANGE NOTES

     These exchange notes:

     - are general unsecured obligations of the Company;

     - will rank equal in right of payment with all existing and future Senior Subordinated Indebtedness of the Company;

     - are subordinated in right of payment to all future Senior Indebtedness of the Company;

     - are senior in right of payment to any future Subordinated Obligations of the Company; and

     - will be effectively subordinated to any Secured Indebtedness of the Company and its Subsidiaries to the extent of the value of the assets securing such Indebtedness.

  THE NOTE GUARANTEES

     These exchange notes are guaranteed by each of the following subsidiaries of the Company:

     American Media Newspaper Group, Inc.
     National Enquirer, Inc.
     Globe Editorial, Inc.
     Mira! Editorial, Inc.
     Star Editorial, Inc.
     National Examiner, Inc.
     American Media Consumer Magazine Group, Inc.
     AM Auto World Weekly, Inc.
     American Media Consumer Entertainment Inc.
     Country Music Media Group, Inc.
     American Media Mini Mags, Inc.
     American Media Distribution & Marketing Group, Inc.
     Distribution Services, Inc.
     NDSI, Inc.
     American Media Property Group, Inc.
     Globe Communications Corp.

     The Note Guarantees:

     - will be general unsecured obligations of each Note Guarantor;

     - will rank equally in right of payment with any existing and future Senior Subordinated Indebtedness of each Note Guarantor;

     - will be subordinated in right of payment to all existing and future Senior Indebtedness of each Note Guarantor;

     - will be senior in right of payment to any future Subordinated Obligations of each Note Guarantor; and

     - will be effectively subordinated to any Secured Indebtedness of each Note Guarantor to the extent of the value of the assets securing such Indebtedness.

PRINCIPAL, MATURITY AND INTEREST

     The exchange notes will mature on May 1, 2009. The notes are in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000.

     Each exchange note bears interest at a rate of 10 1/4% beginning on the date of its issuance, or from the most recent date to which interest has been paid or provided for. We pay interest semi-annually to Holders of record at the close of business on the April 15 or October 15 immediately preceding the interest payment date on May 1 and November 1 of each year, beginning November 1, 2002.

INDENTURE MAY BE USED FOR FUTURE ISSUANCES

     We may from time to time issue additional notes having identical terms and conditions to the exchange notes (the "Additional Notes"). We will only be permitted to issue such Additional Notes if at the time of such issuance we are in compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the exchange notes and will vote on all matters with the exchange notes.

PAYING AGENT AND REGISTRAR

     The payment of principal, premium, if any, and interest on the exchange notes is payable at any office of ours or any agency designated by us. We have initially designated the corporate trust office of the Trustee to act as our agent in such matters. The location of the corporate trust office is 2001 Bryan Street, 9th Floor, Dallas, Texas 75201. We, however, reserve the right to pay interest to Holders by check mailed directly to Holders at their registered addresses.

     Holders may exchange or transfer their exchange notes at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of exchange notes. We, however, may require Holders to pay any transfer tax or other similar governmental charge payable in connection with any such transfer or exchange.

OPTIONAL REDEMPTION

     We may not redeem the exchange notes prior to May 1, 2004. After this date, we may redeem the exchange notes, in whole or in part, on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest and liquidated damages thereon, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on May 1 of the years set forth below:

                                                              REDEMPTION
YEAR                                                            PRICE
----                                                          ----------
2004........................................................   105.125%
2005........................................................   103.417%
2006........................................................   101.708%
2007 and thereafter.........................................   100.000%

SELECTION

     If we partially redeem exchange notes, the Trustee will select the exchange notes to be redeemed on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no note of $1,000 in original principal amount or less will be redeemed in part. If we redeem any note in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancelation of the original note. On and after the redemption date, interest will cease to accrue on exchange notes or portions thereof called for redemption so long as we have deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and liquidated damages thereon, if any, the exchange notes to be redeemed.

RANKING

     The exchange notes will be unsecured Senior Subordinated Indebtedness of the Company, will be subordinated in right of payment to all existing and future Senior Indebtedness of the Company, will rank equally in right of payment with all existing and future Senior Subordinated Indebtedness of the Company (including any old notes not exchanged) and will be senior in right of payment to all existing and future Subordinated Obligations of the Company. The exchange notes also will be effectively subordinated to any Secured Indebtedness of the Company and its Subsidiaries to the extent of the value of the assets securing such Indebtedness, as well as to all liabilities of any future Subsidiaries which will not be Note Guarantors. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described below under the caption "-- Defeasance" will not be subordinated to any Senior Indebtedness or subject to the restrictions described herein.

     We currently conduct all of our operations through our Subsidiaries. The Note Guarantees will be unsecured Senior Subordinated Indebtedness of the applicable Note Guarantor, will be subordinated in right of payment to all existing and future Senior Indebtedness of such Note Guarantor, will rank equally in right of payment with all existing and future Senior Subordinated Indebtedness of such Note Guarantor and will be senior in right of payment to all existing and future Subordinated Obligations of such Note Guarantor. The Note Guarantees also will be effectively subordinated to any Secured Indebtedness of the applicable Note Guarantor to the extent of the value of the assets securing such Secured Indebtedness.

     Although the indenture will limit the Incurrence of Indebtedness by and the issuance of preferred stock of certain of our subsidiaries, such limitation is subject to a number of significant qualifications.

     As adjusted for the offering of the 2002 notes and the use of proceeds therefrom, as of December 24, 2001 we would have had outstanding:

          (a) $358.0 million of Senior Indebtedness of the Company, all of which would have been Secured Indebtedness (excluding unused commitments under the Credit Agreement);

          (b) $400.9 million of Senior Subordinated Indebtedness of the Company (including the old notes) and no indebtedness of the Company that is subordinate or junior in right of repayment to the exchange notes;

          (c) no Senior Indebtedness of the Note Guarantors (excluding their Guarantees of Indebtedness of the Company under the Credit Agreement); and

          (d) no Senior Subordinated Indebtedness of the Note Guarantors (other than the Guarantees of the old notes) and no Indebtedness of the Note Guarantors that is subordinate or junior in right of payment to the Note Guarantees.

     Although the amount of additional indebtedness we can incur is limited, we may be able to incur substantial amounts of additional Indebtedness in certain circumstances. Such Indebtedness may be Senior Indebtedness. See "-- Certain Covenants -- Limitation on Indebtedness" below.

     "Senior Indebtedness" of the Company or any Note Guarantor means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company or any Note Guarantor, regardless of whether or not a claim for post-filing interest is allowed in such proceedings), and fees and other amounts owing in respect of, Bank Indebtedness and all other Indebtedness of the Company or any Note Guarantor, whether outstanding on May 7, 1999 or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior, or are subordinated, in right of payment to the exchange notes or such Note Guarantor's Note Guarantee; provided, however, that Senior Indebtedness shall not include:

          (a) any obligation of the Company to any Subsidiary of the Company or of such Note Guarantor to the Company or any other Subsidiary of the Company;

          (b) any liability for Federal, state, local or other taxes owed or owing by the Company or such Note Guarantor;

          (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

          (d) any Indebtedness or obligation of the Company or such Note Guarantor (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of the Company or such Note Guarantor, including any Senior Subordinated Indebtedness and any Subordinated Obligations;

          (e) any obligations with respect to any Capital Stock; or

          (f) any Indebtedness Incurred in violation of the indenture.

     Only Indebtedness of the Company that is Senior Indebtedness will rank senior to the exchange notes. The exchange notes will rank equally in all respects with all other Senior Subordinated Indebtedness of the

Company. The Company will not Incur, directly or indirectly, any Indebtedness which is subordinate or junior in ranking in any respect to Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured.

     We may not pay principal of, premium (if any) or interest on the exchange notes, or make any deposit pursuant to the provisions described under "-- Defeasance" below, and may not otherwise repurchase, redeem or otherwise retire any exchange notes (except that Holders may receive and retain (a) Permitted Junior Securities and (b) payments made from the trust described under "-- Defeasance" below) (collectively, "pay the exchange notes") if:

          (a) any Designated Senior Indebtedness is not paid when due, or

          (b) any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case,

          (i) the default has been cured or waived and any such acceleration has been rescinded, or

          (ii) such Designated Senior Indebtedness has been paid in full;

provided, however, that we may pay the exchange notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (a) or (b) above has occurred and is continuing.

     During the continuance of any default (other than a default described in clause (a) or (b) above) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, we may not pay the exchange notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to us) of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated:

          (a) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice,

          (b) by repayment in full of such Designated Senior Indebtedness, or

          (c) because no defaults are continuing).

Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the second preceding sentence), unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the exchange notes after the end of such Payment Blockage Period.

     Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. However, if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this paragraph, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior

Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

          (a) the holders of Senior Indebtedness of the Company will be entitled to receive payment in full of such Senior Indebtedness before the Holders are entitled to receive any payment of principal of or interest on the exchange notes; and

          (b) until such Senior Indebtedness is paid in full any payment or distribution to which Holders would be entitled but for the subordination provisions of the indenture will be made to holders of such Senior Indebtedness as their interests may appear (except that Holders may receive and retain (i) Permitted Junior Securities and (ii) payments made from the trust as described under "-- Defeasance" so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the exchange notes without violating the subordination provisions described herein); if a distribution is made to Holders that due to the subordination provisions of the indenture should not have been made to them, such Holders will be required to hold it in trust for the holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

     If payment of the exchange notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of the Company (or their Representative) of the acceleration. If any Designated Senior Indebtedness of the Company is outstanding, the Company may not pay the exchange notes until five Business Days after such holders or the Representative of such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the exchange notes only if the subordination provisions of the indenture otherwise permit payment at that time.

     By reason of the subordination provisions of the indenture, in the event of insolvency, creditors of the Company who are holders of Senior Indebtedness of the Company may recover more, ratably, than the Holders, and creditors of the Company who are not holders of Senior Indebtedness of the Company or of Senior Subordinated Indebtedness of the Company (including the exchange notes) may recover less, ratably, than holders of Senior Indebtedness of the Company and Senior Subordinated Indebtedness of the Company.

NOTE GUARANTEES

     All of the Company's existing subsidiaries and certain future subsidiaries of the Company (as described below), as primary obligors and not merely as sureties, will jointly and severally irrevocably and unconditionally Guarantee on an unsecured senior subordinated basis the performance and full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under the indenture (including obligations to the Trustee) and the exchange notes, whether for payment of principal of or interest on or liquidated damages in respect of the exchange notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Note Guarantors being herein called the "Guaranteed Obligations"). Such Note Guarantors will agree to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Note Guarantees. Each Note Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Note Guarantor without rendering the Note Guarantee, as it relates to such Note Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. After the Closing Date, the Company will cause each future Restricted Subsidiary organized under the laws of the United States or any state or territory thereof to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will Guarantee payment of the exchange notes. See
"-- Certain Covenants -- Future Note Guarantors" below.

     The obligations of a Note Guarantor under its Note Guarantee are senior subordinated obligations. As such, the rights of Holders to receive payment by a Note Guarantor pursuant to its Note Guarantee will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Note Guarantor. The terms of the subordination provisions described above with respect to the Company's obligations under the exchange notes apply equally to a Note Guarantor and the obligations of such Note Guarantor under its Note Guarantee.

     Each Note Guarantee is a continuing guarantee and shall (a) remain in full force and effect until payment in full of all the Guaranteed Obligations, (b) be binding upon each Note Guarantor and its successors and (c) inure to the benefit of, and be enforceable by, the Trustee, the Holders and their successors, transferees and assigns.

     A Note Guarantor shall be released from all obligations under its Note Guarantee and under the indenture upon (a) the merger or consolidation of such Note Guarantor with or into any Person other than the Company or a Subsidiary or Affiliate of the Company where such Note Guarantor is not the surviving entity of such consolidation or merger or (b) the sale or transfer by the Company or any Subsidiary of the Company of the Capital Stock of such Note Guarantor (or by any other Person as a result of a foreclosure of any Lien on such Capital Stock securing Senior Indebtedness), where, after such sale or transfer, such Note Guarantor is no longer a Subsidiary of the Company; provided, however, that each such merger, consolidation, sale or transfer by the Company or such Subsidiary or Affiliate (i) shall comply with the terms of the indenture, including the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" or (ii) in the case of a sale or transfer as a result of a foreclosure of any Lien securing Senior Indebtedness by the holder of such Lien, the net proceeds therefrom shall be applied in compliance with the terms of the indenture that would apply to a sale thereof by the Company.

CHANGE OF CONTROL

     Upon the occurrence of any of the following events (each a "Change of Control"), each Holder will have the right to require the Company to repurchase all or any part of such Holder's exchange notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and liquidated damages thereon, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to repurchase the exchange notes pursuant to this section in the event that it has exercised its right to redeem all the exchange notes under the terms of the section titled "-- Optional Redemption":

          (a) prior to the earlier to occur of (i) the first public offering of common stock of American Media, Inc. or (ii) the first public offering of common stock of the Company, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange
     Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company or American Media, Inc., whether as a result of issuance of securities of American Media, Inc. or the Company, any merger, consolidation, liquidation or dissolution of American Media, Inc. or the Company, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (a) and clause (b) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

          (b) (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (a) above, except that for purposes of this clause (b) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company or Holdings and (ii) the Permitted Holders "beneficially own" (as defined in clause (a) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company or American Media, Inc. than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company or American Media, Inc., as the case may be (for the purposes of this clause (b), such other person shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person is the beneficial owner (as defined in this clause (b)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders "beneficially own" (as defined in clause (a) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

          (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company or American Media, Inc., as the case may be (together with any new directors whose election by such board of directors of the Company or American Media, Inc., as the case may be, or whose nomination for election by the shareholders of the Company or American Media, Inc., as the case may be, was approved by a vote of 66?% of the directors of the Company or American Media, Inc., as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company or American Media, Inc., as the case may be, then in office;

          (d) the adoption of a plan relating to the liquidation or dissolution of the Company or American Media, Inc.;

          (e) the merger or consolidation of the Company or American Media, Inc. with or into another Person or the merger of another Person with or into the Company or American Media, Inc., or the sale of all or substantially all the assets of the Company or American Media, Inc. to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company or American Media, Inc. that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company or American Media, Inc. are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee; or

          (f) Evercore no longer has the direct or indirect power to appoint or to approve the appointment of a majority of the managers of (or other individuals comprising) the board of managers or other governing body of EMP Group L.L.C.

     In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of exchange notes pursuant to this covenant, then prior to the mailing of the notice to Holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control, the Company shall:

          (a) repay in full all Bank Indebtedness or offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer, or

          (b) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the exchange notes as provided for in the immediately following paragraph.

     Within 30 days following any Change of Control (unless the Company has exercised its right to redeem the exchange notes as described under "-- Optional Redemption"), the Company shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

          (a) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's exchange notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

          (b) the circumstances and relevant facts and financial information regarding such Change of Control;

          (c) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

          (d) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its exchange notes purchased.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all exchange notes validly tendered and not withdrawn under such Change of Control Offer.

     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of exchange notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

     The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings. Restrictions on the ability of the Company to incur additional Indebtedness are contained in the covenants described under "-- Certain Covenants -- Limitation on Indebtedness." Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the exchange notes then outstanding.

     The occurrence of certain of the events which would constitute a Change of Control would constitute a default under the Credit Agreement. Future Senior Indebtedness of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the exchange notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the Holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The provisions under the indenture relative to the Company's obligation to make an offer to repurchase the exchange notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the exchange notes.

     With respect to the disposition of property or assets, the phrase "all or substantially all" as used in the indenture varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which is the choice of law under the indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Company is required to make an offer to repurchase the exchange notes as described above.

CERTAIN COVENANTS

     The indenture will contain covenants including, among others, the following:

     Limitation on Indebtedness. (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or any Note Guarantor may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto the Leverage Ratio would be less than 6.25:1 if Incurred thereafter.

     (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

          (i) Bank Indebtedness Incurred in an aggregate principal amount not to exceed $400.0 million at any one time outstanding less the aggregate amount of all mandatory prepayments, repayments, redemptions or purchases of principal of such Indebtedness pursuant to the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock";

          (ii) Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary; provided, however, that (1) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof, (2) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the exchange notes, (3) if a Restricted Subsidiary is the obligor, any such Indebtedness is made pursuant to an intercompany note; and (4) if a Note Guarantor is the obligor, such Indebtedness is subordinated in right of payment to the Note Guarantee of such Note Guarantor;

          (iii) Indebtedness (1) represented by the exchange notes (not including any Additional Notes) and the Note Guarantees, the old notes and the Guarantees of the old notes, (2) outstanding on May 7, 1999 (other than the Indebtedness described in clauses (i) and (ii) above), and any Indebtedness outstanding and Incurred by the Company or any Note Guarantor after May 7, 1999 and prior to the Closing Date pursuant to Section 4.03(a) of the 1999 notes indenture, (3) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) (including Refinancing Indebtedness) or the foregoing paragraph (a) and (4) consisting of Guarantees by the Company or any Note Guarantor of any Indebtedness permitted hereunder; provided that if such Indebtedness is by its express terms subordinated in right of payment to the exchange notes or a Note Guarantee of a Note Guarantor, as applicable, any such Guarantee with respect to such Indebtedness shall be subordinated in right of payment to the exchange notes or such Note Guarantor's Note Guarantee substantially to the same extent as such Indebtedness is subordinated to the exchange notes or the Note Guarantee, as applicable;

          (iv) (1) Indebtedness incurred by a Restricted Subsidiary after May 7, 1999 and prior to Closing Date pursuant to Section 4.03(b)(iv) of the 1999 notes indenture, (2) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Company); provided, however, that on the date that such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the foregoing paragraph (a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (iv) and (3) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (iv);

          (v) (1) Indebtedness Incurred by the Company or any Note Guarantor after May 7, 1999 and prior to the Closing Date pursuant to Section 4.03(b)(v) of the 1999 notes indenture and (2) Indebtedness (including Capitalized Lease Obligations) incurred by the Company or any Note Guarantor, to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (v) and including all Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (v) does not exceed 2% of Total Assets;

          (vi) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

          (vii) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary of the Company in accordance with the terms of the indenture, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary of the Company for the purpose of financing such acquisition; provided, however, that (1) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (1)) and (2) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including the Fair Market Value of noncash proceeds (such Fair Market Value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

          (viii) Hedging Obligations that are incurred in the ordinary course of business (but in any event excluding Hedging Obligations entered into for speculative purposes); provided, however, that such Hedging Obligations do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in interest rates or currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (ix) (1) Indebtedness Incurred by the Company or a Restricted Subsidiary after May 7, 1999 and prior to the Closing Date pursuant to
     Section 4.03(b)(ix) of the 1999 notes indenture and (2) Obligations in respect of performance and surety bonds and completion guarantees that are incurred by the Company or any Restricted Subsidiary in the ordinary course of business;

          (x) Indebtedness arising from honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days; and

          (xi) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to the foregoing paragraph (a) or any other clause of this paragraph (b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause
     (xi) and then outstanding, shall not exceed $25.0 million (it being understood that any Indebtedness incurred pursuant to this clause (xi) shall cease to be deemed to be Incurred or outstanding for purposes hereof but shall be deemed Incurred for purposes of paragraph (a) from and after the first date on which the Company could have incurred such Indebtedness under paragraph (a) without reliance on this clause (xi)).

     (c) Notwithstanding the foregoing, the Company may not Incur any Indebtedness pursuant to paragraph (b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness will be subordinated to the exchange notes to at least the same extent as such Subordinated Obligations. The Company may not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior

Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. In addition, the Company may not Incur any Secured Indebtedness which is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the exchange notes equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the exchange notes) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien. A Note Guarantor may not Incur any Indebtedness if such Indebtedness is by its terms expressly subordinate or junior in ranking in any respect to any Senior Indebtedness of such Note Guarantor unless such Indebtedness is Senior Subordinated Indebtedness of such Note Guarantor or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Note Guarantor. In addition, a Note Guarantor may not Incur any Secured Indebtedness that is not Senior Indebtedness of such Note Guarantor unless contemporaneously therewith effective provision is made to secure the Note Guarantee of such Note Guarantor equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to such Note Guarantee) such Secured Indebtedness for as long as such Secured Indebtedness is secured by a Lien.

     (d) Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this covenant, (i) Indebtedness Incurred pursuant to the Credit Agreement prior to or on May 7, 1999 shall be treated as Incurred pursuant to clause (i) of paragraph (b) above, (ii) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness and
(iii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this covenant, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

     Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to:

          (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) or similar payment to the direct or indirect holders of its Capital Stock except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or other Restricted Subsidiaries, to its other shareholders on a pro rata basis),

          (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of American Media, Inc., the Company or any Restricted Subsidiary held by Persons other than the Company or another Restricted Subsidiary,

          (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition and other than Indebtedness described in clause
     (ii) of paragraph (b) of the covenants described under "-- Limitation on Indebtedness") or

          (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

             (1) a Default will have occurred and be continuing (or would result therefrom);

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

             (2) the Company could not Incur at least $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "-- Limitation on Indebtedness"; or

             (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (including, if the amount so expended is other than in cash, the Fair Market Value of such Restricted Payments) declared or made subsequent to May 7, 1999 would exceed the sum of, without duplication:

                (A) (i) 100% of EBITDA accrued during the period (treated as one accounting period) from June 29, 1999 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are available (or, in case such EBITDA during such period is a deficit minus 100% of such deficit), minus
           (ii) 150% of Consolidated Interest Expense accrued during the period (treated as one accounting period) from June 29, 1999 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are available;

                (B) the aggregate Net Cash Proceeds and the Fair Market Value of property or assets used or useful in a Permitted Business, in each case received by the Company from capital contributions or the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to May 7, 1999 (other than an issuance or sale to (i) a Subsidiary of the Company or (ii) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries to the extent such sale is financed by loans from or from Indebtedness guaranteed by the Company unless such loans or Indebtedness have been repaid with cash on or prior to the date of determination);

                (C) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to May 7, 1999 of any Indebtedness of the Company or its Restricted Subsidiaries issued after May 7, 1999 which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or the Fair Market Value of other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange);

                (D) 100% of the aggregate amount received in cash from (i) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Investments (other than Permitted Investments) ("Restricted Investments") made by the Company and its Restricted Subsidiaries after May 7, 1999 and from repurchases and redemptions after May 7, 1999 of such Restricted Investments from the Company and its Restricted Subsidiaries by any Person (other than the Company or any of its Subsidiaries or Affiliates) and from repayments of loans or advances after May 7, 1999 which constituted Restricted Investments or (ii) the sale (other than to the Company or a Subsidiary or an Affiliate) after May 7, 1999 of the Capital Stock of an Unrestricted Subsidiary, in an amount not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included in this clause (D) to the extent it is already included in Consolidated Net Income; and

                (E) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries since May 7, 1999 resulting from (i) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included in this clause (E) to the extent it is already included in Consolidated Net Income.

     (b) The provisions of the foregoing paragraph (a) will not prohibit:

          (i) any purchase, repurchase, retirement or other acquisition or retirement for value of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries to the extent such sale is financed by loans from or from Indebtedness guaranteed by the Company unless such loans or Indebtedness have been repaid with cash on or prior to the date of determination); provided, however, that

             (1) such Restricted Payment will be excluded in subsequent calculations of the amount of Restricted Payments and

             (2) the Net Cash Proceeds from such sale applied in the manner set forth in this clause (i) will be excluded from the calculation of amounts under clause (iv)(3)(B) of paragraph (a) above;

          (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company that is permitted to be Incurred pursuant to the covenant described under "-- Limitation on Indebtedness"; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value will be excluded in subsequent calculations of the amount of Restricted Payments;

          (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock"; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

          (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that such dividend will be included in subsequent calculations of the amount of Restricted Payments;

          (v) the repurchase or other acquisition of shares of, or options to purchase shares of, Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases or acquisitions in any fiscal year of the Company after May 7, 1999 shall not exceed, together with the aggregate amount of all payments made under clause (vi)(3) of this paragraph (b) below in such fiscal year, in the aggregate $5.0 million, up to a maximum aggregate amount, together with the aggregate amount of all payments made under clause (vi)(3) of this paragraph (b) below, of $10.0 million during the period from and after May 7, 1999; provided further, however, that such repurchases and other acquisitions shall be included in subsequent calculations of the amount of Restricted Payments;

          (vi) the payment of dividends, other distributions or other amounts by the Company for the purposes set forth in clauses (1) through (4) below; provided, however, that such dividend, distribution or amount set forth in clauses (1) through (4) shall be included in subsequent calculations of the amount of Restricted Payments for the purposes of paragraph (a) above:

             (1) to American Media, Inc. in amounts equal to the amounts required for American Media, Inc. to pay franchise taxes and other fees required to maintain its corporate existence and provide for other operating costs of up to $2.0 million per fiscal year;

             (2) to American Media, Inc. in amounts equal to amounts required for American Media, Inc. to pay Federal, state and local income taxes to the extent such income taxes are attributable to the income of the Company and its Restricted Subsidiaries (and, to the extent of amounts actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries);

             (3) to American Media, Inc. in amounts equal to amounts expended by American Media, Inc. to repurchase Capital Stock of American Media, Inc. owned by former employees of the Company or its Subsidiaries or their assigns, estates and heirs; provided, however, that the aggregate amount paid, loaned or advanced to American Media, Inc. pursuant to this clause
        (3) in any fiscal year of the Company after May 7, 1999 shall not exceed, together with the aggregate amount of all payments made under clause (v) of this paragraph (b) above during such fiscal year, in the aggregate, $5.0 million, up to a maximum aggregate amount, together with the aggregate amount of all payments made under clause (v) of this paragraph (b) above, of $10.0 million during the period from and after May 7, 1999, plus any amounts contributed by American Media, Inc. to the Company as a result of resales of such repurchased shares of Capital Stock; and

             (4) to American Media, Inc. in amounts required to pay the annual monitoring fee to Evercore; provided, however, that the aggregate amount paid, loaned or delivered to American Media, Inc. pursuant to this clause (4) shall not, in the aggregate, exceed $750,000 per fiscal year;

          (vii) the payment of dividends on the Company's common stock (or the payment of dividends to American Media, Inc. to fund the payment by American Media, Inc. of dividends on American Media, Inc.'s common stock) following the first public offering of common stock of the Company or American Media, Inc., as the case may be, after May 7, 1999, of up to 6% per annum of the net proceeds received by the Company or contributed to the Company by American Media, Inc. from such public offering; provided, however, that (1) the aggregate amount of all such dividends shall not exceed the aggregate amount of net proceeds received by the Company or contributed to the Company by American Media, Inc. from such public offering, (2) at the time of, and after giving effect to, any payment permitted under this clause (vii), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and
     (3) any such payment shall be included in subsequent calculations of the amount of Restricted Payments;

          (viii) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries issued or Incurred in accordance with the covenant described under "-- Limitation on Indebtedness"; provided, however, that such payments shall be excluded in subsequent calculations of the amount of Restricted Payments; or

          (ix) other Restricted Payments in an aggregate amount not to exceed $20.0 million; provided, however, that at the time of, and after giving effect to, any payment permitted under this clause (ix), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and provided further that any such payment shall be included in subsequent calculations of the amount of Restricted Payments.

     Limitation on Restrictions on Distributions from Restricted
Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (a) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries,

          (b) make any loans or advances to the Company or any of the Restricted Subsidiaries or

          (c) transfer any of its property or assets to the Company or any of its Restricted Subsidiaries, except:

             (i) any encumbrance or restriction pursuant to applicable law or an agreement in effect at or entered into on May 7, 1999;

             (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

             (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this covenant or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this covenant or this clause (iii); provided, however, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment are no less favorable, in the aggregate, to the Holders than the encumbrances and restrictions contained in such predecessor agreements;

             (iv) in the case of clause (c), any encumbrance or restriction

                (1) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or

                (2) contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements;

             (v) with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

             (vi) in the case of clause (c), any encumbrance or restriction pursuant to any agreement relating to Purchase Money Indebtedness that is Incurred subsequent to the Closing Date in compliance with the covenant described under "-- Limitation on Indebtedness" or (B) after May 7, 1999 and on or prior to the Closing Date, in compliance with
        Section 4.03 of the 1999 notes indenture.

     Limitation on Sales of Assets and Subsidiary Stock. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

          (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition,

          (ii) at least 80% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Temporary Cash Investments; provided that the amount of (1) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the exchange notes), that are assumed by the transferee of any such assets (provided that the Company or such Restricted Subsidiary is released from all liability with respect thereto), (2) any securities received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 90 days following the closing of such Asset Disposition and (3) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (3) or after May 7, 1999 and prior to the Closing Date, pursuant to Section 4.06(a) of the 1999 notes indenture that is at that time outstanding, not to exceed the greater of (A) $25.0 million or (B) 3% of Total Assets at time of receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be cash for purposes of this provision and for no other purpose; and

          (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

             (1) first, (A) to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or Indebtedness (other than any Disqualified Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company and other than Preferred Stock) or (B) to the extent the Company or such Restricted Subsidiary elects, to acquire Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary), in each case within one year from the later of such Asset Disposition or the receipt of such Net Available Cash;

             (2) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (1), to make an Offer (as defined below) to purchase notes pursuant to and subject to the conditions set forth in section (b) of this covenant; provided, however, that if the Company elects (or is required by the terms of any other Senior Subordinated Indebtedness), such Offer may be made ratably to purchase the exchange notes and other Senior Subordinated Indebtedness of the Company; and

             (3) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (1) and (2), for any general corporate purpose permitted pursuant to the terms of the indenture;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (1)(A) or (2) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

     Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this covenant exceeds $5.0 million; provided that such amount shall be decreased by the aggregate Net Available Cash from all Asset Dispositions made after May 7, 1999 and prior to the Closing Date not applied at any time in accordance with Section 4.06(a) of the 1999 notes indenture.

     (b) In the event of an Asset Disposition that requires the purchase of exchange notes (and other Senior Subordinated Indebtedness) pursuant to clause
(a)(iii)(2) of this covenant, the Company will be required to purchase exchange notes (and other Senior Subordinated Indebtedness) tendered pursuant to an offer by the Company for the exchange notes (and other Senior Subordinated Indebtedness) (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) in accordance with the procedures (including prorating in the event of oversubscription), set forth in the indenture. If the aggregate purchase price of exchange notes (and other Senior Subordinated Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the exchange notes (and other Senior Subordinated Indebtedness), the Company may apply the remaining Net Available Cash for any general corporate purpose permitted pursuant to the terms of the indenture. The Company will not be required to make an Offer for exchange notes (and other Senior Subordinated Indebtedness) pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (a)(iii)(1)) is less than $10.0 million for any particular Asset Disposition (which lesser amount will be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

     (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of exchange notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

     Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless such Affiliate Transaction is on terms:

          (i) that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate,

          (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $2.0 million,

             (1) are set forth in writing and

             (2) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and

          (iii) that, in the event such Affiliate Transaction involves an amount in excess of $10.0 million, have been determined in writing by a nationally recognized appraisal or investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or not materially less favorable than those that might reasonably have been obtained in an arm's-length transaction.

     (b) The provisions of the foregoing paragraph (a) will not prohibit

          (i) any Restricted Payment permitted to be paid pursuant to the covenant described under "-- Limitation on Restricted Payments,"

          (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors,

          (iii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors,

          (iv) loans or advances to employees of the Company or any of its Restricted Subsidiaries in the ordinary course of business not in excess of $5.0 million in the aggregate outstanding at any one time,

          (v) the payment of reasonable fees to directors of the Company and its Subsidiaries who are not employees of the Company or its Subsidiaries, or

          (vi) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

     Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company will not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except:

          (a) to the Company or a Restricted Subsidiary; or

          (b) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would continue to be a Restricted Subsidiary or if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer be a Restricted Subsidiary and the Investment of the Company in such Person after giving effect to such issuance or sale would have been permitted to be made under the covenant described under "-- Limitation on Restricted Payments" as if made on the date of such issuance or sale (and such Investment shall be deemed to be an Investment made for the purposes of such covenant). The proceeds of any sale of such Capital Stock permitted hereby will be treated as Net

     Available Cash from an Asset Disposition and must be applied in accordance with the terms of the covenant described under "-- Limitation of Sales of Assets and Subsidiary Stock."

     Limitation on Lines of Business. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business, other than a Permitted Business.

     SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC and provide the Trustee and Holders and prospective Holders (upon request) within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act; provided, however, the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Company will make available such information to the Trustee, Holders and prospective Holders (upon request) within 15 days after the time the Company would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act. Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the Exchange Offer (as defined) or the effectiveness of the Shelf Registration Statement (as defined) by the filing with the SEC of the Exchange Offer Registration Statement (as defined) and/or Shelf Registration Statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act. The Company also will comply with the other provisions of Section 314(a) of the TIA.

     Future Note Guarantors. The Company will cause each domestic Restricted Subsidiary organized or acquired after the date hereof to become a Note Guarantor, and execute and deliver to the Trustee a supplemental indenture in the form set forth in the indenture pursuant to which such Restricted Subsidiary will Guarantee payment of the exchange notes. Each Note Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Restricted Subsidiary without rendering the Note Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

MERGER AND CONSOLIDATION

     (a) The indenture will provide that the Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

          (i) the resulting, surviving or transferee Person (the "Successor Company") will be a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the exchange notes and the indenture;

          (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

          (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under "-- Certain Covenants -- Limitation on Indebtedness"; and

          (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any)comply with the indenture.

     The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the exchange notes.

     (b) In addition, the Company will not permit any Note Guarantor to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Person unless:

          (i) the resulting, surviving or transferee Person will be a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia, and such Person (if not such Note Guarantor) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Note Guarantor under its Note Guarantee;

          (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

          (iii) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture;

          (iv) provided, however, that the foregoing shall not apply to any such consolidation or merger with or into, or conveyance, transfer or lease to, any Person if the resulting, surviving or transferee Person will not be a Subsidiary of the Company and the other terms of the indenture, including the covenant described under "--Limitations on Sales of Assets and Subsidiary Stock," are complied with.

     (c) Notwithstanding the foregoing:

          (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and

          (ii) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

DEFAULTS

     Each of the following is an Event of Default:

          (a) a default in any payment of interest on any note when due and payable, whether or not prohibited by the provisions described under "-- Ranking" above, continued for 30 days,

          (b) a default in the payment of principal of any note when due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under "-- Ranking" above,

          (c) the failure by the Company to comply with its obligations under the covenant described under "-- Merger and Consolidation" above,

          (d) the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under "-- Change of Control" or "-- Certain Covenants" above (in each case, other than a failure to purchase exchange notes),

          (e) the failure by the Company to comply for 60 days after notice with its other agreements contained in the exchange notes or the indenture,

          (f) the failure by the Company or any Restricted Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million or its foreign currency equivalent (the "cross acceleration provision") and such failure continues for 10 days after receipt of the notice specified in the indenture,

          (g) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions"),

          (h) the rendering of any judgment or decree for the payment of money in excess of $10.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing) or its foreign currency equivalent against the Company or a Restricted Subsidiary if:

             (i) an enforcement proceeding thereon is commenced by any creditor, or

             (ii) such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed (the "judgment default provision") or

             (iii) any Note Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or any Note Guarantor or Person acting by or on behalf of such Note Guarantor denies or disaffirms such Note Guarantor's obligations under the indenture or any Note Guarantee and such Default continues for 10 days after receipt of the notice specified in the indenture.

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     However, a default under clauses (d), (e), (f) or (j) will not constitute an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the exchange notes notify the Company of the default and the Company or the Note Guarantor, as applicable, does not cure such default within the time specified after receipt of such notice.

     If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the exchange notes by notice to the Company and the Trustee may declare the principal of and accrued but unpaid interest on all the exchange notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the exchange notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the exchange notes may rescind any such acceleration with respect to the exchange notes and its consequences.

     Subject to the provisions of the indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the indenture or the exchange notes unless:

          (a) such Holder has previously given the Trustee notice that an Event of Default is continuing,

          (b) Holders of at least 25% in principal amount of the exchange notes have requested the Trustee in writing to pursue the remedy,

          (c) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,

          (d) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

          (e) the Holders of a majority in principal amount of the exchange notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

     Subject to certain restrictions, the Holders of a majority in principal amount of the exchange notes will be given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     The indenture will provide that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note (including payments pursuant to the redemption provisions of such Note), the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders. In addition, the Company will be required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company will also be required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time would become an Event of Default, their status and what action the Company is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the indenture or the exchange notes may be amended with the written consent of the Holders of a majority in principal amount of the exchange notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the exchange notes then outstanding. However, without the consent of each Holder of a note affected, no amendment may, among other things:

          (a) reduce the amount of exchange notes whose Holders must consent to an amendment,

          (b) reduce the rate of or extend the time for payment of interest or any liquidated damages on any note,

          (c) reduce the principal of or extend the Stated Maturity of any note,

          (d) reduce the premium payable upon the redemption of any note or change the time at which any Note may be redeemed as described under "-- Optional Redemption" above,

          (e) make any note payable in money other than that stated in the Note,

          (f) make any change to the subordination provisions of the indenture that adversely affects the rights of any Holder,

          (g) impair the right of any Holder to receive payment of principal of, and interest or any liquidated damages on, such Holder's exchange notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's exchange notes,

          (h) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions or

          (i) modify the Note Guarantees in any manner adverse to the Holders.

     Without the consent of any Holder, the Company and the Trustee may amend the indenture to:

     - cure any ambiguity, omission, defect or inconsistency,

     - provide for the assumption by a successor corporation of the obligations of the Company under the indenture,

     - provide for uncertificated exchange notes in addition to or in place of certificated exchange notes (provided that the uncertificated exchange notes are issued in registered form for purposes of

       Section 163(f) of the Code, or in a manner such that the uncertificated exchange notes are described in Section 163(f)(2)(B) of the Code),

     - make any change in the subordination provisions of the indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company (or any representative thereof) under such subordination provisions, or to add additional Note Guarantees with respect to the exchange notes,

     - secure the exchange notes,

     - add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company,

     - make any change that does not adversely affect the rights of any Holder, subject to the provisions of the indenture,

     - provide for the issuance of the exchange notes, Additional Notes or Private Exchange Notes (as defined in the exchange and registration rights agreement) or

     - comply with any requirement of the SEC in connection with the qualification of the indenture under the TIA.

     However, no amendment may be made to the subordination provisions of the indenture that adversely affects the rights of any holder of Senior Indebtedness of the Company then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

     The consent of the Holders will not be necessary under the indenture to approve the particular form of any proposed amendment. It will be sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the indenture becomes effective, the Company will be required to mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER AND EXCHANGE

     A Holder will be able to transfer or exchange notes in accordance with the indenture. Upon any transfer or exchange, the registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes required by law or permitted by the indenture. The Company will not be required to transfer or exchange any exchange note selected for redemption or to transfer or exchange any exchange note for a period of 15 days prior to a selection of exchange notes to be redeemed. The exchange notes will be issued in registered form and the registered Holder will be treated as the owner of such exchange note for all purposes.

DEFEASANCE

     The Company may at any time terminate all its obligations under the exchange notes and the indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the exchange notes, to replace mutilated, destroyed, lost or stolen exchange notes and to maintain a registrar and paying agent in respect of the exchange notes. In addition, the indenture will provide that the Company at any time may terminate:

          (a) its obligations under the covenants described under "-- Certain Covenants," and

          (b) the operation of the cross-acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "-- Defaults" above and the limitations contained in clause (iii) under paragraph (a) of "-- Merger and Consolidation" above ("covenant defeasance").

     In the event that the Company exercises its legal defeasance option or its covenant defeasance option, each Note Guarantor will be released from all of its obligations with respect to its Note Guarantee.

     The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the exchange notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the exchange notes may not be accelerated because of an Event of Default specified in clause (d), (f) or (g) (with respect only to Significant Subsidiaries), (h) (with respect only to Significant Subsidiaries) under "-- Defaults" above or because of the failure of the Company to comply with clause (iii) under paragraph (a) of "-- Merger and Consolidation" above.

     In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of, and interest on which, will be sufficient, or a combination thereof sufficient, to pay the principal, premium (if any) and interest on the exchange notes when due at redemption or maturity, as the case may be, including interest thereon to maturity or such redemption date, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

CONCERNING THE TRUSTEE

     JPMorgan Chase Bank is the Trustee under the indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the exchange notes.

GOVERNING LAW

     The indenture will provide that it and the exchange notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

     "Additional Assets" means:

          (a) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Permitted Business;

          (b) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

          (c) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (b) or (c) above is primarily engaged in a Related Business.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "-- Certain Covenants -- Limitation on Transactions with Affiliates" and "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or American Media, Inc. or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

          (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary),

          (b) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or

          (c) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary;

other than, in the case of (a), (b) and (c) above:

          (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Note Guarantor,

          (ii) any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary,

          (iii) transactions permitted under paragraph (a) under "-- Certain Covenants -- Merger and Consolidation,"

          (iv) an issuance of Capital Stock by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary,

          (v) for purposes of the provisions described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, a disposition subject to the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments,"

          (vi) any Permitted Asset Swap and

          (vii) any disposition of assets with a Fair Market Value of not more than $500,000.

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the exchange notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

          (a) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment, by

          (b) the sum of all such payments.

     "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors of the Company.
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

     "Business Day" means each day which is not a Legal Holiday.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

     "Closing Date" means the date of the indenture.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by the Company and its Restricted Subsidiaries in such period but not included in such interest expense:

          (a) interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction,

          (b) amortization of debt discount and debt issuance costs,

          (c) capitalized interest,

          (d) noncash interest expense,

          (e) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing,

          (f) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary,

          (g) net costs associated with Hedging Obligations,

          (h) dividends in respect of all Disqualified Stock of the Company and all Preferred Stock of any of the Restricted Subsidiaries of the Company, to the extent held by Persons other than the Company or a Wholly Owned Subsidiary,

          (i) interest Incurred in connection with investments in discontinued operations and

          (j) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or any Subsidiary of the Company may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

     "Consolidated Net Income" means, for any period, the net income of the Company and its Consolidated Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income:

          (a) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that

             (i) subject to the limitations contained in clause (d) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to

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        the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (c) below) and

             (ii) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

          (b) any net income (or loss) of any person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

          (c) any net income (or loss) of any Restricted Subsidiary (other than any Note Guarantor) if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that

             (i) subject to the limitations contained in clause (d) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause) and

             (ii) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (d) any gain (loss) realized upon the sale or other disposition of any asset of the Company or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

          (e) any extraordinary gain or loss; and

          (f) the cumulative effect of a change in accounting principles.

     "Consolidation" means the consolidation of the amounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

     "Credit Agreement" means the credit agreement dated as of May 7, 1999, as amended and restated as of November 1, 1999, as further amended as of February 12, 2002, and as amended restated, supplemented, waived, replaced (whether or not upon termination), restructured, repaid, refunded, refinanced or otherwise modified from time to time including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness under such agreement or increasing the amount loaned thereunder or altering the maturity thereof, initially among American Media, Inc., the Company, the lenders thereunder and The Chase Manhattan Bank, as administrative agent for such lenders.

     "Currency Agreement" means with respect to any Person any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Noncash Consideration" means the Fair Market Value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of

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

such valuation, less the amount of Temporary Cash Investments received in connection with a subsequent sale of such Designated Noncash Consideration.

     "Designated Senior Indebtedness" of the Company means:

          (a) the Bank Indebtedness and

          (b) any other Senior Indebtedness of the Company that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to at least $10.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the indenture. "Designated Senior Indebtedness" of a Note Guarantor has a correlative meaning.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

          (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

          (b) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary; provided that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or an issuance of Disqualified Stock, as applicable) or

          (c) is redeemable at the option of the holder thereof, in whole or in part,

in each case on or prior to 91 days after the Stated Maturity of the exchange notes, provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to 91 days after the Stated Maturity of the exchange notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of the covenants described under "-- Change of Control" and "-- Certain Covenants -- Limitation on Sale of Assets and Subsidiary Stock"; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability.

     "EBITDA" for any period means the Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

          (a) Consolidated income tax expense,

          (b) Consolidated Interest Expense,

          (c) Consolidated depreciation expense,

          (d) Consolidated amortization expense (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period),

          (e) any nonrecurring expenses or charges related to any Equity Offering, Permitted Investment, acquisition or Indebtedness permitted to be incurred by the indenture (whether or not successful) (including fees, expenses or charges related to the Transactions (as defined in the 1999 notes indenture), including the Make-Whole Payments), in each case deducted in such period in computing Consolidated Net Income,

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

          (f) the amount of any annual monitoring fees paid to Evercore in an amount not to exceed $750,000 during any fiscal year,

          (g) any severance expenses related to the Transactions (as defined in the 1999 notes indenture) or make-whole or similar payments or any corporate relocation expenses arising from the relocation of the Company or such Restricted Subsidiary from any of the facilities in which they are located on May 7, 1999, in each case Incurred or made within eighteen months after May 7, 1999 in an amount, taken together with all other amounts under this clause (g), not to exceed $3.0 million in the aggregate, and

          (h) any other noncash charges reducing Consolidated Net Income for such period (excluding any such charge which consists of or requires an accrual of, or cash reserve for, any anticipated cash charges for any prior or in any future period).

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income; provided, however, that with respect to any Restricted Subsidiary other than a Note Guarantor, such amount shall be added to Consolidated Net Income to compute EBITDA only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "Equity Offering" means any public or private sale of common stock or Preferred Stock of the Company or American Media, Inc. (other than Disqualified Stock), other than public offerings with respect to the Company's or American Media Inc.'s common stock registered on Form S-8 or other issuances upon exercise of options by employees of the Company or any of its Restricted Subsidiaries.

     "Evercore" means Evercore Capital Partners L.P., a Delaware limited partnership, and its Affiliates.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. For purposes of clause
(iv)(3)(B) under paragraph (a) of the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments," the definition of "Permitted Asset Swap" and calculating the Fair Market Value of Designated Noncash Consideration, the Fair Market Value of property or assets other than cash which involves (a) an aggregate amount in excess of $2.0 million, shall be set forth in a resolution approved by at least a majority of the Board of Directors and
(b) an aggregate amount in excess of $10.0 million, shall have been determined in writing by a nationally recognized appraisal or investment banking firm. For all other purposes of the indenture, Fair Market Value will be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors.

     "GAAP" means generally accepted accounting principles in the United States as in effect as of May 7, 1999, including those set forth in:

          (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

          (b) statements and pronouncements of the Financial Accounting Standards Board,

          (c) such other statements by such other entities as approved by a significant segment of the accounting profession and

          (d) unless otherwise indicated, all ratios and computations based on GAAP contained in the indenture shall be computed in conformity with GAAP.

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

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take- or-pay, or to maintain financial statement conditions or otherwise) or

          (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

     "Holder" means the Person in whose name an exchange note is registered on the Registrar's books.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (a) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

          (b) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, exchange notes or other similar instruments;

          (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

          (d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

          (e) all Capitalized Lease Obligations and all Attributable Debt of such Person;

          (f) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (g) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of

             (i) the Fair Market Value of such asset at such date of determination and

             (ii) the amount of such Indebtedness of such other Persons;

          (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person;

          (i) to the extent not otherwise included, the amount then outstanding (i.e., advanced, and received by, and available for use by, such Person) under any receivables financing (as set forth in the books and
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

     records of such Person and confirmed by the agent, trustee or other representative of the institution or group providing such receivables financing); and

          (j) all obligations of the type referred to in clauses (a) through (i) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person; provided that (a) Hedging Obligations entered into in the ordinary course of business and in compliance with the indenture, (b) endorsements of negotiable instruments and documents in the ordinary course of business and (c) an acquisition of assets, Capital Stock or other securities by the Company for consideration consisting exclusively of Capital Stock (other than Disqualified Stock) of the Company shall not be deemed to be an Investment. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments":

          (a) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to

             (i) the Company's "Investment" in such Subsidiary at the time of such redesignation less

             (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

          (b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

     "Legal Holiday" means a Saturday, Sunday or other day on which banking institutions in New York State are not required by law or regulation to be open.

     "Leverage Ratio" as of any date of determination means the ratio of:

          (a) Total Consolidated Indebtedness as of the date of determination to

          (b) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at the end of the most recent fiscal quarter for which financial statements are available, provided, however, that

          (i) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Leverage Ratio is an Incurrence of Indebtedness, EBITDA and, for the purpose of calculating EBITDA, Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first

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

     day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,

          (ii) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Leverage Ratio, EBITDA and, for the purpose of calculating EBITDA, Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness,

          (iii) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to EBITDA (if negative) directly attributable thereto for such period and, for the purpose of calculating EBITDA, Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

          (iv) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and, for the purpose of calculating EBITDA, Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and

          (v) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (iii) or
     (iv) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and, for the purpose of calculating EBITDA, Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. Any such pro forma calculations may include operating expense reductions for such period resulting from the acquisition which is being given pro forma effect that (a) would be permitted pursuant to Article XI of Regulation S-X under the Securities Act or (b) have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within six months following any such acquisition, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing (or approval by the Board of Directors of any closing) of any facility, as applicable, provided that, in either case, such adjustments

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are set forth in an Officers' Certificate signed by the Company's chief financial officer and another Officer which states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the officers executing such Officers' Certificate at the time of such execution and (iii) that any related Incurrence of Indebtedness is permitted pursuant to the indenture. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of twelve months).

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Make-Whole Payments" means payments in the aggregate of approximately $4.0 million that David J. Pecker, under his employment agreement with EMP, as in effect on May 7, 1999 (which agreement was assumed by Holdings in the Merger (as defined in the Offering Memorandum dated April 30, 1999 relating to the issuance of the 1999 notes)), is entitled to in connection with the compensation he forfeited upon termination of his employment with Hachette, a portion of which became payable upon Mr. Pecker's termination of employment on March 31, 1999 and the remaining portion of which shall be payable on April 15, 2000.

     "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of:

          (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition,

          (b) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition,

          (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and

          (d) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

     "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "1999 notes" means the $250,000,000 aggregate principal amount of the Company's 10 1/4% Senior Subordinated Notes due 2009 issued under the 1999 notes indenture.

     "1999 notes indenture" means the indenture dated as of May 7, 1999, among the Company, the guarantors party thereto and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee.

     "Note Guarantee" means each Guarantee of the obligations with respect to the exchange notes issued by any Person pursuant to the terms of the indenture. Each such Note Guarantee will have subordination

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provisions equivalent to those contained in the indenture and will be substantially in the form prescribed in the indenture.

     "Note Guarantor" means any Person that has issued a Note Guarantee.

     "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company. An "Officer" of a Note Guarantor has a correlative meeting.

     "Officers' Certificate" means a certificate signed by two Officers.

     "old notes" means the 1999 notes and the 2002 notes, collectively.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or a Note Guarantor, as applicable, or the Trustee.

     "Permitted Asset Swap" means any one or more transactions in which the Company or any Restricted Subsidiary exchanges assets (other than the trademarks or other assets related to National Enquirer or Star) for consideration consisting of (a) assets used or useful in a Permitted Business and (b) any cash or Temporary Cash Investments (provided that such cash or Temporary Cash Investments will be considered Net Available Cash from an Asset Disposition); provided, however, that the Fair Market Value of the assets received by the Company or such Restricted Subsidiary in such exchange, together with the amount of any cash or Temporary Cash Investments also received in such exchange, shall be at least equal to the Fair Market Value of the assets exchanged by the Company or such Restricted Subsidiary.

     "Permitted Business" means any business engaged in by the Company or any Restricted Subsidiary on May 7, 1999 and any Related Business.

     "Permitted Holders" means EMP Group L.L.C. and any Person acting in the capacity of an underwriter in connection with a public or private offering of the Company's or American Media Inc.'s Capital Stock.

     "Permitted Investment" means

          (a) an Investment by the Company or any Restricted Subsidiary in the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Permitted Business;

          (b) an Investment by the Company or any Restricted Subsidiary in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Permitted Business;

          (c) an Investment by the Company or any Restricted Subsidiary in Temporary Cash Investments;

          (d) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (f) loans or advances to employees of the Company or such Restricted Subsidiary made in the ordinary course of business not exceeding $5 million in the aggregate outstanding at any time;

          (g) an Investment by the Company or any Restricted Subsidiary in stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

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          (h) an Investment by the Company or any Restricted Subsidiary in any
     Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock";

          (i) any Investment existing on May 7, 1999;

          (j) guarantees (including Guarantees) of Indebtedness permitted under the indenture; and

          (k) without duplication, any Investment in any Person, the amount of which, together with all other Investments in other Persons made pursuant to this clause (k) and clause (k) of the definition of "Permitted Investments" in the 1999 notes indenture, does not exceed $25.0 million in the aggregate at any time outstanding.

     "Permitted Junior Securities" shall mean debt or equity securities of the Company or any successor corporation issued pursuant to a plan of reorganization or readjustment of the Company that are subordinated to the payment of all then-outstanding Senior Indebtedness of the Company at least to the same extent that the exchange notes are subordinated to the payment of all Senior Indebtedness of the Company on the Closing Date, so long as to the extent that any Senior Indebtedness of the Company outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash or Cash Equivalents on such date, the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan or reorganization or readjustment.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "Principal" of an exchange note means the principal of the exchange note plus the premium, if any, payable on the exchange note which is due or overdue or is to become due at the relevant time.

     "Purchase Money Indebtedness" means Indebtedness:

          (a) consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and

          (b) incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements; provided, however, that such Indebtedness is incurred within 180 days after the acquisition by the Company or such Restricted Subsidiary of such asset.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Company or any Restricted Subsidiary existing on May 7, 1999 or Incurred in compliance with the indenture (including Indebtedness of the Company that Refinances Refinancing Indebtedness); provided, however, that:

          (a) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced,

          (b) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the remaining Average Life of the Indebtedness being refinanced,

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          (c) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price), plus costs related to the issuance of such Refinancing Indebtedness, that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced and

          (d) if the Indebtedness being Refinanced is subordinated in right of payment to the exchange notes, such Refinancing Indebtedness is subordinated in right of payment to the exchange notes at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include:

          (i) Indebtedness of a Restricted Subsidiary other than a Note Guarantor that Refinances Indebtedness of the Company or

          (ii) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

     "Related Business" means any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on May 7, 1999.

     "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Company.

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

     "SEC" means the Securities and Exchange Commission.

     "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien. "Secured Indebtedness" of a Note Guarantor has a correlative meaning.

     "Senior Subordinated Indebtedness" of the Company means the exchange notes, the 1999 notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank equal with the exchange notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness. "Senior Subordinated Indebtedness" of a Note Guarantor has a correlative meaning.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the exchange notes pursuant to a written agreement. "Subordinated Obligation" of a Note Guarantor has a correlative meaning.

     "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including

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partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

          (a) such Person,

          (b) such Person and one or more Subsidiaries of such Person or

          (c) one or more Subsidiaries of such Person.

     "Temporary Cash Investments" means any of the following:

          (a) any investment in direct obligations of the United States or any agency thereof or obligations Guaranteed by the United States or any agency thereof,

          (b) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States, any state thereof or any foreign country recognized by the United States having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act),

          (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above,

          (d) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States or any foreign country recognized by the United States with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), and

          (e) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's Investors Service, Inc.

     "TIA" means the Trust indenture Act of 1939 (15 U.S.C. sec.sec. 77aaa -- 77bbbb) as in effect on May 7, 1999.

     "Total Assets" means the total Consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

     "Total Consolidated Indebtedness" means the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries, outstanding as of such date of determination, determined on a Consolidated basis, after giving effect to any Incurrence of Indebtedness and the application of the proceeds therefrom giving rise to such determination.

     "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Trustee" means the party named as such in the indenture until a successor replaces it and, thereafter, means the successor.

     "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "2002 notes" means the $150,000,000 aggregate principal amount the Company's 10 1/4% Series B Senior Subordinated Notes due 2009 issued under the indenture.
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

     "Unrestricted Subsidiary" means:

          (a) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and

          (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either:

             (i) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less or

             (ii) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under the covenant entitled "Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

                (1) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "-- Certain Covenants -- Limitation on Indebtedness" and

                (2) no Default shall have occurred and be continuing. Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable or redeemable at the issuer's option.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company and/or one or more Wholly Owned Subsidiaries.

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

                     CERTAIN U.S. FEDERAL TAX CONSEQUENCES

     The following is a summary of certain U.S. federal tax consequences to holders who receive exchange notes in the exchange of the ownership and disposition of exchange notes as of the date hereof. Except where noted, this summary deals only with exchange notes held as capital assets, and it does not deal with special situations. For example, this summary does not address tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, persons holding exchange notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax or holders of exchange notes whose "functional currency" is not the U.S. dollar. In addition, this summary does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a U.S. expatriate, "controlled foreign corporation," "passive foreign investment company," "foreign personal holding company" or a corporation that accumulates earnings to avoid U.S. federal income tax).

     This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below.

     If a partnership holds exchange notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding exchange notes, you should consult your tax advisors.

     YOU SHOULD CONSULT YOUR OWN TAX ADVISORS CONCERNING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO YOU OF THE OWNERSHIP OF THE EXCHANGE NOTES, AS WELL AS THE CONSEQUENCES TO YOU ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

CONSEQUENCES OF REGISTERED EXCHANGE OFFER

     The exchange of old notes pursuant to the registered exchange offer will not constitute a material modification of the terms of the old notes and therefore will not constitute a taxable event for U.S. federal income tax purposes. In that event, the exchange would have no U.S. federal income tax consequences to a holder, so that the holder's holding period and adjusted tax basis for an exchange note would not be affected, and the U.S. holder would continue to take into account income in respect of an exchange note in the same manner as before the exchange.

CONSEQUENCES TO U.S. HOLDERS

     The following is a summary of certain U.S. federal tax consequences that will apply to you if you are a U.S. holder of exchange notes. Certain consequences to "Non-U.S. holders" of exchange notes, which are beneficial owners of exchange notes who are not U.S. holders, are described under "-- Consequences to Non-U.S. holders" below.

     A "U.S. holder" means a person that is one of the following:

     - a citizen or resident of the U.S.;

     - a corporation or partnership created or organized in or under the laws of the U.S. or any political subdivision thereof;

     - an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

     - a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

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  PAYMENTS OF INTEREST

     Except as set forth below, interest on an exchange note will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for tax purposes.

  MARKET DISCOUNT

     If a U.S. holder purchased an old note for an amount that is less than its adjusted issue price, the amount of the difference is treated as "market discount" for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, a U.S. holder will be required to treat any payment, other than qualified stated interest, on, or any gain on the sale, exchange, retirement or other disposition of, an exchange note as ordinary income to the extent of the market discount that a U.S. holder has not previously included in income and is treated as having accrued on the exchange note at the time of its payment or disposition. In addition, a U.S. holder may be required to defer, until the maturity of the exchange note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the exchange note.

     Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the exchange note, unless a U.S. holder elects to accrue on a constant interest method. A U.S. holder may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. A U.S. holder's election to include market discount in income currently, one made, applies to all market discount obligations acquired by the U.S. holder on or after the first taxable year to which a U.S. holder's election applies and may not be revoked without the consent of the Internal Revenue Service. U.S. holders should consult their own tax advisors before making this election.

  AMORTIZABLE BOND PREMIUM

     If you purchased an old note at a price that exceeds the amount payable at the maturity of the old note (not taking into account any portion of the purchase price attributable to accrued but unpaid interest, if any), you will be considered to have purchased the old note at a "premium". You generally may elect to amortize the premium over the remaining term of the old note on a constant yield method as an offset to interest when includible in income under your regular accounting method. In the case of instruments that provide for alternative payment schedules, such as the old notes and the exchange notes, amortizable bond premium is calculated by assuming that (a) you will exercise or not exercise options in a manner that maximizes your yield, and (b) we will exercise or not exercise options in a manner that minimizes your yield (except that we will be assumed to exercise call options in a manner that maximizes your yield). If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of an exchange note. Your election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the IRS. You should consult your own tax advisor before making this election.

  DISPOSITION OF NOTES

     A U.S. holder's tax basis in an exchange note will, in general, be the U.S. holder's cost therefor, reduced by any amortized premium. Upon the sale, exchange, retirement or other disposition of an exchange note, a U.S. holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (not including an amount equal to any accrued interest which will be treated as a payment of interest for federal income tax purposes) and the adjusted tax basis of the exchange note. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

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  INFORMATION REPORTING AND BACKUP WITHHOLDING

     In general, information reporting requirements will apply to certain payments of principal, interest and premium paid on the exchange notes and to the proceeds of sale of an exchange note made to you (unless you are an exempt recipient such as a corporation). A backup withholding tax will apply to such payments if you fail to provide a taxpayer identification number, a certification of exempt status, or fail to report in full dividend and interest income.

CONSEQUENCES TO NON-U.S. HOLDERS

  U.S. FEDERAL WITHHOLDING TAX

     The 30% U.S. federal withholding tax will not apply to any payment of principal or interest on an exchange note provided that:

     - you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable U.S. Treasury regulations;

     - you are not a controlled foreign corporation that is related to us through stock ownership;

     - you are not a bank whose receipt of interest on the Notes is described in section 881(c)(3)(A) of the Code; and

     - either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a U.S. person or (b) you hold your exchange notes through certain foreign intermediaries and satisfy the certification requirements of applicable U.S. Treasury regulations.

     Special certification and other rules apply to certain non-U.S. holders that are entities rather than individuals.

     If you cannot satisfy the requirements described above, payments of interest made to you will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on an exchange note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the U.S. (as discussed below under "U.S. Federal Income Tax").

     The 30% U.S. federal withholding tax generally will not apply to any gain that you realize on the sale, exchange, retirement or other disposition of an exchange note.

  U.S. FEDERAL INCOME TAX

     If you are engaged in a trade or business in the U.S. and interest on the exchange notes is effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax on that interest on a net income basis (although exempt from the 30% withholding tax, provided certain certification and disclosure requirements discussed above in "U.S. Federal Withholding Tax" are complied with) in the same manner as if you were a U.S. person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by you of a trade or business in the U.S.

     Any gain realized on the disposition of an exchange note (other than gain representing accrued interest, which will be treated as such) generally will not be subject to U.S. federal income tax unless:

     - the gain is effectively connected with the conduct of a trade or business in the U.S. by you, or

     - you are an individual who is present in the U.S. for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

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  U.S. FEDERAL ESTATE TAX

     Your estate will not be subject to U.S. federal estate tax on exchange notes beneficially owned by you at the time of your death, provided that (1) you do not actively (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable U.S. Treasury regulations and (2) interest on that exchange note would not have been, if received at the time of your death, effectively connected with the conduct by you of a trade or business in the U.S.

  INFORMATION REPORTING AND BACKUP WITHHOLDING

     In general, you will not be subject to backup withholding and information reporting with respect to payments that we make to you provided that we do not have actual knowledge that you are a U.S. person, as defined under the Code, and we have received from you the statement described above in the last bullet point under "U.S. Federal Withholding Tax." In addition, you will not be subject to backup withholding or information reporting with respect to the proceeds of the sale of an exchange note within the U.S. or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge that you are a U.S. person, as defined under the Code, or you otherwise establish an exemption.

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                              PLAN OF DISTRIBUTION

     Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that exchange notes issued pursuant to the exchange offer in exchange for the old notes may be offered for resale, resold and otherwise transferred by holders thereof, other than any holder which is:

     - an "affiliate" of us within the meaning of Rule 405 under the Securities Act;

     - a broker-dealer who acquired exchange notes directly from us; or

     - broker-dealers who acquired exchange notes as a result of market-making or other trading activities,

without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such exchange notes are acquired in the ordinary course of such holders' business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such exchange notes. However, broker-dealers receiving exchange notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of such exchange notes. To date, the SEC has taken the position that these broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the exchange offer, other than a resale of an unsold allotment from the sale of the old notes to the initial purchasers, with the prospectus contained in the exchange offer registration statement. Pursuant to the exchange and registration rights agreement, we have agreed to permit these broker-dealers to use this prospectus in connection with the resale of such exchange notes. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, and any amendment or supplement to this prospectus, available to any broker-dealer that requests such documents in the letter(s) of transmittal.

     The objective of the exchange offer is to create a single series of debt securities having a total outstanding principal amount which is larger than that of either the 1999 notes or the 2002 notes as separate series, thus resulting in greater liquidity for the exchange notes. However, see "Risk Factors -- Because the total outstanding principal of the exchange notes will include the total outstanding principal amount of the 1999 notes and the 2002 notes, you will experience an immediate dilution of your percentage of ownership of the series of notes."

     Each holder of the old notes who wishes to exchange its old notes for exchange notes in the exchange offer will be required to make certain representations to us as set forth in "The Exchange Offer -- Procedures for Tendering."

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired as a result of
market-making activities or other trading activities. Until           , 2002,
all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter(s) of transmittal state that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter(s) of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the 2002 notes, other than commissions or concessions of any broker-dealers and will indemnify the holders of the 2002 notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters with respect to the exchange notes are being passed upon for us by Simpson Thacher & Bartlett, New York, New York.

                              INDEPENDENT AUDITORS

     The audited financial statements incorporated by reference in this prospectus and elsewhere in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") permits the Company's board of directors to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action (except settlements or judgments in derivative suits), suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the Company, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

     The Company's by-laws provide for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and the Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification.

     As permitted by Sections 102 and 145 of the DGCL the Company's certificate of incorporation eliminates a director's personal liability for monetary damages to the Company and its stockholders arising from a breach or alleged breach of a director's fiduciary duty except for liability under Section 174 of the DGCL, for liability for any breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction which the director derived an improper personal benefit.

     The directors and officers of the Company are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act which might be incurred by them in such capabilities and against which they cannot be indemnified by the Company.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a)  Exhibits

EXHIBIT
NUMBER                                   DESCRIPTION
-------                                  -----------
    *1      --   Purchase Agreement, dated as of February 12, 2002, among
                 American Media Operations, Inc., AM Auto World Weekly, Inc,
                 American Media Consumer Entertainment Inc., American Media
                 Consumer Magazine Group, Inc., American Media Distribution &
                 Marketing Group, Inc., American Media Property Group, Inc.,
                 American Media Mini Mags, Inc., American Media Newspaper
                 Group, Inc., Country Music Media Group, Inc., Distribution
                 Services, Inc., Globe Communications Corp., Globe Editorial,
                 Inc., Mira! Editorial, Inc., National Enquirer, Inc.,
                 National Examiner, Inc., NDSI, Inc., Star Editorial, Inc.,
                 J.P. Morgan Securities Inc. and Bear, Stearns & Co. Inc.
  ***2.1    --   Agreement and Plan of Merger, dated as of February 16, 1999, by and between EMP Acquisition Corp., a Delaware
                 corporation, and American Media, Inc., a Delaware
                 corporation.
  ***2.2    --   Certificate of Merger of EMP Acquisition Corp. with and into
                 American Media, Inc. (under Section 251 of the General
                 Corporation Law of the State of Delaware)
 ****2.3    --   Stock and Asset Purchase Agreement, dated as of November 1,
                 1999, among Mike Rosenbloom, Globe International Publishing,
                 Inc., Globe International, Inc., EMP Group LLC and American
                 Media Operations, Inc.
     3.1    --   Certificate of Incorporation of Enquirer/Star, Inc and
                 amendments thereto (incorporated by reference to American
                 Media Operations, Inc.'s Registration Statement on Form S-1,
                 Registration No. 33-46676, Part II, Item 16, Exhibit 3.5, as
                 filed on March 25, 1992).(1)

EXHIBIT
NUMBER                                   DESCRIPTION
-------                                  -----------
     3.2    --   Amended By-laws of Enquirer/Star, Inc. (incorporated by
                 reference to American Media Operation, Inc.'s Registration
                 Statement on Form S-1, Registration No. 33-46676, Part II,
                 Item 16, Exhibit 3.6, as filed on March 25, 1992).(1)
     3.3    --   Amendment of Certificate of Incorporation of Operations
                 dated November 7, 1994 changing its name to American Media
                 Operations, Inc. from Enquirer/Star, Inc. (incorporated by reference from Operation's Annual Report on Form 10-K for
                 the year ended March 27, 1995, filed as Exhibit 3.3, File
                 No. 1-11112).
    *3.4    --   Articles of Incorporation of AM Auto World Weekly, Inc.
    *3.5    --   Bylaws of AM Auto World Weekly, Inc.
    *3.6    --   Articles of Incorporation of American Media Consumer
                 Entertainment Inc.
    *3.7    --   Bylaws of American Media Consumer Entertainment Inc.
    *3.8    --   Articles of Incorporation of American Media Consumer
                 Magazine Group, Inc.
    *3.9    --   Bylaws of American Media Consumer Magazine Group, Inc.
    *3.10   --   Articles of Incorporation of American Media Distribution &
                 Marketing Group, Inc.
    *3.11   --   Bylaws of American Media Distribution & Marketing Group,
                 Inc.
    *3.12   --   Articles of Incorporation of American Media Property Group,
                 Inc.
    *3.13   --   Bylaws of American Media Property Group, Inc.
    *3.14   --   Articles of Incorporation of American Media Mini Mags, Inc.
    *3.15   --   Bylaws of American Media Mini Mags, Inc.
    *3.16   --   Articles of Incorporation of American Media Newspaper Group,
                 Inc.
    *3.17   --   Bylaws of American Media Newspaper Group, Inc.
  ***3.20   --   Articles of Incorporation of Country Music Media Group, Inc.
                 (formerly known as Country Weekly, Inc.)
  ***3.21   --   Bylaws of Country Music Media Group, Inc. (formerly known as
                 Country Weekly, Inc.)
  ***3.22   --   Articles of Incorporation of Distribution Services, Inc.
  ***3.23   --   Bylaws of Distribution Services, Inc.
    *3.24   --   Articles of Incorporation of Globe Communications Corp.
    *3.25   --   Bylaws of Globe Communications Corp.
    *3.26   --   Articles of Incorporation of Globe Editorial, Inc.
    *3.27   --   Bylaws of Globe Editorial, Inc.
    *3.28   --   Articles of Incorporation of Mira! Editorial, Inc.
    *3.29   --   Bylaws of Mira! Editorial, Inc.
  ***3.30   --   Articles of Incorporation of National Enquirer, Inc.
  ***3.31   --   Bylaws of National Enquirer, Inc.
    *3.32   --   Articles of Incorporation of National Examiner, Inc.
    *3.33   --   Bylaws of National Examiner, Inc.
  ***3.34   --   Articles of Incorporation of NDSI, Inc.
  ***3.35   --   Bylaws of NDSI, Inc.
  ***3.36   --   Articles of Incorporation of Star Editorial, Inc.
  ***3.37   --   Articles of Incorporation of Star Editorial, Inc.
  ***4.1    --   Indenture, dated as of May 7, 1999, among American Media
                 Operations, Inc., National Enquirer, Inc., Star Editorial,
                 Inc., SOM Publishing, Inc. Weekly World News, Inc., Country
                 Weekly, Inc., Distribution Services, Inc., Fairview
                 Printing, Inc., NDSI, Inc., Biocide, Inc., American Media
                 Marketing, Inc., Health Xtra, Inc., Retail Marketing Network
                 and Marketing Services, Inc., and The Chase Manhattan Bank,
                 a New York banking corporation, as Trustee.

EXHIBIT
NUMBER                                   DESCRIPTION
-------                                  -----------
    *4.2    --   Indenture, dated as of February 14, 2002, among American
                 Media Operations, Inc., AM Auto World Weekly, Inc, American
                 Media Consumer Entertainment Inc., American Media Consumer
                 Magazine Group, Inc., American Media Distribution &
                 Marketing Group, Inc., American Media Property Group, Inc.,
                 American Media Mini Mags, Inc., American Media Newspaper
                 Group, Inc., Country Music Media Group, Inc., Distribution
                 Services, Inc., Globe Communications Corp., Globe Editorial,
                 Inc., Mira! Editorial, Inc., National Enquirer, Inc.,
                 National Examiner, Inc., NDSI, Inc., Star Editorial, Inc.,
                 and JPMorgan Chase Bank (formerly known as The Chase
                 Manhattan Bank), as Trustee.
    *4.3    --   Exchange and Registration Rights Agreement, dated as of
                 February 14, 2002, among American Media Operations, Inc., AM
                 Auto World Weekly, Inc, American Media Consumer
                 Entertainment Inc., American Media Consumer Magazine Group,
                 Inc., American Media Distribution & Marketing Group, Inc.,
                 American Media Property Group, Inc., American Media Mini
                 Mags, Inc., American Media Newspaper Group, Inc., Country
                 Music Media Group, Inc., Distribution Services, Inc., Globe
                 Communications Corp., Globe Editorial, Inc., Mira!
                 Editorial, Inc., National Enquirer, Inc., National Examiner,
                 Inc., NDSI, Inc., Star Editorial, Inc., J.P. Morgan
                 Securities Inc. and Bear, Stearns & Co. Inc.
 ****4.4    --   Credit Agreement, dated as of May 7, 1999, among American
                 Media Inc., American Media Operations, Inc., the Lenders
                 party thereto, The Chase Manhattan Bank, as Administrative
                 Agent, and Chase Securities Inc., as Arranger.
    *4.5         Amendment, dated as of February 11, 2002 to the Credit
                 Agreement, dated as of May 7, 1999, among American Media
                 Inc., American Media Operations, Inc., the Lenders party
                 thereto, and JPMorgan Chase Bank (formerly known as The
                 Chase Manhattan Bank), as Administrative Agent.
  ***4.6    --   Pledge Agreement, dated as of May 7, 1999, among American
                 Media Operations, Inc., American Media, Inc., each
                 subsidiary of Media listed on Schedule I thereto and The
                 Chase Manhattan Bank, as Collateral Agent for the Secured
                 Parties (as defined in the Security Agreement).
  ***4.7    --   Security Agreement, dated as of May 7, 1999, among American
                 Media Operations, Inc., American Media, Inc., each
                 subsidiary of Media listed on Schedule I thereto and The
                 Chase Manhattan Bank, as collateral agent for the Secured
                 Parties (as defined herein).
    *5      --   Opinion of Simpson Thacher & Bartlett.
    10.1    --   Tax Sharing Agreement, dated as of March 31, 1992, among
                 Group and its subsidiaries. (incorporated by reference from
                 Media's Annual Report on Form 10-K for the year ended March
                 30, 1992, filed as Exhibit 10.15, File No. 1-10784).(1)
   #10.2    --   Management Agreement dated as of May 7, 1999, between
                 American Media, Inc., a Delaware Corporation and Evercore
                 Advisors, Inc., a Delaware limited liability company.
****10.3    --   David J. Pecker Employment Agreement, dated as of February
                 16, 1999.
   #10.4    --   Side Letter regarding David J. Pecker Employment Agreement to David Pecker from EMP Group L.L.C., dated as of April 13,
                 1999.
****10.5    --   Mike Rosenbloom Employment Agreement, dated as of November
                 1, 1999.
   *12      --   Computation of Ratio of Earnings to Fixed Charges.
   *21      --   Subsidiaries of American Media Operations, Inc.
   *23.1    --   Consent of Arthur Anderson LLP.
   *23.2    --   Consent of Simpson Thacher & Bartlett (included in Exhibit
                 5).
   *24      --   Powers of Attorney (included on pages II-5 through II-22).
   *25      --   Form T-1 Statement of Eligibility under the Trust Indenture
                 Act of 1939 of JPMorgan Chase Bank, as Trustee.

EXHIBIT
NUMBER                                   DESCRIPTION
-------                                  -----------
   *99.1    --   Form of Letter of Transmittal for 1999 notes.
   *99.2    --   Form of Letter of Transmittal for 2002 notes.
   *99.3    --   Form of Notice of Guaranteed Delivery for 1999 notes.
   *99.4    --   Form of Notice of Guaranteed Delivery for 2002 notes.

---------------

 (1) Enquirer/Star, Inc. is now named American Media Operations, Inc. ("Operations"); Enquirer/Star Group, Inc. ("Group") is now named American Media, Inc. ("Media").

   * Filed herewith.

  ** To be filed by amendment.

 *** Incorporated by reference to our Registration Statement on Form S-4 dated
     August 3, 2000.

**** Incorporated by reference to the March 27, 2000 Form 10-K of Media dated
     June 26, 2000.

   # Incorporated by reference to the March 29, 1999 Form 10-K of Media dated
     June 28, 1999.

ITEM 22.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of any such request, and to send the incorporated documents by first class mail or other equally prompt means, including information contained in documents filed after the effective date of this registration statement through the date of responding to such request.

          (2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

          (3) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim of indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding, is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON APRIL 23, 2002.

                                          AMERICAN MEDIA OPERATIONS, INC.

                                          By       /s/ DAVID J. PECKER
                                            ------------------------------------
                                            Name: David J. Pecker
                                            Title:  Chairman of the Board,
                                                President and Chief
                                                Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of American Media Operations, Inc. (the "Company") do hereby constitute and appoint David J. Pecker and John
A. Miley, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys or agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----
               /s/ DAVID J. PECKER                   Chairman of the Board, President,    April 23, 2002
 ------------------------------------------------       Chief Executive Officer and
                 David J. Pecker                       Director (Principal Executive
                                                                  Officer)


                /s/ JOHN A. MILEY                    Executive Vice President and Chief   April 23, 2002
 ------------------------------------------------       Financial Officer (Principal
                  John A. Miley                      Financial and Accounting Officer)


              /s/ AUSTIN M. BEUTNER                               Director                April 23, 2002
 ------------------------------------------------
                Austin M. Beutner


                 /s/ NEERAJ MITAL                                 Director                April 23, 2002
 ------------------------------------------------
                   Neeraj Mital


               /s/ SAUL D. GOODMAN                                Director                April 23, 2002
 ------------------------------------------------
                 Saul D. Goodman

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----


              /s/ ROBERT V. SEMINARA                              Director                April 23, 2002
 ------------------------------------------------
                Robert V. Seminara


                  /s/ SANDRA KOO                                  Director                April 23, 2002
 ------------------------------------------------
                    Sandra Koo


                                                                  Director                April 23, 2002
 ------------------------------------------------
                 Helene Belanger


                                                                  Director                April 23, 2002
 ------------------------------------------------
                Brian J. Richmand


                                                                  Director                April 23, 2002
 ------------------------------------------------
                J. William Grimes

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON APRIL 23, 2002.

                                          AM AUTO WORLD WEEKLY, INC.

                                          By       /s/ DAVID J. PECKER
                                            ------------------------------------
                                            Name: David J. Pecker
                                            Title:  Chairman of the Board,
                                                President and Chief
                                                Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of AM Auto World Weekly, Inc. (the "Company") do hereby constitute and appoint David J. Pecker and John A. Miley, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys or agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----
               /s/ DAVID J. PECKER                   Chairman of the Board, President,    April 23, 2002
 ------------------------------------------------       Chief Executive Officer and
                 David J. Pecker                                  Director


              /s/ AUSTIN M. BEUTNER                               Director                April 23, 2002
 ------------------------------------------------
                Austin M. Beutner


                 /s/ NEERAJ MITAL                                 Director                April 23, 2002
 ------------------------------------------------
                   Neeraj Mital


               /s/ SAUL D. GOODMAN                                Director                April 23, 2002
 ------------------------------------------------
                 Saul D. Goodman


              /s/ ROBERT V. SEMINARA                              Director                April 23, 2002
 ------------------------------------------------
                Robert V. Seminara

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON APRIL 23, 2002.

                                          AMERICAN MEDIA CONSUMER
                                          ENTERTAINMENT INC.

                                          By       /s/ DAVID J. PECKER
                                            ------------------------------------
                                            Name: David J. Pecker
                                            Title:  Chairman of the Board,
                                                President and Chief
                                                Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of American Media Consumer Entertainment Inc. (the "Company") do hereby constitute and appoint David J. Pecker and John A. Miley, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys or agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

                  SIGNATURE                                   TITLE                       DATE
                  ---------                                   -----                       ----



             /s/ DAVID J. PECKER                Chairman of the Board, President,    April 23, 2002
---------------------------------------------      Chief Executive Officer and
               David J. Pecker                               Director




            /s/ AUSTIN M. BEUTNER                            Director                April 23, 2002
---------------------------------------------
              Austin M. Beutner




              /s/ NEERAJ MITAL                               Director                April 23, 2002
---------------------------------------------
                Neeraj Mital




             /s/ SAUL D. GOODMAN                             Director                April 23, 2002
---------------------------------------------
               Saul D. Goodman




           /s/ ROBERT V. SEMINARA                            Director                April 23, 2002
---------------------------------------------
             Robert V. Seminara

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON APRIL 23, 2002.

                                          AMERICAN MEDIA CONSUMER MAGAZINE
                                          GROUP, INC.

                                          By       /s/ DAVID J. PECKER
                                            ------------------------------------
                                            Name: David J. Pecker
                                            Title:  Chairman of the Board,
                                                President and Chief
                                                Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of American Media Consumer Magazine Group, Inc. (the "Company") do hereby constitute and appoint David J. Pecker and John A. Miley, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys or agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

                  SIGNATURE                                   TITLE                       DATE
                  ---------                                   -----                       ----



                     Chairman of the Board, President,    April 23, 2002
             /s/ DAVID J. PECKER                   Chief Executive Officer and
---------------------------------------------                Director
               David J. Pecker




                                  Director                April 23, 2002
            /s/ AUSTIN M. BEUTNER
---------------------------------------------
              Austin M. Beutner




                                  Director                April 23, 2002
              /s/ NEERAJ MITAL
---------------------------------------------
                Neeraj Mital




                                  Director                April 23, 2002
             /s/ SAUL D. GOODMAN
---------------------------------------------
               Saul D. Goodman




                                  Director                April 23, 2002
           /s/ ROBERT V. SEMINARA
---------------------------------------------
             Robert V. Seminara

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON APRIL 23, 2002.

                                          AMERICAN MEDIA DISTRIBUTION &
                                          MARKETING GROUP, INC.

                                          By       /s/ DAVID J. PECKER
                                            ------------------------------------
                                            Name: David J. Pecker
                                            Title:  Chairman of the Board,
                                                President and Chief
                                                Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of American Media Distribution & Marketing Group, Inc. (the "Company") do hereby constitute and appoint David J. Pecker and John A. Miley, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys or agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

                SIGNATURE                                    TITLE                        DATE
                ---------                                    -----                        ----



           /s/ DAVID J. PECKER                 Chairman of the Board, President,     April 23, 2002
------------------------------------------   Chief Executive Officer and Director
             David J. Pecker




          /s/ AUSTIN M. BEUTNER                            Director                  April 23, 2002
------------------------------------------
            Austin M. Beutner




             /s/ NEERAJ MITAL                              Director                  April 23, 2002
------------------------------------------
               Neeraj Mital




           /s/ SAUL D. GOODMAN                             Director                  April 23, 2002
------------------------------------------
             Saul D. Goodman




          /s/ ROBERT V. SEMINARA                           Director                  April 23, 2002
------------------------------------------
            Robert V. Seminara

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON APRIL 23, 2002.

                                          AMERICAN MEDIA PROPERTY GROUP, INC.

                                          By       /s/ DAVID J. PECKER
                                            ------------------------------------
                                            Name: David J. Pecker
                                            Title:  Chairman of the Board,
                                                President and Chief
                                                Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of American Media Property Group, Inc. (the "Company") do hereby constitute and appoint David J. Pecker and John A. Miley, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys or agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

                SIGNATURE                                    TITLE                        DATE
                ---------                                    -----                        ----



           /s/ DAVID J. PECKER                 Chairman of the Board, President,     April 23, 2002
------------------------------------------   Chief Executive Officer and Director
             David J. Pecker




          /s/ AUSTIN M. BEUTNER                            Director                  April 23, 2002
------------------------------------------
            Austin M. Beutner




             /s/ NEERAJ MITAL                              Director                  April 23, 2002
------------------------------------------
               Neeraj Mital




           /s/ SAUL D. GOODMAN                             Director                  April 23, 2002
------------------------------------------
             Saul D. Goodman




          /s/ ROBERT V. SEMINARA                           Director                  April 23, 2002
------------------------------------------
            Robert V. Seminara

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON APRIL 23, 2002.

                                          AMERICAN MEDIA MINI MAGS, INC.

                                          By       /s/ DAVID J. PECKER
                                            ------------------------------------
                                            Name: David J. Pecker
                                            Title:  Chairman of the Board,
                                                President and Chief
                                                Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of American Media Mini Mags, Inc.. (the "Company") do hereby constitute and appoint David J. Pecker and John
A. Miley, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys or agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

               /s/ DAVID J. PECKER                   Chairman of the Board, President,    April 23, 2002
 ------------------------------------------------       Chief Executive Officer and
                 David J. Pecker                                  Director


              /s/ AUSTIN M. BEUTNER                               Director                April 23, 2002
 ------------------------------------------------
                Austin M. Beutner


                 /s/ NEERAJ MITAL                                 Director                April 23, 2002
 ------------------------------------------------
                   Neeraj Mital


               /s/ SAUL D. GOODMAN                                Director                April 23, 2002
 ------------------------------------------------
                 Saul D. Goodman


              /s/ ROBERT V. SEMINARA                              Director                April 23, 2002
 ------------------------------------------------
                Robert V. Seminara

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON APRIL 23, 2002.

                                          AMERICAN MEDIA NEWSPAPER GROUP, INC.

                                          By       /s/ DAVID J. PECKER
                                            ------------------------------------
                                            Name: David J. Pecker
                                            Title:  Chairman of the Board,
                                                President and Chief
                                                Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of American Media Newspaper Group, Inc. (the "Company") do hereby constitute and appoint David J. Pecker and John A. Miley, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys or agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

               /s/ DAVID J. PECKER                   Chairman of the Board, President,    April 23, 2002
 ------------------------------------------------       Chief Executive Officer and
                 David J. Pecker                                  Director


              /s/ AUSTIN M. BEUTNER                               Director                April 23, 2002
 ------------------------------------------------
                Austin M. Beutner


                 /s/ NEERAJ MITAL                                 Director                April 23, 2002
 ------------------------------------------------
                   Neeraj Mital


               /s/ SAUL D. GOODMAN                                Director                April 23, 2002
 ------------------------------------------------
                 Saul D. Goodman


              /s/ ROBERT V. SEMINARA                              Director                April 23, 2002
 ------------------------------------------------
                Robert V. Seminara

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON APRIL 23, 2002.

                                          COUNTRY MUSIC MEDIA GROUP, INC.

                                          By       /s/ DAVID J. PECKER
                                            ------------------------------------
                                            Name: David J. Pecker
                                            Title:  Chairman of the Board,
                                                President and Chief
                                                Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Country Music Media Group, Inc. (the "Company") do hereby constitute and appoint David J. Pecker and John
A. Miley, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys or agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----
               /s/ DAVID J. PECKER                       Chairman of the Board,           April 23, 2002
 ------------------------------------------------      President, Chief Executive
                 David J. Pecker                          Officer and Director


              /s/ AUSTIN M. BEUTNER                             Director                  April 23, 2002
 ------------------------------------------------
                Austin M. Beutner


                 /s/ NEERAJ MITAL                               Director                  April 23, 2002
 ------------------------------------------------
                   Neeraj Mital


               /s/ SAUL D. GOODMAN                              Director                  April 23, 2002
 ------------------------------------------------
                 Saul D. Goodman


              /s/ ROBERT V. SEMINARA                            Director                  April 23, 2002
 ------------------------------------------------
                Robert V. Seminara

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON APRIL 23, 2002.

                                          DISTRIBUTION SERVICES, INC.

                                          By       /s/ DAVID J. PECKER
                                            ------------------------------------
                                            Name: David J. Pecker
                                            Title:  Chairman of the Board,
                                                President and Chief
                                                Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Distribution Services, Inc.. (the "Company") do hereby constitute and appoint David J. Pecker and John A. Miley, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys or agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----
               /s/ DAVID J. PECKER                       Chairman of the Board,           April 23, 2002
 ------------------------------------------------      President, Chief Executive
                 David J. Pecker                          Officer and Director


              /s/ AUSTIN M. BEUTNER                             Director                  April 23, 2002
 ------------------------------------------------
                Austin M. Beutner


                 /s/ NEERAJ MITAL                               Director                  April 23, 2002
 ------------------------------------------------
                   Neeraj Mital


               /s/ SAUL D. GOODMAN                              Director                  April 23, 2002
 ------------------------------------------------
                 Saul D. Goodman


              /s/ ROBERT V. SEMINARA                            Director                  April 23, 2002
 ------------------------------------------------
                Robert V. Seminara

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON APRIL 23, 2002.

                                          GLOBE COMMUNICATIONS CORP.

                                          By       /s/ DAVID J. PECKER
                                            ------------------------------------
                                            Name: David J. Pecker
                                            Title:  Chairman of the Board,
                                                President and Chief
                                                Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Globe Communications Corp. (the "Company") do hereby constitute and appoint David J. Pecker and John A. Miley, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys or agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

                SIGNATURE                                    TITLE                          DATE
                ---------                                    -----                          ----
           /s/ DAVID J. PECKER                 Chairman of the Board, President,       April 23, 2002
------------------------------------------    Chief Executive Officer and Director
             David J. Pecker

          /s/ AUSTIN M. BEUTNER                             Director                   April 23, 2002
------------------------------------------
            Austin M. Beutner

             /s/ NEERAJ MITAL                               Director                   April 23, 2002
------------------------------------------
               Neeraj Mital

           /s/ SAUL D. GOODMAN                              Director                   April 23, 2002
------------------------------------------
             Saul D. Goodman

          /s/ ROBERT V. SEMINARA                            Director                   April 23, 2002
------------------------------------------
            Robert V. Seminara

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON APRIL 23, 2002.

                                          GLOBE EDITORIAL, INC.

                                          By       /s/ DAVID J. PECKER
                                            ------------------------------------
                                            Name: David J. Pecker
                                            Title:  Chairman of the Board,
                                                President and Chief
                                                Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Globe Editorial, Inc. (the "Company") do hereby constitute and appoint David J. Pecker and John A. Miley, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys or agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

                SIGNATURE                                    TITLE                          DATE
                ---------                                    -----                          ----
           /s/ DAVID J. PECKER              Chairman of the Board, President, Chief    April 23, 2002
------------------------------------------       Executive Officer and Director
             David J. Pecker

          /s/ AUSTIN M. BEUTNER                             Director                   April 23, 2002
------------------------------------------
            Austin M. Beutner

             /s/ NEERAJ MITAL                               Director                   April 23, 2002
------------------------------------------
               Neeraj Mital

           /s/ SAUL D. GOODMAN                              Director                   April 23, 2002
------------------------------------------
             Saul D. Goodman

          /s/ ROBERT V. SEMINARA                            Director                   April 23, 2002
------------------------------------------
            Robert V. Seminara

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON APRIL 23, 2002.

                                          MIRA! EDITORIAL, INC.

                                          By       /s/ DAVID J. PECKER
                                            ------------------------------------
                                            Name: David J. Pecker
                                            Title:  Chairman of the Board,
                                                President and Chief
                                                Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Mira! Editorial, Inc. (the "Company") do hereby constitute and appoint David J. Pecker and John A. Miley, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys or agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

               /s/ DAVID J. PECKER                   Chairman of the Board, President,    April 23, 2002
 ------------------------------------------------       Chief Executive Officer and
                 David J. Pecker                                  Director


              /s/ AUSTIN M. BEUTNER                               Director                April 23, 2002
 ------------------------------------------------
                Austin M. Beutner


                 /s/ NEERAJ MITAL                                 Director                April 23, 2002
 ------------------------------------------------
                   Neeraj Mital


               /s/ SAUL D. GOODMAN                                Director                April 23, 2002
 ------------------------------------------------
                 Saul D. Goodman


              /s/ ROBERT V. SEMINARA                              Director                April 23, 2002
 ------------------------------------------------
                Robert V. Seminara

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON APRIL 23, 2002.

                                          NATIONAL ENQUIRER, INC.

                                          By       /s/ DAVID J. PECKER
                                            ------------------------------------
                                            Name: David J. Pecker
                                            Title:  Chairman of the Board,
                                                President and Chief
                                                Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of National Enquirer, Inc. (the "Company") do hereby constitute and appoint David J. Pecker and John A. Miley, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys or agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

               /s/ DAVID J. PECKER                   Chairman of the Board, President,    April 23, 2002
 ------------------------------------------------       Chief Executive Officer and
                 David J. Pecker                                  Director


              /s/ AUSTIN M. BEUTNER                               Director                April 23, 2002
 ------------------------------------------------
                Austin M. Beutner


                 /s/ NEERAJ MITAL                                 Director                April 23, 2002
 ------------------------------------------------
                   Neeraj Mital


               /s/ SAUL D. GOODMAN                                Director                April 23, 2002
 ------------------------------------------------
                 Saul D. Goodman


              /s/ ROBERT V. SEMINARA                              Director                April 23, 2002
 ------------------------------------------------
                Robert V. Seminara

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON APRIL 23, 2002.

                                          NATIONAL EXAMINER, INC.

                                          By       /s/ DAVID J. PECKER
                                            ------------------------------------
                                            Name: David J. Pecker
                                            Title:  Chairman of the Board,
                                                President and Chief
                                                Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of National Examiner, Inc. (the "Company") do hereby constitute and appoint David J. Pecker and John A. Miley, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys or agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

                SIGNATURE                                    TITLE                        DATE
                ---------                                    -----                        ----

           /s/ DAVID J. PECKER                 Chairman of the Board, President,     April 23, 2002
------------------------------------------        Chief Executive Officer and
             David J. Pecker                               Director

          /s/ AUSTIN M. BEUTNER                            Director                  April 23, 2002
------------------------------------------
            Austin M. Beutner

             /s/ NEERAJ MITAL                              Director                  April 23, 2002
------------------------------------------
               Neeraj Mital

           /s/ SAUL D. GOODMAN                             Director                  April 23, 2002
------------------------------------------
             Saul D. Goodman

          /s/ ROBERT V. SEMINARA                           Director                  April 23, 2002
------------------------------------------
            Robert V. Seminara

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON APRIL 23, 2002.

                                          NDSI, INC.

                                          By       /s/ DAVID J. PECKER
                                            ------------------------------------
                                            Name: David J. Pecker
                                            Title:  Chairman of the Board,
                                                President and Chief
                                                Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of NDSI, Inc. (the "Company") do hereby constitute and appoint David J. Pecker and John A. Miley, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys or agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

                SIGNATURE                                    TITLE                        DATE
                ---------                                    -----                        ----

           /s/ DAVID J. PECKER                 Chairman of the Board, President,     April 23, 2002
------------------------------------------   Chief Executive Officer and Director
             David J. Pecker

          /s/ AUSTIN M. BEUTNER                            Director                  April 23, 2002
------------------------------------------
            Austin M. Beutner

             /s/ NEERAJ MITAL                              Director                  April 23, 2002
------------------------------------------
               Neeraj Mital

           /s/ SAUL D. GOODMAN                             Director                  April 23, 2002
------------------------------------------
             Saul D. Goodman

          /s/ ROBERT V. SEMINARA                           Director                  April 23, 2002
------------------------------------------
            Robert V. Seminara

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON APRIL 23, 2002.

                                          STAR EDITORIAL, INC.

                                          By       /s/ DAVID J. PECKER
                                            ------------------------------------
                                            Name: David J. Pecker
                                            Title:  Chairman of the Board,
                                                President and Chief
                                                Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Star Editorial, Inc. (the "Company") do hereby constitute and appoint David J. Pecker and John A. Miley, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys or agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

                SIGNATURE                                 TITLE                     DATE
                ---------                                 -----                     ----

           /s/ DAVID J. PECKER              Chairman of the Board, President,  April 23, 2002
------------------------------------------     Chief Executive Officer and
             David J. Pecker                            Director

          /s/ AUSTIN M. BEUTNER                         Director               April 23, 2002
------------------------------------------
            Austin M. Beutner

             /s/ NEERAJ MITAL                           Director               April 23, 2002
------------------------------------------
               Neeraj Mital

           /s/ SAUL D. GOODMAN                          Director               April 23, 2002
------------------------------------------
             Saul D. Goodman

          /s/ ROBERT V. SEMINARA                        Director               April 23, 2002
------------------------------------------
            Robert V. Seminara

EXHIBIT
NUMBER                                   DESCRIPTION
-------                                  -----------
    *1      --   Purchase Agreement, dated as of February 12, 2002, among
                 American Media Operations, Inc., AM Auto World Weekly, Inc,
                 American Media Consumer Entertainment Inc., American Media
                 Consumer Magazine Group, Inc., American Media Distribution &
                 Marketing Group, Inc., American Media Property Group, Inc.,
                 American Media Mini Mags, Inc., American Media Newspaper
                 Group, Inc., Country Music Media Group, Inc., Distribution
                 Services, Inc., Globe Communications Corp., Globe Editorial,
                 Inc., Mira! Editorial, Inc., National Enquirer, Inc.,
                 National Examiner, Inc., NDSI, Inc., Star Editorial, Inc.,
                 J.P. Morgan Securities Inc. and Bear, Stearns & Co. Inc.
  ***2.1    --   Agreement and Plan of Merger, dated as of February 16, 1999, by and between EMP Acquisition Corp., a Delaware
                 corporation, and American Media, Inc., a Delaware
                 corporation.
  ***2.2    --   Certificate of Merger of EMP Acquisition Corp. with and into
                 American Media, Inc. (under Section 251 of the General
                 Corporation Law of the State of Delaware)
 ****2.3    --   Stock and Asset Purchase Agreement, dated as of November 1,
                 1999, among Mike Rosenbloom, Globe International Publishing,
                 Inc., Globe International, Inc., EMP Group LLC and American
                 Media Operations, Inc.
     3.1    --   Certificate of Incorporation of Enquirer/Star, Inc and
                 amendments thereto (incorporated by reference to American
                 Media Operations, Inc.'s Registration Statement on Form S-1,
                 Registration No. 33-46676, Part II, Item 16, Exhibit 3.5, as
                 filed on March 25, 1992).(1)
     3.2    --   Amended By-laws of Enquirer/Star, Inc. (incorporated by
                 reference to American Media Operation, Inc.'s Registration
                 Statement on Form S-1, Registration No. 33-46676, Part II,
                 Item 16, Exhibit 3.6, as filed on March 25, 1992).(1)
     3.3    --   Amendment of Certificate of Incorporation of Operations
                 dated November 7, 1994 changing its name to American Media
                 Operations, Inc. from Enquirer/Star, Inc. (incorporated by reference from Operation's Annual Report on Form 10-K for
                 the year ended March 27, 1995, filed as Exhibit 3.3, File
                 No. 1-11112).
    *3.4    --   Articles of Incorporation of AM Auto World Weekly, Inc.
    *3.5    --   Bylaws of AM Auto World Weekly, Inc.
    *3.6    --   Articles of Incorporation of American Media Consumer
                 Entertainment Inc.
    *3.7    --   Bylaws of American Media Consumer Entertainment Inc.
    *3.8    --   Articles of Incorporation of American Media Consumer
                 Magazine Group, Inc.
    *3.9    --   Bylaws of American Media Consumer Magazine Group, Inc.
    *3.10   --   Articles of Incorporation of American Media Distribution &
                 Marketing Group, Inc.
    *3.11   --   Bylaws of American Media Distribution & Marketing Group,
                 Inc.
    *3.12   --   Articles of Incorporation of American Media Property Group,
                 Inc.
    *3.13   --   Bylaws of American Media Property Group, Inc.
    *3.14   --   Articles of Incorporation of American Media Mini Mags, Inc.
    *3.15   --   Bylaws of American Media Mini Mags, Inc.
    *3.16   --   Articles of Incorporation of American Media Newspaper Group,
                 Inc.
    *3.17   --   Bylaws of American Media Newspaper Group, Inc.
  ***3.20   --   Articles of Incorporation of Country Music Media Group, Inc.
                 (formerly known as Country Weekly, Inc.)
  ***3.21   --   Bylaws of Country Music Media Group, Inc. (formerly known as
                 Country Weekly, Inc.)
  ***3.22   --   Articles of Incorporation of Distribution Services, Inc.
  ***3.23   --   Bylaws of Distribution Services, Inc.
    *3.24   --   Articles of Incorporation of Globe Communications Corp.
    *3.25   --   Bylaws of Globe Communications Corp.
    *3.26   --   Articles of Incorporation of Globe Editorial, Inc.
    *3.27   --   Bylaws of Globe Editorial, Inc.
    *3.28   --   Articles of Incorporation of Mira! Editorial, Inc.

EXHIBIT
NUMBER                                   DESCRIPTION
-------                                  -----------
    *3.29   --   Bylaws of Mira! Editorial, Inc.
  ***3.30   --   Articles of Incorporation of National Enquirer, Inc.
  ***3.31   --   Bylaws of National Enquirer, Inc.
    *3.32   --   Articles of Incorporation of National Examiner, Inc.
    *3.33   --   Bylaws of National Examiner, Inc.
  ***3.34   --   Articles of Incorporation of NDSI, Inc.
  ***3.35   --   Bylaws of NDSI, Inc.
  ***3.36   --   Articles of Incorporation of Star Editorial, Inc.
  ***3.37   --   Articles of Incorporation of Star Editorial, Inc.
  ***4.1    --   Indenture, dated as of May 7, 1999, among American Media
                 Operations, Inc., National Enquirer, Inc., Star Editorial,
                 Inc., SOM Publishing, Inc. Weekly World News, Inc., Country
                 Weekly, Inc., Distribution Services, Inc., Fairview
                 Printing, Inc., NDSI, Inc., Biocide, Inc., American Media
                 Marketing, Inc., Health Xtra, Inc., Retail Marketing Network
                 and Marketing Services, Inc., and The Chase Manhattan Bank,
                 a New York banking corporation, as Trustee.
    *4.2    --   Indenture, dated as of February 14, 2002, among American
                 Media Operations, Inc., AM Auto World Weekly, Inc, American
                 Media Consumer Entertainment Inc., American Media Consumer
                 Magazine Group, Inc., American Media Distribution &
                 Marketing Group, Inc., American Media Property Group, Inc.,
                 American Media Mini Mags, Inc., American Media Newspaper
                 Group, Inc., Country Music Media Group, Inc., Distribution
                 Services, Inc., Globe Communications Corp., Globe Editorial,
                 Inc., Mira! Editorial, Inc., National Enquirer, Inc.,
                 National Examiner, Inc., NDSI, Inc., Star Editorial, Inc.,
                 and JPMorgan Chase Bank (formerly known as The Chase
                 Manhattan Bank), as Trustee.
    *4.3    --   Exchange and Registration Rights Agreement, dated as of
                 February 14, 2002, among American Media Operations, Inc., AM
                 Auto World Weekly, Inc, American Media Consumer
                 Entertainment Inc., American Media Consumer Magazine Group,
                 Inc., American Media Distribution & Marketing Group, Inc.,
                 American Media Property Group, Inc., American Media Mini
                 Mags, Inc., American Media Newspaper Group, Inc., Country
                 Music Media Group, Inc., Distribution Services, Inc., Globe
                 Communications Corp., Globe Editorial, Inc., Mira!
                 Editorial, Inc., National Enquirer, Inc., National Examiner,
                 Inc., NDSI, Inc., Star Editorial, Inc., J.P. Morgan
                 Securities Inc. and Bear, Stearns & Co. Inc.
 ****4.4    --   Credit Agreement, dated as of May 7, 1999, among American
                 Media Inc., American Media Operations, Inc., the Lenders
                 party thereto, The Chase Manhattan Bank, as Administrative
                 Agent, and Chase Securities Inc., as Arranger.
    *4.5    --   Amendment, dated as of February 11, 2002 to the Credit
                 Agreement, dated as of May 7, 1999, among American Media
                 Inc., American Media Operations, Inc., the Lenders party
                 thereto, and JPMorgan Chase Bank (formerly known as The
                 Chase Manhattan Bank), as Administrative Agent.
  ***4.6    --   Pledge Agreement, dated as of May 7, 1999, among American
                 Media Operations, Inc., American Media, Inc., each
                 subsidiary of Media listed on Schedule I thereto and The
                 Chase Manhattan Bank, as Collateral Agent for the Secured
                 Parties (as defined in the Security Agreement).
  ***4.7    --   Security Agreement, dated as of May 7, 1999, among American
                 Media Operations, Inc., American Media, Inc., each
                 subsidiary of Media listed on Schedule I thereto and The
                 Chase Manhattan Bank, as collateral agent for the Secured
                 Parties (as defined herein).
    *5      --   Opinion of Simpson Thacher & Bartlett.
    10.1    --   Tax Sharing Agreement, dated as of March 31, 1992, among
                 Group and its subsidiaries. (incorporated by reference from
                 Media's Annual Report on Form 10-K for the year ended March
                 30, 1992, filed as Exhibit 10.15, File No. 1-10784).(1)
   #10.2    --   Management Agreement dated as of May 7, 1999, between
                 American Media, Inc., a Delaware Corporation and Evercore
                 Advisors, Inc., a Delaware limited liability company.
****10.3    --   David J. Pecker Employment Agreement, dated as of February
                 16, 1999.

EXHIBIT
NUMBER                                   DESCRIPTION
-------                                  -----------
   #10.4    --   Side Letter regarding David J. Pecker Employment Agreement to David Pecker from EMP Group L.L.C., dated as of April 13,
                 1999.
****10.5    --   Mike Rosenbloom Employment Agreement, dated as of November
                 1, 1999.
   *12      --   Computation of Ratio of Earnings to Fixed Charges.
   *21      --   Subsidiaries of American Media Operations, Inc.
   *23.1    --   Consent of Arthur Anderson LLP.
   *23.2    --   Consent of Simpson Thacher & Bartlett (included in Exhibit
                 5).
   *24      --   Powers of Attorney (included on pages II-5 through II-22).
   *25      --   Form T-1 Statement of Eligibility under the Trust Indenture
                 Act of 1939 of JPMorgan Chase Bank, as Trustee.
   *99.1    --   Form of Letter of Transmittal for 1999 notes.
   *99.2    --   Form of Letter of Transmittal for 2002 notes.
   *99.3    --   Form of Notice of Guaranteed Delivery for 1999 notes.
   *99.4    --   Form of Notice of Guaranteed Delivery for 2002 notes.

---------------

 (1) Enquirer/Star, Inc. is now named American Media Operations, Inc. ("Operations"); Enquirer/Star Group, Inc. ("Group") is now named American Media, Inc. ("Media").

   * Filed herewith.

  ** To be filed by amendment.

 *** Incorporated by reference to our Registration Statement on Form S-4 dated
     August 3, 2000.

**** Incorporated by reference to the March 27, 2000 Form 10-K of Media dated
     June 26, 2000.

   # Incorporated by reference to the March 29, 1999 Form 10-K of Media dated
     June 28, 1999.